                                                                EXHIBIT 2.1
                                                                EXECUTION COPY



                            AGREEMENT AND PLAN OF MERGER


                                    BY AND BETWEEN
                             HILTON HOTELS CORPORATION,

                                   GAMING CO., INC.,


                            GAMING ACQUISITION CORPORATION,

                                    GCI LAKES, INC.

                                         AND

                                  GRAND CASINOS, INC.


                        -------------------------------------

                               DATED AS OF JUNE 30, 1998

                        -------------------------------------

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of June 30, 1998, is by and among HILTON HOTELS CORPORATION, a Delaware corporation ("HILTON"), GAMING CO., INC., a Delaware corporation and wholly-owned subsidiary of Hilton ("GAMING CO."), Gaming Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Gaming Co. ("MERGER SUB"), GRAND CASINOS, INC., a Minnesota corporation ("COMPANY"), and GCI LAKES, INC., a Minnesota corporation and wholly-owned subsidiary of Company ("LAKES").

    WHEREAS, subject to shareholder ratification and certain other conditions set forth herein, the Board of Directors of Hilton has approved the transactions described in the Hilton Distribution Agreement attached hereto as Exhibit A (the "HILTON DISTRIBUTION AGREEMENT"), pursuant to which (a) all of the operations, assets and liabilities of Hilton and its Subsidiaries comprising the Gaming Business (as defined in the Hilton Distribution Agreement) will be contributed to Gaming Co. and (b) all of the shares of Gaming Co. will be distributed on a pro rata basis to Hilton's stockholders (the "HILTON DISTRIBUTION");

    WHEREAS, following the Hilton Distribution, Hilton will retain the Hilton Retained Business, consisting principally of Hilton's existing lodging operations;

    WHEREAS, subject to shareholder ratification and certain other conditions set forth herein, the Board of Directors of Company has approved certain transactions, described in the Company Distribution Agreement attached hereto as Exhibit B (the "COMPANY DISTRIBUTION AGREEMENT") pursuant to which (a) all of the operations, assets and liabilities of Company and its Subsidiaries comprising the Non-Mississippi Business (as defined in the Company Distribution Agreement) will be contributed to Lakes and (b) all of the shares of Lakes will be distributed on a pro rata basis to Company's shareholders (the "COMPANY DISTRIBUTION," and together with the Hilton Distribution, the "DISTRIBUTIONS");

    WHEREAS, following the Company Distribution, Company will retain the Company Retained Business, consisting principally of Company's existing Mississippi gaming operations;

    WHEREAS, the respective Boards of Directors of Hilton and Company have determined that, following the Distributions, the merger of Merger Sub with and into Company (the "MERGER") with Company as the surviving corporation (the "SURVIVING CORPORATION") would be advantageous and beneficial to their respective corporations and stockholders, and that the consummation of the Merger would not be approved unless both Distributions occur prior to the Merger;

    WHEREAS, the consummation of the Distributions is a condition to each of Hilton's and Company's respective obligations to effect the Merger;

    WHEREAS, for federal income tax purposes, it is intended that (a) (i) the Hilton Distribution shall qualify as a tax-free distribution within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended (the "CODE") to Hilton and its stockholders and (ii) the Company Distribution shall qualify as a tax-free distribution within the meaning of Section 355 of the Code solely with respect to Company's shareholders and (b) the Merger shall qualify as a reorganization under Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization; and

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Hilton's willingness to enter into this Agreement, certain shareholders of Company have entered into the Shareholder Support Agreement, pursuant to which such shareholders have agreed, among other things, to vote all voting securities of Company beneficially owned by them in favor of approval and adoption of the Agreement and the Merger.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

    For purposes of this Agreement, the following terms shall have the meanings set forth or as referenced below:

    "ACQUISITION PROPOSAL" shall have the meaning set forth in Section 7.8(a).

    "AFFILIATE" shall have the meaning set forth in Section 7.13.

    "AFFILIATE AGREEMENT" shall have the meaning set forth in Section 7.13.

    "AGREEMENT" shall mean this Agreement and Plan of Merger dated June 30, 1998, including all Exhibits and Schedules hereto.

    "ANCILLARY AGREEMENTS" shall have the meaning set forth in Section 7.10(b).

    "APPLICABLE LAWS" shall mean, with respect to a Person, any and all statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority applicable to such Person and such Person's business, properties and assets.

    "ARTICLES OF INCORPORATION" shall mean the Second Amended and Restated Articles of Incorporation, as amended, of Company.

    "ARTICLES OF MERGER" shall have the meaning set forth in Section 2.2.

    "BANKRUPTCY AND EQUITY EXCEPTION" shall mean the effect of any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and of general equity principles.

    "CERTIFICATE OF INCORPORATION" shall mean the Restated Certificate of Incorporation, as amended, of Hilton.

    "CERTIFICATES" shall have the meaning set forth in Section 3.2(b).

    "CLOSING" shall have the meaning set forth in Section 2.3.

    "CLOSING DATE" shall have the meaning set forth in Section 2.3.

    "CODE" shall have the meaning set forth in the Recitals.

    "COMPANY" shall have the meaning set forth in the Preamble.

    "COMPANY ANCILLARY AGREEMENTS" shall have the meaning set forth in Section 7.10(b).

    "COMPANY BYLAWS" shall mean the Amended and Restated Bylaws of Company.

    "COMPANY CAPITAL PLAN" shall have the meaning set forth in Section 4.20.

    "COMPANY COMMON STOCK" shall have the meaning set forth in Section 3.1.

    "COMPANY CLOSING SCHEDULE" shall have the meaning set forth in Section 3.1(c)(i)(A)(1).

    "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Hilton on or before the date of this Agreement.

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    "COMPANY DISTRIBUTION" shall have the meaning set forth in the Recitals.

    "COMPANY DISTRIBUTION AGREEMENT" shall have the meaning set forth in the Recitals.

    "COMPANY NET EQUITY VALUE" shall have the meaning set forth in Section 3.1(c)(i)(A).

    "COMPANY NOTES" shall mean, collectively, the First Mortgage Notes and the Senior Notes.

    "COMPANY RETAINED BUSINESS" means the operations, assets and liabilities to be retained by Company and its Subsidiaries following the Company Distribution, as set forth in the Company Distribution Agreement.

    "COMPANY RETAINED BUSINESS BALANCE SHEET" shall have the meaning set forth in Section 4.19(a).

    "COMPANY RETAINED BUSINESS FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.19(a).

    "COMPANY RETAINED BUSINESS INCOME STATEMENT" shall have the meaning set forth in Section 4.19(a).

    "COMPANY SEC DOCUMENTS" shall have the meaning set forth in Section 4.7(a).

    "COMPANY SHAREHOLDER APPROVAL" shall have the meaning set forth in Section 4.4(a).

    "COMPANY SHAREHOLDERS MEETING" shall have the meaning set forth in Section 7.1(d).

    "COMPANY STOCK OPTIONS" shall have the meaning set forth in Section 4.3.

    "COMPANY STOCK PLANS" shall have the meaning set forth in Section 4.3.

    "COMPANY VALUATION FACTOR" shall have the meaning set forth in Section 3.1(c)(i)(A).

    "COMPANY'S 1997 10-K" shall mean Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997.

    "COMPANY'S 1998 PROXY" shall mean Company's Proxy Statement dated March 27, 1998.

    "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in Section 6.3.

    "CONTAMINATION" shall mean the introduction into the environment (including the land, surface water and ground water underlying or in proximity to any Real Property and the ambient air above or in the proximity of any Real Property) of any contaminant, pollutant or other toxic or hazardous substance or waste as those terms are defined in applicable Environmental Laws (whether or not upon the Real Property or other property used by Company or any of its Subsidiaries and whether or not such pollution, when it occurred, violated any Environmental
Law) as a result of any actual or threatened spill, discharge, leak, emission, escape, injection, dumping or release of any kind of any substance, in violation of any Environmental Law, or as a result of which Company or any of its Subsidiaries has or is reasonably likely to become liable to any Person or entity or by reason of which the Real Property or any other assets of Company or any of its Subsidiaries is reasonably likely to suffer or be subjected to any Encumbrance or claim.

    "DETERMINATION DATE" shall have the meaning set forth in Section 3.1(c)(i)(A)(1)(ii).

    "DISSENTING SHARES" shall have the meaning set forth in Section 3.2(k).

    "DISTRIBUTION AGREEMENTS" shall mean collectively, the Hilton Distribution Agreement and the Company Distribution Agreement.

    "DISTRIBUTIONS" shall have the meaning set forth in the Recitals.

    "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2.

    "EMPLOYEE BENEFIT PLANS" shall have the meaning set forth in Section
4.11(a).

    "EMPLOYEE STOCK PURCHASE PLAN" shall have the meaning set forth in Section 5.3(a).

    "ENCUMBRANCES" shall have the meaning set forth in Section 4.2.

    "ENVIRONMENTAL LAWS" shall mean any and all applicable federal, state, local or foreign statutes, ordinances, rules, regulations, Permits, judgments, orders, decrees, injunctions or other legally binding authorizations, relating to: (a) Releases (as defined in 42 U.S.C. Section 9601(22)) or threatened Releases of Hazardous Material into the environment; or (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of, or exposure to, a Hazardous Material.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA AFFILIATE" shall mean, with respect to a Person, any other Person that, together with such Person, as of the relevant measuring date under ERISA, is or was required to be treated as a single employer under Section 414 of the Code.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "EXCHANGE AGENT" shall have the meaning set forth in Section 3.2(a).

    "EXCHANGE FUND" shall have the meaning set forth in Section 3.2(a).

    "EXCHANGE RATIO" shall have the meaning set forth in Section 3.1(c).

    "EXTRAORDINARY ACQUISITION" shall have the meaning set forth in Section 6.2.

    "FAIRNESS OPINION" shall have the meaning set forth in Section 4.13.

    "FIRST MORTGAGE NOTES" shall mean Company's outstanding $450 million 10.125% First Mortgage Notes, due December 1, 2003 issued pursuant to the First Mortgage Notes Indenture.

    "FIRST MORTGAGE NOTES INDENTURE" shall mean that certain Indenture, dated as of November 30, 1995, as amended from time to time, by and among Company, the Guarantors (as defined in the First Mortgage Notes Indenture) and Firstar Bank of Minnesota, N.A., as trustee.

    "FOREIGN GAMING LAWS" shall mean the laws, rules and regulations promulgated by the applicable Governmental Authorities of Australia or Uruguay or any political subdivisions thereof relating to casino gaming.

    "FORM 10S" shall mean collectively, the Gaming Co. Form 10 and the Lakes Form 10.

    "FORM S-4" shall mean the Registration Statement on Form S-4 to be prepared and filed in connection with the issuance of Gaming Co. Common Stock in the Merger.

    "GAAP" shall have the meaning set forth in Section 4.7(a).

    "GAMING CO." shall have the meaning set forth in the Preamble.

    "GAMING CO. BUSINESS" means the operations, assets and liabilities of Gaming Co. as of the time of the Hilton Distribution, as set forth in the Hilton Distribution Agreement.

    "GAMING CO. BUSINESS BALANCE SHEET" shall have the meaning set forth in
Section 5.14.

    "GAMING CO. BUSINESS FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.14.

    "GAMING CO. BUSINESS INCOME STATEMENT" shall have the meaning set forth in
Section 5.14.

    "GAMING CO. CLOSING SCHEDULE" shall have the meaning set forth in Section 3.1(c)(i)(B)(1).

    "GAMING CO. COMMON STOCK" shall mean the shares of common stock, par value $.01 per share, of Gaming Co.

    "GAMING CO. FORM 10" shall have the meaning set forth in Section 5.4(c).

    "GAMING CO. PREFERRED STOCK" shall have the meaning set forth in Section 5.3(b).

    "GAMING CO. RIGHTS" shall mean the rights issued under the Gaming Co. Rights Agreement to purchase shares of Gaming Co. Common Stock.

    "GAMING CO. RIGHTS AGREEMENT" shall mean the shareholder rights plan to be entered into by Gaming Co. prior to the Hilton Distribution, the terms of which shall be substantially similar to the Hilton shareholder rights plan in effect at the Effective Time.

    "GAMING CO. VALUATION FACTOR" shall have the meaning set forth in Section 3.1(c)(i)(B).

    "GAMING COMMISSIONS" shall mean, with respect to Company or Hilton, as applicable, the Louisiana Gaming Control Board, the Minnesota Gambling Control Board, the Mississippi Gaming Commission, Missouri Gaming Commission, the National Indian Gaming Commission and any similar commission that regulates or enforces the Indian Gaming Laws, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, and the Ontario Gaming Commission, and any similar commission that regulates or enforces the Foreign Gaming Laws.

    "GAMING LAWS" shall mean, with respect to Company or Hilton, as applicable, Foreign Gaming Laws, Indian Gaming Laws, Louisiana Gaming Laws, Minnesota Gaming Laws, Mississippi Gaming Laws, Missouri Gaming Laws, Nevada Gaming Laws, the New Jersey Gaming Laws, and Ontario Gaming Laws.

    "GOVERNMENTAL AUTHORITY" shall mean any court, administrative agency or commission, Gaming Commission or other governmental authority or instrumentality.

    "HAZARDOUS MATERIAL" shall mean (i) hazardous substances (as defined in 42 U.S.C. Section 9601(14)), (ii) petroleum, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) asbestos and/or asbestos-containing material, (v) PCBs, or materials containing PCBs in excess of 50 ppm and (vi) any material regulated as a medical waste or infectious waste.

    "HILTON" shall have the meaning set forth in the Preamble.

    "HILTON ANCILLARY AGREEMENTS" shall have the meaning set forth in Section 7.10(a).

    "HILTON BYLAWS" shall mean the Bylaws, as amended, of Hilton.

    "HILTON COMMON STOCK" shall mean the shares of common stock, par value $2.50 per share, of Hilton.

    "HILTON CONVERTIBLE NOTES" shall have the meaning set forth in Section
5.3(a).

    "HILTON DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Hilton to Company on or before the date of this Agreement.

    "HILTON DISTRIBUTION" shall have the meaning set forth in the Recitals.

    "HILTON DISTRIBUTION AGREEMENT" shall have the meaning set forth in the Recitals.

    "HILTON PREFERRED STOCK" shall have the meaning set forth in Section 5.3(a).

    "HILTON RETAINED BUSINESS" means the operations, assets and liabilities to be retained by Hilton and its subsidiaries following the Hilton Distribution, as set forth in the Hilton Distribution Agreement.

    "HILTON RIGHTS AGREEMENT" shall mean the Rights Agreement, dated as of July 14, 1988 between Hilton and the First National Bank of Chicago, as rights agent, as amended from time to time.

    "HILTON SEC DOCUMENTS" shall have the meaning set forth in Section 5.7(a).

    "HILTON STOCK OPTIONS" shall have the meaning set forth in Section 5.3(a).

    "HILTON'S 1997 10-K" shall mean Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

    "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "IMPROVEMENTS" shall mean, with respect to any Real Property, all buildings, fixtures, improvements and facilities located on or attached to such Real Property or owned or leased by Company or any of its Subsidiaries and used in or at such Real Property, together with any and all loading docks, parking lots, garages and other facilities serving any such buildings and any landscaping and site improvements.

    "INCENTIVE POOL AGREEMENT" shall mean that certain Management and Consultant Incentive Compensation Pool Agreement, dated as of July 31, 1991, by and among Company, Lyle Berman, S.M. Taube & Co., Inc. and David Anderson, as amended.

    "INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.9(b).

    "INDEMNIFIED PERSONS" shall have the meaning set forth in Section 7.9(a).

    "INDENTURES" shall mean, collectively, the First Mortgage Notes Indenture and the Senior Notes Indenture.

    "INDIAN GAMING LAWS" shall mean (a) the Indian Gaming Regulatory Act of 1988 and the rules and regulations promulgated thereunder, (b) any state laws and regulations governing gaming operations and facilities on Indian land and (c) any tribal ordinances and regulations governing gaming on land within such tribe's jurisdiction.

    "INDIAN GAMING AND DEBT AGREEMENTS" shall mean the management agreements, loan agreements, leases, guaranty agreements, promissory notes and related collateral and other agreements of the Indian tribes, or of Company or any of its Subsidiaries, each as amended to date, relating to (a) Grand Casino Avoyelles, (b) Grand Casino Coushatta, (c) Grand Casino Hinckley and (d) any other Indian gaming operations, including, without limitation, (i) the guarantees of Company and Grand Casinos of Louisiana, Inc.--Tunica-Biloxi pursuant to that certain Guaranty Agreement, dated as of August 7, 1994 in favor of Pitney Bowes Credit Corporation guaranteeing the debt obligations of the Tunica-Biloxi Tribe of Louisiana, (ii) the guarantees of Company and Grand Casinos of Louisiana, Inc.--Coushatta pursuant to that certain Guaranty Agreement, dated as of January 31, 1995 in favor of PB Funding Corporation, guaranteeing the lease obligations of the Coushatta Tribe of Louisiana, (iii) to the extent such guarantees are in effect, the guarantees of Company and Grand Casinos of Louisiana, Inc.--Coushatta pursuant to that certain Guaranty Agreement, dated as of January 31, 1995 in favor of Sentry Corporation, guaranteeing the lease obligations of the Coushatta Tribe of Louisiana, (iv) the guarantees of Company and Grand Casinos of Louisiana, Inc. - Tunica-Biloxi pursuant to that certain Commercial Guaranty Agreement, dated as of April 7, 1997 in favor of Cottonport Bank, guaranteeing the loan obligations of the Tunica-Biloxi Tribe of Louisiana and (v) the guarantees of Company and Grand Casinos of Louisiana, Inc.--Coushatta pursuant to that certain Commercial Guaranty Agreement, dated as of May 1, 1997 in favor of Hibernia National Bank, guaranteeing the loan obligations of the Coushatta Tribe of Louisiana.

    "JOINT PROXY STATEMENT/PROSPECTUS" shall mean the joint proxy statement/prospectus to be mailed to shareholders of Company in connection with the Company Shareholder Approval.

    "LAKES" shall have the meaning set forth in the Preamble.

    "LAKES AGREEMENTS" shall mean the contracts, loan agreements, leases, guaranty agreements and related collateral and other agreements relating to the Lakes Business, under which Company and/or its Subsidiaries has guaranteed payments or has obligated itself in any way, including, without limitation, (a) the Shark Club Ground Lease and the assignment of lease and guaranty relating thereto, (b) the Lease, dated as of June 17, 1996, by and among Grand Casinos Nevada I, Inc., Cloobeck Enterprises, Brooks Family Trust and Nevada Brooks Cook and the assignment of lease and guaranty relating thereto, (c) the Indemnification Agreement, dated as of December 31, 1997, by and between Company and Lyle Berman relating to New Horizon's Kid Quest, Inc. and Innovative Gaming Corporation of America, (d) the Office Lease, dated as of February 1, 1996, by and between Company and Carlson Real Estate Company, (e) the Lease Agreement, dated as of September 29, 1993, by and between Company and the Estate of James Cambell, (f) the Lease Agreement, dated as of October 29, 1993, by and between Company and the Estate of James Campbell and (g) the Joint Contribution Agreement, dated as of March 16, 1998, by and among Company, Digital Biometrics, Inc. and Trak 21 Development, L.L.C., and the Membership Control Agreement of Trak 21 Development, L.L.C. relating thereto, but excluding the Indian Gaming and Debt Agreements.

    "LAKES BALANCE SHEET" shall have the meaning set forth in Section 4.19(b).

    "LAKES BUSINESS" means the operations, assets and liabilities of the Lakes Group as of the time of the Company Distribution, as set forth in the Company Distribution Agreement.

    "LAKES FORM 10" shall have the meaning set forth in Section 4.4(c).

    "LAKES GROUP" means Lakes and any Person in which Lakes will own, directly or indirectly, any interest as of the Company Distribution.

    "LOUISIANA GAMING LAWS" shall mean the Louisiana Riverboat Economic Development and Gaming Control Act and the rules and regulations promulgated thereunder.

    "LOUISIANA INDIAN MANAGEMENT CONTRACTS" shall mean the Amended and Restated Management & Construction Agreement by and between the Coushatta Tribe of Louisiana and Grand Casinos of Louisiana, Inc.--Coushatta, dated February 25, 1992 and the Amended and Restated Management & Construction Agreement by and between the Tunica-Biloxi Tribe of Louisiana and Grand Casino of Louisiana, Inc.--Tunica-Biloxi, dated November 1, 1992.

    "MATERIAL ADVERSE EFFECT" shall mean, with respect to a Person, any change, occurrence or effect that is or is reasonably likely to be materially adverse to the assets, business, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that with respect to (a) the Gaming Co. Business, a "Material Adverse Effect" shall mean a Material Adverse Effect with respect to Gaming Co. and its Subsidiaries, after giving effect to the Hilton Distribution and the other transactions contemplated by the Hilton Distribution Agreement and (b) with respect to the Company Retained Business, a "Material Adverse Effect" shall mean a Material Adverse Effect with respect to Company and its Subsidiaries, after giving effect to the Company Distribution and the other transactions contemplated by the Company Distribution Agreement, but taking into account any contingent liabilities of Company with respect to liabilities assumed by the Lakes Group.

    "MBCA" shall mean the Minnesota Business Corporation Act, as amended from time to time.

    "MERGER" shall have the meaning set forth in the Recitals.

    "MERGER SUB" shall have the meaning set forth in the Preamble.

    "MINNESOTA GAMING LAWS" shall mean the Minnesota Lawful Gambling and Gambling Devices Act and the rules and regulations promulgated thereunder.

    "MISSISSIPPI CASINOS" shall mean Company's existing casino properties located in Tunica, Mississippi, Gulfport, Mississippi, and Biloxi, Mississippi.

    "MISSISSIPPI GAMING LAWS" shall mean the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder.

    "MISSOURI GAMING LAWS" shall mean the Missouri Gaming Law and the rules and regulations promulgated thereunder.

    "MULTIEMPLOYER PLANS" shall mean employee benefit plans within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of ERISA.

    "NEVADA GAMING LAWS" shall mean the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County, Nevada Code and the rules and regulations promulgated thereunder, the City of Reno, Nevada Code and other applicable local regulations.

    "NEW JERSEY GAMING LAWS" shall mean the New Jersey Casino Control Act and the rules and regulations promulgated thereunder.

    "NON-COMPETITION AGREEMENT" shall mean the Non-Competition Agreement to be entered into by each of Lyle Berman, Thomas J. Brosig and Stanley M. Taube, substantially in the form attached hereto as Exhibit L.

    "NON-PLAN DIRECTOR OPTION AGREEMENTS" shall mean (a) the Option Agreement, dated as of April 12, 1994, by and between Company and Morris Goldfarb, (b) the Option Agreement, dated as of July 9, 1992, by and between Company and David L. Rogers, (c) the Option Agreement, dated as of July 9, 1992, by and between Company and Joel N. Waller and (d) the Option Agreement, dated as of July 9, 1992, by and between Company and Neil I. Sell, each as amended as of June 15, 1998.

    "ONTARIO GAMING LAWS" shall mean the Ontario Gaming Control Act, 1992 and the rules and regulations promulgated thereunder.

    "OTHER TRANSACTIONS" shall have the meaning set forth in Section 7.11.

    "OUTSIDE DATE" shall have the meaning set forth in Section 9.1(b).

    "PENSION PLANS" shall mean employee pension benefit plans within the meaning of Section 3(2) of ERISA.

    "PERMITS" shall mean any and all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all authorizations under Environmental Laws and Gaming Laws.

    "PERMITTED ENCUMBRANCES" shall mean the following title exceptions: (a) liens with respect to Taxes either not delinquent or being diligently contested in appropriate proceedings; (b) mechanics', materialmen's or similar statutory liens for amounts not yet due or being diligently contested in appropriate proceedings; (c) other exceptions with respect to title to Real Property (including easements of public record) that do not and would not materially interfere with the current and intended use of such Real Property; and (d) Encumbrances related to indebtedness which Encumbrances are disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement.

    "PERSON" shall mean any individual, corporation, limited liability entity, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

    "PLEDGE AND SECURITY AGREEMENT" shall have the meaning set forth in Section 7.9.

    "PRIVATE LETTER RULING" shall have the meaning set forth in Section
8.1(d)(i).

    "REAL PROPERTY" shall have the meaning set forth in Section 4.14(a).

    "REQUIRED CREDIT SUPPORT" shall have the meaning set forth in Section 7.9.

    "RESTRICTED ACTIVITIES" shall mean any of the following with respect to the Mississippi Casinos: (a) billboard advertising; (b) newspaper or other print media advertising; (c) television or radio advertising; or (d) other similar indirect marketing activities.

    "RESTRICTED PAYMENT" shall mean: (i) the declaration or payment of any dividend or any distribution on account of Lake's or any of its Subsidiaries' equity interests; or (ii) the purchase, redemption, defeasance or other acquisition or retirement for value of any equity interests of Lakes, without the written consent of Gaming Co. which consent can be given or withheld in Gaming Co.'s sole and absolute discretion.

    "REVOLVING CREDIT FACILITY" shall mean that certain $100 million Capital Lease Facility, dated as of September 29, 1997, entered into by Company, BA Leasing & Capital Corporation and the other parties listed therein.

    "RULE 145" shall have the meaning set forth in Section 7.13.

    "SEC" shall mean the Securities and Exchange Commission.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "SECURITY AGREEMENTS" shall have the meaning set forth in Section 7.9.

    "SENIOR NOTES" shall mean Company's outstanding $115 million Series B Senior Notes due 2004, issued pursuant to the Senior Notes Indenture.

    "SENIOR NOTES INDENTURE" shall mean that certain Series A and Series B 9% Senior Notes due 2004 Indenture, dated as of October 16, 1997, by and among Company, the Guarantors (as defined in the Senior Notes Indenture) and Firstar Bank of Minnesota N.A., as trustee.

    "SERVICE" shall mean the United States Internal Revenue Service.

    "SETTLEMENT AGREEMENT" shall have the meaning set forth in Section 4.10(h).

    "SHAREHOLDER SUPPORT AGREEMENT" shall mean the Shareholder Support Agreement, dated as of the date hereof, by and among Stanley M. Taube, S.M. Taube & Co., Inc., a Nevada corporation, Lyle Berman and Neil I. Sell, as trustee of the Amy Berman Irrevocable Trust dated August 9, 1989, Bradley Berman Irrevocable Trust dated August 9, 1989, Jessie Lynn Berman Irrevocable Trust dated August 9, 1989 and Julie Berman Irrevocable Trust dated August 9, 1989.

    "SHARK CLUB GROUND LEASE" shall mean that certain Ground Lease, dated as of July 1997, by and between Cloobeck Enterprises and MacGregor Income Properties West I, Inc.

    "STRATOSPHERE" shall mean Stratosphere Corporation and any of its Subsidiaries or Affiliates, including Stratosphere Gaming Corp., and any business or operations conducted by or related to such entities, including the Stratosphere Tower, Casino & Hotel and adjoining retail-entertainment center.

    "STRATOSPHERE CONTRACTS" shall mean any and all contracts, loan agreements, leases, guaranty agreements, notes, mortgages, indentures, obligations and other agreements relating to Stratosphere, including, without limitation, (a) the Standby Equity Commitment, dated as of March 9, 1995, by and between Company and Stratosphere, (b) the Limited Guaranty, dated as of March 28, 1997, by Company for the benefit of each of the beneficiaries listed therein, (c) the Indemnification Agreement, dated as of May 1, 1997, by and between Company and Thomas G. Bell, (d) the Indemnification Agreement, dated as of May 1, 1997, by and between Company and Andrew S. Blumen, (e) the Indemnification Agreement, dated as of May 1, 1997, by and between Company and Robert A. Maheu, (f) the Indemnification Agreement, dated as of May 1, 1997, by and between Company and David R. Wirshing and (g) the indemnification arrangement described in the Minutes of Company's Board of Directors, dated May 3, 1995, relating to the indemnification of Lyle Berman, Neil I. Seil and Stanley M. Taube in connection with their service on the Stratosphere Board of Directors.

    "STRATOSPHERE LITIGATION" shall mean any and all actions, suits, proceedings, claims, arbitrations or investigations relating to Stratosphere, including the Stratosphere shareholders litigation in the U.S. District Court for the District of Nevada (In re Stratosphere Corporation Securities Litigation--Master File No. CV-5-96-00708PMP), Grand Casinos, Inc. shareholders litigation in the U.S. District Court for the District of Minnesota (In Re:
Grand Casinos, Inc. Securities Litigation--Master Filed No. 4-96-890), the Stratosphere shareholders litigation in the Nevada State Court (Victor M. Opitz, et. al. v. Robert E. Stupak, et. al.--Case No. A363019), the Cohen litigation in the U.S. District Court for the District of Nevada (Henry Cohen, et al. v. Stratosphere Corporation, et. al.--Case No. A349985), the Stratosphere vacation club litigation in the District Court in Clark County, Nevada (Richard Duncan, et al. v. Bob and Jane Doe Stupak, et al.--Case No. A370127), the Standby Equity Commitment litigation in the U.S. District Court for the District of Nevada (IBJ Schroeder Bank & Trust Company, Inc. v. Grand Casinos, Inc.--File No. CV-S-97-01252-DWH), the Stratosphere Noteholder Committee bankruptcy court action in the U.S. Bankruptcy Court for the District of Nevada, Stratosphere Plan of Reorganization in the U.S. Bankruptcy Court for the District of Nevada, the Las Vegas Downtown Redevelopment Agency litigations in the Nevada Supreme Court (City of Las Vegas Downtown Redevelopment Agency v. Crockett, et al. and City of Las Vegas Downtown Redevelopment Agency v. Mouldo, et. al.), a derivative litigation in Hennepin County, Minnesota District Court (Lloyd Drilling, et al. v. Lyle Berman, et al.-- Court File No. MC97-002807), and a Stratosphere action for Recovery of Preferential Transfers Pursuant to Sections 547 and 550 of the Bankruptcy Court filed with the Bankruptcy Court against Company, and including any actions, suits, proceedings, claims, arbitrations or investigations relating to the Litigation LLC described in Stratosphere Corporation's Restated Second Amended Plan of Reorganization dated February 26, 1998.

    "SUBSIDIARY" shall mean, with respect to any Person, (a) each corporation, partnership, joint venture, limited liability company or other legal entity of which such Person owns, either directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity and (b) each partnership or limited liability company in which such Person or another Subsidiary of such Person is the general partner, managing partner or other otherwise controls; PROVIDED that with respect to Hilton, "Subsidiary" shall mean only those Subsidiaries that, in addition to satisfying clauses (a) and (b) above, comprise part of the Gaming Co. Business.

    "SUBSIDIARIES NOTE PLEDGE" shall mean the pledge of the outstanding capital stock of certain Subsidiaries of Company which will become part of the Lakes Group as a result the Company Distribution, pursuant to that certain Company Security and Pledge Agreement, dated as of November 30, 1995, relating to the First Mortgage Notes.

    "SURVIVING CORPORATION" shall have the meaning set forth in the Recitals.

    "TAX" or "TAXES" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and shall include any transferee liability in respect of Taxes and any liability in respect of Taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement.

    "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    "TOTAL DEBT OF COMPANY" shall have the meaning set forth in Section 3.1(c)(i)(A)(1).

    "TOTAL DEBT OF GAMING CO." shall have the meaning set forth in Section 3.1(c)(i)(B)(1).

    "TOTAL NUMBER OF COMPANY SHARES OUTSTANDING" shall have the meaning set forth in Section 3.1(c)(i)(A)(4).

    "TOTAL NUMBER OF GAMING CO. SHARES OUTSTANDING" shall have the meaning set forth in Section 3.1(c)(i)(B)(4).

    "TRANSACTION COSTS" shall mean any and all costs and expenses which are incurred (or which are reasonably expected to be incurred) by the parties hereto in connection with the consummation of the transactions contemplated by this Agreement and the Distribution Agreements.

    "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Distribution Agreements, the Ancillary Agreements, the Shareholder Support Agreement, the Trust Agreement and the Pledge and Security Agreement.

    "TRANSFERRED ASSETS" shall have the meaning set forth in Section 7.9(d).

    "TRUST AGREEMENT" shall have the meaning set forth in Section 7.9.

    "UNRESTRICTED CASH" shall mean, with respect to any Person, as of any date of determination, the total amount of cash and cash equivalents of such Person as of such date of determination, less the Working Capital Cash of such Person as of such date of determination.

    "WORKING CAPITAL CASH" shall mean, as of any date of determination, with respect to Company and its Subsidiaries, $15 million and, with respect to Gaming Co. and its Subsidiaries, the total amount of Gaming Field Cash (as defined in the Hilton Distribution Agreement) as of such date of determination.

                                  ARTICLE II.
                                   THE MERGER

    Section 2.1. THE MERGER. Upon the terms and subject to the provisions of this Agreement, and in accordance with the MBCA, Merger Sub will merge with and into Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the Surviving Corporation and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the MBCA.

    Section 2.2. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, articles of merger in such form as is required by the relevant provisions of the MBCA (the "ARTICLES OF MERGER") shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Minnesota for filing, as provided in the MBCA, as early as practicable on the Closing Date. The Merger shall become effective immediately after the Distributions and upon the filing of the Articles of Merger with the Secretary of State of the State of Minnesota or at such time thereafter as provided in the Articles of Merger (the " EFFECTIVE TIME").

    Section 2.3. CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m., California time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or, if permissible, waiver of the conditions set forth in Section 8.1 (the "CLOSING DATE"), at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, unless another date, place or time is agreed to in writing by the parties hereto.

    Section 2.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of Merger Sub and Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Company shall become the debts, liabilities and duties of the Surviving Corporation.

    Section 2.5. ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. At the Effective Time, the Articles of Incorporation and Company Bylaws, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws, respectively, of the Surviving Corporation, in each case until duly amended in accordance with Applicable Law.

    Section 2.6. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

    Section 2.7. DIRECTORS OF GAMING CO. At the Effective Time, Gaming Co. shall take all action necessary to increase the size of its Board of Directors by one member and to elect Lyle Berman as a director of Gaming Co. and in the event of his incapacity to so serve, another person selected by the Board of Directors of Company (as constituted prior to the Effective Time); provided that such other Person is not an employee of the Surviving Corporation and is reasonably acceptable to Gaming Co.

                                  ARTICLE III.
                            CONVERSION OF SECURITIES

    Section 3.1. CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or the holders of any shares of Common Stock, par value $.01 per share, of Company (the "COMPANY COMMON STOCK"):

    (a) CAPITAL STOCK OF MERGER SUB. Each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of the same class of capital stock of the Surviving Corporation.

    (b) CANCELLATION OF TREASURY STOCK AND GAMING CO. OWNED STOCK. All shares of Company Common Stock that are owned by Company or any wholly-owned Subsidiary of Company (but not any Employee Benefit Plans of Company or any of its Subsidiaries) and any shares of Company Common Stock owned by Gaming Co. or any wholly-owned Subsidiary of Gaming Co. shall be canceled and retired and shall cease to exist and no stock of Company or any other consideration shall be delivered in exchange therefor.

    (c)  CONVERSION OF COMPANY STOCK.

    (i) Subject to Section 3.2(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 3.1(b) and Dissenting Shares (as defined in Section 3.2(k)) shall be converted into the right to receive the number of shares of Gaming Co. Common Stock equal to the Company Valuation Factor divided by the Gaming Co. Valuation Factor, rounded to the fourth decimal (the "EXCHANGE RATIO").

        (A) For purposes of the foregoing, the "COMPANY VALUATION FACTOR" shall be equal to (1) $1,200,000,000 MINUS the dollar amount of the Total Debt of Company (the resulting difference being referred to as the "COMPANY NET EQUITY VALUE"), DIVIDED BY (2) the Total Number of Company Shares Outstanding; PROVIDED, HOWEVER, that if the Company Net Equity Value is less than $617,600,000 but more than $585,100,000, then it shall be deemed to be equal to $617,600,000; and provided, further, however, that if the Company Net Equity Value is less than $585,100,000, then Hilton shall be entitled to terminate this Agreement pursuant to Section 9.1(i).

           (1) For purposes of the foregoing, the "TOTAL DEBT OF COMPANY" shall be (x) determined as of the earlier of (i) the Closing Date and (ii) December 31, 1998 (the earlier of such dates, the "DETERMINATION DATE") and (y) equal to the total indebtedness for borrowed money (both long-term and current maturities) of Company and its Subsidiaries as of the Determination Date, plus the increase (if any) between (A) total current liabilities (excluding (i) maturities of long-term indebtedness, (ii) payables relating to unfunded expenditures under the Company Capital Plan, (iii) amounts accrued for performance bonuses (but including amounts accrued for retention and relocation bonuses) and (iv) liabilities that constitute Transaction Costs) of Company and its Subsidiaries as of the Determination Date and (B) the total current liabilities (excluding (i) maturities of long-term indebtedness, (ii) payables relating to unfunded expenditures under the Company Capital Plan, (iii) amounts accrued for performance bonuses (but including amounts accrued for retention and relocation bonuses) and (iv) liabilities that constitute Transaction Costs) of Company and its Subsidiaries on a pro forma basis at December 28, 1997, plus the total amount of 1998 capital expenditures under the Company Capital Plan that remain unfunded as of the Determination Date (excluding up to $25 million in Lady Luck-Biloxi acquisition and improvement costs and any additional capital expenditures approved in writing by Hilton pursuant to Section 6.1), plus that percentage of the total Transaction Costs that is equal to Company's shareholders' pro forma ownership of Gaming Co. determined pursuant to the foregoing formula as of the Determination Date but without giving effect to the aggregate Transaction Costs, less (i) the total amount of Unrestricted Cash of Company and its Subsidiaries as of the Determination Date, (ii) $8 million and (iii) so long as Company has not consummated any sale, transfer or other disposition involving its Gulfport headquarters prior to the Determination Date, an amount equal to the sum of (X) the 1998 increase in book value of Company's Gulfport headquarters plus (Y) the dollar value of any depreciation expense accrued by Company in connection therewith from and after December 27, 1997 and through the Determination Date. The elements of the Total Debt of Company and its Subsidiaries shall be as set on a

       "COMPANY CLOSING SCHEDULE" to be prepared and finally determined as set forth in clause (2) below.

           (2) No later than the 10th business day before the day that Company and Hilton reasonably estimate to be the Closing Date, Company shall deliver the Company Closing Schedule to Hilton, together with all supporting documentation reasonably necessary to Hilton's review and verification of the Company Closing Schedule. The Company Closing Schedule shall set forth all of the elements of the Total Debt of Company, as set forth in clause (1) above. In the event the Determination Date is prior to December 31, 1998, the elements of the Total Debt of Company set forth on the Company Closing Schedule shall reflect Company's best estimates of the applicable amounts as of the Closing Date, based on actual amounts as of the most recent month-end for which a Company balance sheet is available (but in no event shall such balance sheet be as of a date more than 60 days prior to the Closing Date), rolled forward to the Closing Date based on reasonable assumptions and methodologies; and the details of such assumptions and roll-forward methodologies shall be clearly stated in the supporting materials delivered to Hilton. In the event that the Determination Date is December 31, 1998, then the Company Closing Schedule shall to the greatest extent possible reflect the actual amounts as of such date and shall utilize estimates only to the extent necessary under the circumstances. In each case, the elements of the Total Debt of Company shall be (i) set forth in accordance with generally accepted accounting principles, applied on a basis consistent with that used by Company in preparing the Company Retained Business Balance Sheet and (ii) pro forma for the Company Distribution (I.E., shall reflect the elements of the Total Debt of Company as if the Company Distribution had already occurred). The Company Closing Schedule shall be accompanied by a certification of Company's chief financial officer that the Company Closing Schedule has been prepared in accordance with the requirements of this Section 3.1(c)(i)(A)(2). Unless Hilton, within five business days after receipt of such schedule, notifies Company that it objects to any elements of the Company Closing Schedule, specifying the basis for any such objection, the amounts set forth on such schedule shall be binding upon the parties hereto for purposes of calculating the Exchange Ratio. If Hilton does make an objection in the manner specified above, then Company and Hilton shall use all reasonable efforts to resolve such objection as promptly as possible. If Company and Hilton are unable to resolve such objections within two business days after such notification has been given by Hilton, the controversy shall be referred to the Manhattan, New York office of Arthur Andersen LLP (or another nationally recognized accounting firm reasonably acceptable to the parties hereto) for a final determination thereof, which determination shall be made as promptly as practicable. Such determination shall be binding upon the parties hereto for purposes of calculating the Exchange Ratio, absent manifest error.

           (3) Upon delivery of the Company Closing Schedule, Company shall provide to Hilton and its representatives such access to records, workpapers and other documents, and to the personnel involved in preparation of the Company Closing Schedule, as Hilton shall reasonably request for purposes of reviewing and verifying the Company Closing Schedule.

           (4) For purposes of the foregoing, the "TOTAL NUMBER OF COMPANY SHARES OUTSTANDING" is equal to 42,293,145, plus any additional shares of Company Common Stock issued in accordance with the terms of Section 6.1 after the date hereof and prior to the Effective Time (excluding any such issuances relating to exercises or conversions of Company Stock Options (as defined in Section 4.3)).

        (B) Subject to the last paragraph of Section 6.2, for purposes of the foregoing, the "GAMING CO. VALUATION FACTOR" shall be equal to (1) $6,024,600,000 MINUS the dollar amount of the Total Debt of Gaming Co., DIVIDED BY (2) the Total Number of Gaming Co. Shares Outstanding.

           (1) For purposes of the foregoing, the "TOTAL DEBT OF GAMING CO." shall be (x) determined as of the Determination Date and (y) equal to the total indebtedness for borrowed money (both long-term and current maturities) of Gaming Co. and its Subsidiaries as of the Determination Date, plus the increase (if any) between (A) total current liabilities (excluding (i) maturities of long-term indebtedness, (ii) payables relating to unfunded expenditures relating to Gaming Co.'s Paris Casino-Resort, (iii) amounts accrued for performance bonuses (but including amounts accrued for retention and relocation bonuses) and (iv) liabilities that constitute Transaction Costs) of Gaming Co. and its Subsidiaries as of the Determination Date and (B) the total current liabilities (excluding (i) maturities of long-term indebtedness, (ii) payables relating to unfunded expenditures relating to Gaming Co.'s Paris Casino-Resort, (iii) amounts accrued for performance bonuses (but including amounts accrued for retention and relocation bonuses) and (iv) liabilities that constitute Transaction Costs) of Gaming Co. and its Subsidiaries on a pro forma basis at December 31, 1997, plus the total amount of capital expenditures that remain unfunded with respect to Gaming Co.'s Paris Casino-Resort as of the Determination Date (excluding any additional capital expenditures approved in writing by Company), plus that percentage of the total Transaction Costs that is equal to 100% minus that percentage that is equal to Company's shareholders' pro forma ownership of Gaming Co. determined pursuant to the foregoing formula as of the Determination Date but without giving effect to the aggregate Transaction Costs, less the total amount of Unrestricted Cash of Gaming Co. and its Subsidiaries as of the Determination Date. The elements of the Total Debt of Gaming Co. and its Subsidiaries shall be as set on a "GAMING CO. CLOSING SCHEDULE" to be prepared and finally determined as set forth in clause (2) below.

           (2) No later than the 10th business day before the day that Company and Hilton reasonably estimate to be the Closing Date, Hilton shall deliver the Gaming Co. Closing Schedule to Company, together with all supporting documentation reasonably necessary to Company's review and verification of the Gaming Co. Closing Schedule. The Gaming Co. Closing Schedule shall set forth all of the elements of the Total Debt of Gaming Co., as set forth in clause (1) above. In the event the Determination Date is prior to December 31, 1998, the elements of the Total Debt of Gaming Co. set forth on the Gaming Co. Closing Schedule shall reflect Gaming Co.'s best estimates of the applicable amounts as of the Closing Date, based on actual amounts as of the most recent month-end for which a Gaming Co. balance sheet is available (but in no event shall such balance sheet be as of a date more than 60 days prior to the Closing Date), rolled forward to the Closing Date based on reasonable assumptions and methodologies; and the details of such assumptions and roll-forward methodologies shall be clearly stated in the supporting materials delivered to Company. In the event that the Determination Date is December 31, 1998, then the Gaming Co. Closing Schedule shall to the greatest extent possible reflect the actual amounts as of such date and shall utilize estimates only to the extent necessary under the circumstances. In each case, the elements of the Total Debt of Gaming Co. shall be (i) set forth in accordance with generally accepted accounting principles, applied on a basis consistent with those used by Hilton in preparing the Gaming Co. Business Balance Sheet and (ii) pro forma for the Hilton Distribution (I.E., shall reflect the elements of the Total Debt of Gaming Co. as if the Hilton Distribution had already occurred). The Gaming Co. Closing Schedule shall be accompanied by a certification of Gaming Co.'s chief financial officer that the Gaming Co. Closing Schedule has been prepared in accordance with the requirements of this
       Section 3.1(c)(i)(B)(2). Unless Company, within five business days after receipt of such schedule, notifies Hilton that it objects to any elements of the Gaming Co. Closing Schedule, specifying the basis for any such objection, the amounts set forth on such schedule shall be binding upon the parties hereto for purposes of calculating the Exchange Ratio. If Company does make an objection in the manner specified above, then Hilton and Company shall use all reasonable efforts to resolve such objection as promptly as possible. If Hilton and Company are unable to resolve such objections within two business days after such notification has been given by Company, the controversy shall be referred to the Manhattan, New York office of Arthur Andersen LLP (or another nationally recognized accounting firm reasonably acceptable to the parties hereto) for a final determination thereof, which determination shall be made as promptly as practicable. Such determination shall be binding upon the parties hereto for purposes of calculating the Exchange Ratio, absent manifest error.

           (3) Upon delivery of the Gaming Co. Closing Schedule, Hilton shall provide to Company and its representatives such access to records, workpapers and other documents, and to the personnel involved in preparation of the Gaming Co. Closing Schedule, as Company shall reasonably request for purposes of reviewing and verifying the Gaming Co. Closing Schedule.

           (4) For purposes of the foregoing, the "TOTAL NUMBER OF GAMING CO. SHARES OUTSTANDING" is equal to 260,450,202, plus any additional shares of Gaming Co. Common Stock issued in accordance with the terms of Section
       6.2 after the date hereof and prior to the Effective Time (excluding any such issuances relating to exercises or conversions of Hilton Preferred Stock or Hilton Stock Options (as defined in Section 5.3) or Gaming Co. options in substitution thereof, and excluding any such issuances pursuant to the Employee Stock Purchase Plan.

    (ii) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Gaming Co. Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or in the event that Gaming Co. shares are distributed to Hilton Stockholders in the Hilton Distribution on less than a 1 for 1 basis (a "non-equal distribution"), the Exchange Ratio correspondingly shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or non-equal distribution.

   (iii) All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Gaming Co. Common Stock and any cash in lieu of fractional shares of Gaming Co. Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 3.2, and any dividends or other distributions to which such holder is entitled pursuant to
Section 3.2(c), in each case without interest.

    (iv) Pursuant to the Gaming Co. Rights Agreement, one Gaming Co. Right will be attached to each share of Gaming Co. Common Stock issued upon conversion of Company Common Stock in accordance with this Section 3.1(c) and all references in this Agreement to Gaming Co. Common Stock shall be deemed to include the Gaming Co. Rights.

    Section 3.2. EXCHANGE OF CERTIFICATES. The procedures for exchanging shares of Company Common Stock for Gaming Co. Common Stock pursuant to the Merger are as follows:

    (a) EXCHANGE AGENT. As of the Effective Time, Gaming Co. shall deposit with a bank or trust company designated by it and reasonably acceptable to Company (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for exchange in accordance with this Section 3.2, through the Exchange Agent, certificates representing the shares of Gaming Co. Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock (such shares of Gaming Co. Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND").

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES"), which shares were converted pursuant to Section 3.1 into the right to receive shares of Gaming Co. Common Stock, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Gaming Co. and Company may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Gaming Co. Common Stock (plus cash in lieu of fractional shares, if any, of Gaming Co. Common Stock as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Gaming Co. and reasonably acceptable to Company, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Gaming Co. Common Stock which such holder has the right to receive pursuant to the provisions of this Article III, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Company Common Stock prior to the Effective Time which is not registered in the transfer records of Company, a certificate representing the proper number of shares of Gaming Co. Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. After the Effective Time, each outstanding Certificate which theretofore represented shares of Company Common Stock shall represent only the right to receive shares of Gaming Co. Common Stock (and cash in lieu of fractional shares, if any) pursuant to the terms hereof and shall not be deemed to evidence ownership of the number of shares of Gaming Co. Common Stock into which such shares of Company Common Stock were converted until the Certificate therefor shall have been surrendered in accordance with this Section 3.2.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Gaming Co. Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Gaming Co. Common Stock the holder thereof is entitled to receive in exchange therefor and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate surrenders such Certificate. Subject to the effect of Applicable Laws, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Gaming Co. Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Gaming Co. Common Stock to which such holder is entitled pursuant to subsection
(e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Gaming Co. Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Gaming Co. Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Gaming Co. Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (and any cash paid pursuant to subsection
(c) or (e) of this Section 3.2) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Company on such shares of Company Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 6.1) or prior to the date hereof and which remain unpaid at the time of such surrender; and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Gaming Co. for any reason, such Certificates shall be canceled and exchanged as provided in this Section 3.2.

    (e) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Gaming Co. Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Gaming Co. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock outstanding immediately prior to the Effective Time exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Gaming Co. Common Stock (after taking into account all Certificates held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Gaming Co. Common Stock multiplied by the per share closing sales price of Gaming Co. Common Stock (as reported on the New York Stock Exchange Composite
Tape) on the first day of trading of Gaming Co. Common Stock on the NYSE after the Effective Time.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the shareholders of Company for 180 days after the Effective Time shall be delivered to Gaming Co. upon demand, and any shareholder of Company who has not previously complied with this Section 3.2 shall thereafter look only to Gaming Co. for payment of such shareholder's claim for Gaming Co. Common Stock, any cash in lieu of fractional shares of Gaming Co. Common Stock and any dividends or distributions with respect to Gaming Co. Common Stock.

    (g) NO LIABILITY. Neither Hilton, Gaming Co. nor Company shall be liable to any holder of shares of Company Common Stock for any shares of Gaming Co. Common Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (h) WITHHOLDING RIGHTS. Gaming Co. and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to such consideration under the Code or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Gaming Co. or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

    (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Gaming Co. or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Gaming Co. or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Gaming Co. Common Stock and any cash in lieu of fractional shares and unpaid dividends and distributions on shares of Gaming Co. Common Stock deliverable in respect thereof pursuant to this Agreement.

    (j) AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate of Company shall not be exchanged until Gaming Co. has received an Affiliate Agreement from such Affiliate.

    (k) DISSENTING SHARES. Any shares of Common Stock held by a holder who dissents from the Merger and becomes entitled to obtain payment for the value of such Common Stock pursuant to the applicable provisions of Minnesota law shall be herein called "DISSENTING SHARES." Any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be converted into Gaming Co. Common Stock; provided, however, that the Common Stock held by a dissenting shareholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of Minnesota law, or otherwise fails to establish the right of such shareholder to be paid the value of such shareholder's shares under Minnesota law shall be deemed to be have been converted into Gaming Co. Common Stock pursuant to the terms and conditions referred to above.

                                  ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

    Company represents and warrants to Hilton that the statements contained in this Article IV are true and correct, except as set forth in the Company Disclosure Schedule. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV, and the disclosure in any paragraph shall not qualify other paragraphs in this Article IV unless such disclosure is specifically referred to in such other paragraphs.

    Section 4.1. ORGANIZATION, STANDING AND CORPORATE POWER. Each of Company and its Subsidiaries is a corporation, limited liability entity or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, limited liability company or partnership power and authority to carry on its business as now being conducted. Each of Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect with respect to Company or the Company Retained Business. Company has made available to Hilton complete and correct copies of its Articles of Incorporation and Company Bylaws and the comparable charter or organizational documents of its Subsidiaries, in each case, as amended to the date of this Agreement.

    Section 4.2. SUBSIDIARIES. The Company Disclosure Schedule sets forth all the Subsidiaries of Company and each other Person in which Company owns, directly or indirectly, any interest. All the outstanding shares of capital stock or other equity interests of each Subsidiary of Company are duly authorized, validly issued, fully paid and non-assessable and are owned by Company, by another wholly-owned Subsidiary of Company or by Company and another wholly-owned Subsidiary of Company, free and clear of any and all mortgages, security interests, liens, claims, pledges, restrictions, leases, title exceptions, rights of others, charges or other encumbrances ("ENCUMBRANCES"). Subject to compliance with applicable Gaming Laws, the respective articles of incorporation and bylaws or other organizational documents of Company's Subsidiaries do not contain any provision limiting or otherwise restricting the ability of Gaming Co., following the Effective Time, from controlling such Subsidiaries on the same basis as Company.

    Section 4.3. CAPITALIZATION. The authorized capital stock of Company consists of 100,000,000 shares of Common Stock, $.01 par value per share. As of June 17, 1998, (i) 42,293,145 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 1,788 shares of Company Common Stock were owned by Company and held in street name by Company, (iii) 100,000 shares of Company Common Stock were reserved for issuance pursuant to that certain stock purchase warrant issued to the Corporate Commission of the Mille Lacs Band of Ojibwe Indians, (iv) 4,224,108 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Company Common Stock under Company's 1991 Stock Option and Compensation Plan, (v) 150,000 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Company Common Stock under Company's Director Option Plan and (vi) 151,500 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase Shares of Company Common Stock under Company's Non-Plan Director Option Agreements (collectively, the plans or agreements described in clauses (iv) and (vi), the "COMPANY STOCK PLANS" and the options issued thereunder are referred to as the " COMPANY STOCK OPTIONS"). Except as set forth above, as of June 17, 1998, no shares of capital stock or other voting or equity securities of Company were issued, reserved for issuance or outstanding. No change in such capitalization has occurred between June 17, 1998 and the date of this Agreement other than the issuance of Common Stock upon the exercise of Company Stock Options. There are no other outstanding contractual rights the value of which is derived from the financial performance of Company or the value of shares of Company Common Stock. All outstanding shares of capital stock of Company are, and all shares which may be issued as contemplated by this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Company or any other Person having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Company may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company or any of its Subsidiaries is a party, or by which any of them is bound, obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting or equity securities of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than redemptions, purchases and other acquisitions required by applicable provisions under Gaming Laws or similar provisions contained in the terms of the capital stock of Company or any of its Subsidiaries, as of the date of this Agreement, there are not any outstanding contractual obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries. As of the time of the Company Distribution, (i) the issued and outstanding shares of common stock of Lakes will be equal to the shares of Company Common Stock that are then issued and outstanding, (ii) Lakes will have issued options as described in the Company Distribution Agreement and (iii) all outstanding shares of capital stock of Lakes will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

    Section 4.4.  AUTHORITY; ENFORCEABILITY; NO CONFLICT; CONSENTS.

    (a) Each of Company and Lakes has the requisite corporate power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby, subject to, with respect to the Merger, the approval of this Agreement and the Merger by the affirmative vote of the holders of at least a majority of the voting power of all shares of Company Common Stock entitled to vote (the "COMPANY SHAREHOLDER APPROVAL") and, with respect to the Company Distribution, the declaration of the Company Distribution by Company's Board of Directors and the ratification of the Company Distribution by the affirmative vote of holders of at least a majority of the outstanding shares of Company Common Stock. The execution and delivery by each of Company and Lakes of each of the Transaction Documents to which it is a party and the consummation by each of Company and Lakes of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Company and Lakes, subject to, with respect to the Merger, the Company Shareholder Approval and, with respect to the Company Distribution, the declaration of the Company Distribution by Company's Board of Directors and the ratification of the Company Distribution by the affirmative vote of holders of at least a majority of the outstanding shares of Company Common Stock. Each of the Transaction Documents to which it is a party (other than the Company Distribution Agreement and the Company Ancillary Agreements) has been duly executed and delivered by each of Company and Lakes and constitutes the valid and binding obligation of Company and Lakes (as applicable), enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Prior to the Company Distribution, the Company Distribution Agreement and the Company Ancillary Agreements will be duly executed and delivered by each of Company and Lakes and upon such execution and delivery, will constitute the valid and binding obligations of each of Company and Lakes, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

    (b) The execution and delivery by each of Company and Lakes of each of the Transaction Documents to which it is a party does not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or cause loss of a material benefit under, or result in the creation or maturation of any lien, liability or purchase right upon any of the properties or assets of Company or any of its Subsidiaries under, (i) the Articles of Incorporation or Company Bylaws or the comparable charter or organizational documents of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 4.4(c), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liabilities or liens that would not, individually or in the aggregate, (x) have a Material Adverse Effect with respect to Company or the Company Retained Business, (y) impair, in any material respect, the ability of Company or Lakes to perform its obligations under each of the Transaction Documents to which it is a party or (z) prevent or significantly delay the consummation of any of the transactions contemplated by the Transaction Documents.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by Company or any of its Subsidiaries in connection with the execution and delivery of each of the Transaction Documents to which Company is a party or the consummation of the transactions contemplated thereby, except for (i) the filing of a pre-merger notification and report form under the HSR Act, (ii) the filing with the SEC of
(x) the Joint Proxy Statement/ Prospectus Prospectus and the Form S-4 and the obtaining of any related orders as may be so required, (y) a registration statement on Form 10 (the "LAKES FORM 10") under the Exchange Act relating to the equity securities of Lakes, and (z) such reports and filings under Section 13 and Section 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of Articles of Merger with the Minnesota Secretary of State, (iv) the filing of notices with and the approval by (A) the Mississippi Gaming Commission under the Mississippi Gaming Laws, (B) the Minnesota Gambling Control Board under the Minnesota Gaming Laws, (C) the Louisiana Gaming Control Board under the Louisiana Gaming Laws and (D) the National Indian Gaming Commission and any other appropriate Governmental Authorities as may be required under the Indian Gaming Laws, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required by any applicable state securities or "blue sky" laws and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate: (1) have a Material Adverse Effect with respect to Company or the Company Retained Business; (2) impair, in any material respect, the ability of Company or Lakes to perform its obligations under the Transaction Documents to which it is a party; or (3) prevent or significantly delay the consummation of the transactions contemplated by the Transaction Documents.

    Section 4.5. VOTE REQUIRED; OWNERSHIP OF HILTON CAPITAL STOCK; STATE TAKEOVER STATUTES.

    (a) The Company Shareholder Approval is the only vote of the holders of any class or series of Company's capital stock necessary to approve the Transaction Documents to which Company is a party and the transactions contemplated thereunder.

    (b) Neither Company nor any of its Subsidiaries beneficially owns, either directly or indirectly, any shares of Hilton capital stock.

    (c) The Board of Directors of Company has taken all actions necessary under the MBCA, including approving the transactions contemplated by the Agreement and each of the Transaction Documents to which Company is a party, to ensure that
Section 302A.673 of the MBCA applicable to a "business combination" does not, and will not, apply to the transactions contemplated hereunder and thereunder. The restrictions contained in Section 302A.671 of the MBCA applicable to "control share acquisitions" will not apply to the authorization, execution, delivery and performance of this Agreement or each of the Transaction Documents by Company to which it is a party or the consummation of the Merger by Company. No other "fair price," "moratorium," or other similar anti-takeover statute or regulation is applicable to Company or (by reason of Company's participation therein) the Merger or the other transactions contemplated by this Agreement or the other Transaction Documents to which it is a party.

    Section 4.6.  COMPLIANCE WITH APPLICABLE LAWS.

    (a) Each of Company and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to Company or the Company Retained Business, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, would not have a Material Adverse Effect with respect to Company or the Company Retained Business. Company and its Subsidiaries are in compliance with all Applicable Laws, except for such noncompliance which, individually or in the aggregate, would not have Material Adverse Effect with respect to Company or the Company Retained Business.

    (b) Each of Company and its Subsidiaries is, and has been, and each entity formerly owned by Company or its Subsidiaries, while so owned, was in compliance in all respects with all applicable Environmental Laws, except for such noncompliance which, individually or in the aggregate, would not have Material Adverse Effect with respect to Company or the Company Retained Business.

    (c) During the period of ownership or operation by Company and its Subsidiaries of any of their owned or leased properties, there has been no Release of Hazardous Material in, on, under or affecting such properties and none of Company or its Subsidiaries has disposed of any Hazardous Material or any other substance in a manner that has led to, or could reasonably be anticipated to lead to, a Release except in each case for those which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Company or the Company Retained Business.

    Section 4.7.  COMPANY SEC DOCUMENTS; UNDISCLOSED LIABILITIES.

    (a) Each of Company and its Subsidiaries has filed all required reports, registration statements, proxy statements, forms and other documents with the SEC since January 1, 1995 (as such documents since the time of their filing have been amended or supplemented, collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates, (i) the Company SEC Documents (including any financial statements filed as a part thereof or incorporated by reference therein) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and
(ii) none of the Company SEC Documents contained at the time they were filed or declared effective any untrue statement of a material fact or omitted at the time they were filed or declared effective to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. At their respective dates, the financial statements of Company included in the Company SEC Documents complied as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of unaudited financial statements, to normal, year-end audit adjustments) the consolidated financial position of Company and its consolidated Subsidiaries as of and at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

    (b) Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 29, 1998, Company and its Subsidiaries do not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of Company and its consolidated

Subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have a Material Adverse Effect with respect to Company or the Company Retained Business. Except as set forth under the "Legal Proceedings" section of Company's 1997 10-K, neither Company nor any of its Subsidiaries have any indebtedness, obligation or liabilities of any kind (whether accrued, absolute, contingent or otherwise) relating to Stratosphere or Stratosphere's assets, liabilities, operations or businesses. Except for liabilities and obligations incurred in the ordinary course of business, consistent with past practices since March 29, 1998, neither Company nor any of its Subsidiaries have any indebtedness, obligation or liabilities of any kind (whether accrued, absolute, contingent or otherwise) relating to the Lakes Group or its assets, liabilities, operations or businesses (i) required by GAAP to be reflected on a consolidated balance sheet of Lakes and its consolidated Subsidiaries or in the notes, exhibits or schedules thereto (assuming the Company Distribution had been effected) or (ii) which reasonably could be expected to have a Material Adverse Effect with respect to Lakes or the Lakes Business.

    Section 4.8. ABSENCE OF CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof, and except for the Company Distribution and the other transactions contemplated by the Company Distribution Agreement, (a) since December 31, 1997, there has not been any change or occurrence which resulted in or is reasonably likely to have a Material Adverse Effect with respect to the Company Retained Business and (b) from December 31, 1997 to the date of this Agreement, Company and its Subsidiaries have conducted the Company Retained Business only in the ordinary course and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Company,
(ii) any issuance of any shares of Company Common Stock or other capital stock of Company or any securities convertible into or exchangeable or exercisable for capital stock of Company that is not reflected in Section 4.3, (iii) any split, combination or reclassification of any of the capital stock of Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Company, (iv)
(x) any granting by Company or any of its Subsidiaries to any director or officer of Company or any of its Subsidiaries of any increase in compensation,
(y) any granting by Company or any of its Subsidiaries to any such Person of any increase in severance or termination pay, or (z) except for employment, severance or termination arrangements in the ordinary course of business consistent with past practice with employees other than any officer of Company or any of its Subsidiaries, any entry by Company or any of its Subsidiaries into any employment, severance or termination agreement with any such Person, (v) any acquisition of or commitment to purchase or build any property or project involving an expenditure in excess of $2 million in the aggregate, except to the extent reflected in the Company's Capital Expenditure Plan attached hereto as Exhibit F or as set forth on the Company Disclosure Schedule, (vi) any damage, destruction or loss that has or reasonably could be expected to have a Material Adverse Effect with respect to Company or the Company Retained Business or (vii) any change in accounting methods, principles or practices by Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

    Section 4.9. LITIGATION. Except as described in the Company SEC Documents filed and publicly available prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries or any member of the Lakes Group that, individually or in the aggregate, could reasonably be expected to (a) have a Material Adverse Effect with respect to Company or the Company Retained Business or (b) prevent or significantly delay the consummation of the transactions contemplated by the Transaction Documents. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof, there is no judgment, order, injunction or decree of any Governmental Authority outstanding against Company or any of its Subsidiaries or any member of the Lake Group that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses
(a) and (b).

    Section 4.10.  TAXES.

    (a) Company and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Company or any of its Subsidiaries is or has ever been a member, has timely filed all federal income Tax Returns and all other material Tax Returns required to be filed by them. All such Tax Returns are complete and correct in all material respects. Company and each of its Subsidiaries has paid (or Company has paid on its Subsidiaries' behalf) all Taxes shown as due on such Tax Returns. The most recent consolidated financial statements contained in Company SEC Documents reflect an adequate reserve for all Taxes payable by Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

    (b) No material deficiencies for any Taxes have been proposed, asserted or assessed against Company or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Company and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and none of Company or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There is no dispute or claim concerning any material Tax Liability of any of Company and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the officers or employees responsible for Tax matters of any of Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority. The statute of limitations for the federal income Tax Returns of Company and each of its Subsidiaries consolidated in such Tax Returns have expired for all years through July 31, 1992.

    (c) No material liens for Taxes exist with respect to any assets or properties of Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due.

    (d) Except as contemplated by the Company Distribution Agreement, none of Company or any of its Subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

    (e) None of Company or any of its Subsidiaries has taken or agreed to take any action that would prevent (i) the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(1)(B) of the Code or (ii) the Company Distribution from constituting a tax-free transaction, solely with respect to Company's shareholders, within the meaning of Section 355 of the Code.

    (f) There is not any employment, severance or termination agreement or other compensation arrangement or employee benefit plan (as defined in Section 3(3) of ERISA) currently in effect which provides for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by the Transaction Documents to any employee, officer or director of Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) that would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    (g) Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

    (h) There are no federal, state, local or foreign audits or other administrative proceedings or court proceedings presently pending with regard to any federal or state, local or foreign Taxes or Tax Returns of Company or its Subsidiaries and neither Company nor any of its Subsidiaries has received a written notice of any pending audit or proceeding. To the Company's knowledge, Company has settled the audit of its federal Tax Return relating to the depreciation of its dockside casinos. The terms of such settlement are set forth on the Company Disclosure Schedule (the "SETTLEMENT AGREEMENT").

    (i) Neither Company nor any of its Subsidiaries has agreed to or is required to make any adjustments under Section 481(a) of the Code.

    (j) Neither Company nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries.

    (k) No property owned by Company or any of its Subsidiaries: (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986;
(ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

    Section 4.11.  EMPLOYEE BENEFITS.

    (a) The Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all other employee benefit plans, agreements, contracts or other benefit arrangements, including executive compensation and directors' benefit plans, and payroll practices which Company, any ERISA Affiliate of Company or any of its Subsidiaries maintains, contributes to or has any obligation to or liability for (collectively, the "EMPLOYEE BENEFIT PLANS").

    (b) With respect to each Employee Benefit Plan, Company has made available to Hilton a true and correct copy of (i) the most recent annual report (Form
5500) filed with the Service, (ii) such Employee Benefit Plan and all amendments thereto, (iii) each trust agreement and group annuity contract, if any, and all amendments thereto relating to such Employee Benefit Plan, (iv) the most recent actuarial report or valuation relating to any such Employee Benefit Plan subject to Title IV of ERISA, (v) the most recent determination letter with respect to any such Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code and (vi) the most recent summary plan descriptions.

    (c) As of the date hereof, (i) all material payments required to be made by or under any Employee Benefit Plan, any related trusts, or any related collective bargaining agreement have been made or are being processed in accordance with normal operating procedures, and except as set forth in Company's financial statements, all material amounts required to be reflected thereon have been properly accrued to date as liabilities under or with respect to each Employee Benefit Plan for the current year; (ii) Company and its Subsidiaries have performed all material obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Benefit Plans have been administered in material compliance with their terms and the requirements of ERISA, the Code and other Applicable Laws; (iv) there are no material actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to Company's knowledge, threatened with respect to any Employee Benefit Plan; (v) Company and its Subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any material excise tax or civil penalty and (vi) neither Company nor any Subsidiary of Company has any liabilities or obligations with respect to any Employee Benefit Plan, whether accrued, contingent or otherwise, except liabilities or obligations (A) incurred in the ordinary course of business consistent with past practice or (B) which are fully funded or reserved for on the most recent financial statements of Company included in the Company SEC Documents.

    (d) None of the Employee Benefit Plans, other than Multiemployer Plans, is subject to Title IV of ERISA.

    (e) Company and its Subsidiaries have not, with respect to any Multiemployer Plan, suffered or otherwise caused a "complete withdrawal" or "partial withdrawal," as such terms are respectively defined in Sections 4023 and 4025 of ERISA, which has resulted in any material liability to Company or any of its Subsidiaries which has not been fully satisfied or which is not set forth in Company's financial statements filed with the Company SEC Documents.

    (f) Each of the Pension Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Service to be so "qualified" and Company knows of no fact which would adversely affect the qualified status of any such Pension Plan.

    (g) Neither the execution and delivery of the Transaction Documents to which Company is a party, nor the consummation of the transactions contemplated thereby will: (i) result in any material payment becoming due, or materially increase the amount of compensation due, to any current or former employee of Company or any of its Subsidiaries; (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such material benefits.

    (h) The Incentive Pool Agreement has been terminated and there are no amounts due or payable thereunder.

    Section 4.12. BROKERS AND INTERMEDIARIES. No broker, investment banker, financial advisor or other Person, other than Ladenburg Thalmann & Co. Inc. (whose fee arrangements have been disclosed to Hilton in writing and will not be modified subsequent to the date of this Agreement), the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

    Section 4.13. OPINION OF FINANCIAL ADVISOR. Company has received the opinion of Ladenburg Thalmann & Co. Inc. to the effect that, as of the date of this Agreement, the consideration to be received by Company's shareholders in the Merger and the Company Distribution, considered as a unitary transaction, is in the aggregate fair to Company's shareholders from a financial point of view (the "FAIRNESS OPINION").

    Section 4.14.  TITLE TO PROPERTIES.

    (a) The Company Disclosure Schedule sets forth a complete list of all material real property owned in fee by Company or any of its Subsidiaries and sets forth all material real property leased by Company or any of its Subsidiaries as lessee as of the date hereof (such owned and leased material real property, including all Improvements thereon, referred to collectively as the "REAL PROPERTY"). The Real Property set forth on the Company Disclosure Schedule comprises all of the material real property necessary and/or currently used in the operations of the business of Company and its Subsidiaries. Company and its Subsidiaries have good and valid title to, or (as to Real Property designated as leased) a valid leasehold interest in, all of the Real Property. The Real Property is free of Encumbrances, except for Permitted Encumbrances and Encumbrances created under the First Mortgage Notes Indenture, and the consummation of the transactions contemplated by the Transaction Documents will not create any Encumbrance (other than Permitted Encumbrances) on any of the Real Property. Each of Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases of Real Property, except for such breaches of the right to peaceful and undisturbed possession that do not materially interfere with the ability of Company and its Subsidiaries to conduct their business on such property.

    (b) No toxic or hazardous wastes, substances or materials are stored or otherwise held on the Real Property in violation of Environmental Laws, and to the knowledge of Company, no Contamination exists at, on or under the Real Property at levels that contravene those allowed by Environmental Laws.

    Section 4.15. INDIAN GAMING AND DEBT AGREEMENTS AND LAKES AGREEMENTS. The execution and delivery by each of Company and Lakes of this Agreement and each of the Transaction Documents to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or cause loss of a material benefit under, or result in the creation or maturation of any lien, liability or purchase right upon any of the properties or assets of Company or any Subsidiary under any of the Indian Gaming and Debt Agreements or the Lakes Agreements and in each case, to which Company or any of its Affiliates or Subsidiaries is a party or subject to, or to Company's knowledge, to which any other Person is a party or subject to, or have or result in a Material Adverse Effect to Company with respect to any of the Indian Gaming and Debt Agreements or Lakes Agreements to which Company or any of its Affiliates or Subsidiaries is a party or subject to, or to Company's knowledge, to which any other Person is a party or subject to.

    Section 4.16. INSURANCE. Company and its Subsidiaries have insurance coverage with insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, and each has public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of activities of Company or any of its Subsidiaries or of any properties owned, occupied or controlled by Company or any of its Subsidiaries, in such amount as is reasonably prudent.

    Section 4.17. TRANSACTIONS WITH COMPANY AFFILIATES. Except as disclosed in the "Certain Transactions" section of Company's 1998 Proxy, from January 1, 1995 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Company or its Subsidiaries, on the one hand, and Company's affiliates or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

    Section 4.18.  CERTAIN MATTERS RELATING TO STRATOSPHERE AND THE LAKES GROUP.

    (a) Neither Company nor any of its Subsidiaries has any obligation to make contributions or advances to, or otherwise fund or guarantee indebtedness or operations of, or undertake any liabilities pertaining to, Stratosphere.

    (b) Company has settled the Stratosphere vacation club litigation in the District Court in Clark County, Nevada (Richard Duncan, et al. v. Bob and Jane Doe Stupak, et al.--Case No. A370127) and the terms of such settlement are set forth on the Company Disclosure Schedule.

    (c) A description of the Stratosphere action for Recovery of Preferential Transfers Pursuant to Sections 547 and 550 of the Bankruptcy Court filed with the U.S. Bankruptcy Court for the District of Nevada against Company is set forth on the Company Disclosure Schedule.

    (d) Neither Company nor any of its Subsidiaries has any obligation to provide indemnification to any of Company's current or former officers or directors with respect to such officer's or director's employment or service with any Person except for (i) Company or its Subsidiaries, (ii) Stratosphere Corporation, (iii) New Horizons Kid Quest, Inc. and (iv) Innovative Gaming Corporation of American (in the case of clauses (iii) and (iv), only pursuant to the Indemnification Agreement, dated as of December 31, 1997, by and between Company and Lyle Berman).

    (e) The Company Disclosure Schedule lists all of the material liabilities of Company and its Mississippi Subsidiaries (as defined in the Company Distribution Agreement) that arise out of, or are specifically associated with, either the Lakes Business or any member of the Lakes Group.

    (f) The Company Disclosure Schedule lists and describes all of Company's oral marketing agreements with any Indian tribe relating to any of the Indian Gaming and Debt Agreements.

    Section 4.19.  PRO FORMA FINANCIAL INFORMATION OF COMPANY RETAINED BUSINESS.

    (a) Attached hereto as Exhibit D is an unaudited pro forma consolidated balance sheet of the Company Retained Business of Company and its Subsidiaries at December 28, 1997 (including certain explanatory notes thereto, the "COMPANY RETAINED BUSINESS BALANCE SHEET") and an unaudited pro forma consolidated statement of operations for the Company Retained Business of Company and its Subsidiaries for the period ended December 28, 1997 (including certain explanatory notes thereto, the "COMPANY RETAINED BUSINESS INCOME STATEMENT" and together with the Company Retained Business Balance Sheet, the "COMPANY RETAINED BUSINESS FINANCIAL STATEMENTS"). The Company Retained Business Financial

Statements have been derived from Company's financial statements, and prepared in accordance with the principles set forth in the notes thereto. The Company Retained Business Financial Statements fairly present in all material respects (on the basis indicated in the notes thereto) the consolidated financial position of Company and its Subsidiaries at the date thereof, after giving pro forma effect to the Company Distribution (assuming the Company Distribution occurred on December 28, 1997), and the consolidated results of their operations for the one-year period then ended, after giving pro forma effect to the Company Distribution (assuming the Company Distribution occurred on December 29, 1996) At the Effective Time, except as contemplated by this Agreement or the Company Distribution Agreement, neither Lakes nor any of its Subsidiaries will own or have rights to use any of the assets or properties, whether tangible, intangible or mixed, which are necessary for the conduct of the Company Retained Business as conducted on the date hereof or be a party to any material agreement or arrangement with the Surviving Corporation or any of its Subsidiaries, other than as described in the Transaction Documents.

    (b) Attached hereto as Exhibit E is an unaudited pro forma consolidated balance sheet of Lakes and its Subsidiaries at December 28, 1997 (including certain explanatory notes thereto, the "LAKES BALANCE SHEET"), after giving pro forma effect to the Company Distribution (assuming the Company Distribution occurred on December 28, 1997).

    Section 4.20. CAPITAL EXPENDITURE PLAN. Attached hereto as Exhibit F is a true and correct copy of Company's Capital Expenditure Plan 1998 - 1999, dated June 3, 1998 (such plan, as it is in existence on the date hereof, the "COMPANY CAPITAL PLAN").

    Section 4.21. PROHIBITED PAYMENTS. Company has not entered into any understanding, agreement or arrangement, written or oral, under or pursuant to which bribes, kickbacks, illegal rebates, payoffs or other forms of illegal payments have been or will be made, provided or suffered.

                                   ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF HILTON

    Hilton represents and warrants to Company that the statements contained in this Article V are true and correct, except as set forth in the Hilton Disclosure Schedule. The Hilton Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V, and the disclosure in any paragraph shall not qualify other paragraphs in this Article V unless such disclosure is specifically referred to in such other paragraphs. As used in this Agreement, any reference to Hilton and its Subsidiaries shall be a reference to Hilton and each of its Subsidiaries.

    Section 5.1. ORGANIZATION, STANDING AND CORPORATE POWER. Each of Hilton and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. Each of Hilton and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Gaming Co. Business. Hilton has made available to Company complete and correct copies of its Certificate of Incorporation and Hilton Bylaws and the comparable charter or organizational documents of its Subsidiaries, in each case, as amended to the date of this Agreement.

    Section 5.2. OWNERSHIP OF GAMING CO. As of the date hereof, all of the outstanding shares of capital stock of Gaming Co. are owned by Hilton, free and clear of any Encumbrances except for any Encumbrance that would not have a Material Adverse Effect with respect to the Gaming Co. Business. Subject to compliance with applicable Gaming Laws, the articles of incorporation and bylaws of Gaming Co. do not contain any provision limiting or otherwise restricting the ability of Gaming Co., following the Effective Time, from owning the Surviving Corporation.

    Section 5.3.  CAPITALIZATION.

    (a) The authorized capital stock of Hilton consists of 400,000,000 shares of Hilton Common Stock, par value $2.50 per share, and 24,832,700 shares of preferred stock, par value $1.00 per share (the "HILTON PREFERRED STOCK"). As of May 31, 1998, (i) 246,804,578 shares of Hilton Common Stock and 14,832,200 shares of Hilton Preferred Stock, designated as "Preferred Redeemable Increased Dividend Equity Securities-SM-, 8% PRIDES-SM-, Convertible Preferred Stock," were issued and outstanding, (ii) 4,414,827 shares of Hilton Common Stock, and no shares of Hilton Preferred Stock, were held in the treasury of Hilton or by any Subsidiary of Hilton, (iii) 24,000 shares of Hilton Common Stock were reserved for issuance upon the exercise of options issued under Hilton's 1997 Independent Director Stock Option Plan, (iv) 7,100,417 shares of Hilton Common Stock were reserved for issuance upon the exercise of outstanding options issued under Hilton's 1996 Stock Incentive Plan, as amended, (v) 6,000,000 shares of Hilton Common Stock were reserved for issuance upon the exercise of outstanding options issued under Hilton's 1996 Chief Executive Stock Incentive Plan, (vi) 2,937,701 shares of Hilton Common Stock were reserved for issuance upon the exercise of outstanding options issued under Hilton's 1990 Stock Option and Stock Appreciation Rights Plan, as amended, (vii) 397,200 shares of Hilton Common Stock were reserved for issuance upon the exercise of outstanding options issued under Hilton's 1984 Stock Option and Stock Appreciation Rights Plan, as amended (the options issued pursuant to the stock option plans referred to in clauses (iii) through (vii) being collectively referred to as the "HILTON STOCK OPTIONS"), (viii) 1,707,956 shares of Hilton Common Stock were reserved for issuance under the Hilton Employee Stock Purchase Plan (the "EMPLOYEE STOCK PURCHASE PLAN", (ix) 15,488,867 shares were reserved for issuance upon conversion of Hilton's outstanding Convertible Subordinated Notes due 2006, which were as of such date convertible into 15,488,867 shares of Hilton Common Stock ("HILTON CONVERTIBLE NOTES"), and (x) 2,468,046 shares of Hilton Preferred Stock, denominated as Series A Junior Participating Preferred Stock, were reserved for issuance in connection with the Hilton Rights Agreement. Except as set forth above, as of May 31, 1998, no shares of capital stock or other voting securities of Hilton were issued, reserved for issuance or outstanding. No change in such capitalization has occurred between May 31, 1998 and the date of this Agreement other than the issuance of Hilton Common Stock upon the exercise of Hilton Stock Options or the conversion of Hilton Convertible Notes or Hilton Preferred Stock. Except as set forth above, as of the date of this Agreement, there are no other outstanding contractual rights the value of which is derived from the financial performance of Hilton or the value of shares of Hilton Common Stock. All outstanding shares of capital stock of Hilton are when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, as of the date of this agreement, there are no bonds, debentures, notes or other indebtedness of Hilton or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Hilton may vote. Except as set forth above and except for the transactions contemplated by the Hilton Distribution Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Hilton or any of its Subsidiaries is a party or by which any of them is bound, obligating Hilton or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Hilton or of any of its Subsidiaries or obligating Hilton or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth above and other than redemptions, purchases and other acquisitions required by applicable provisions under Gaming Laws or similar provisions contained in the terms of the capital stock of Hilton or any of its Subsidiaries, as of the date of this agreement, there are not any outstanding contractual obligations of Hilton or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Hilton or any of its Subsidiaries.

    (b) The authorized capital stock of Gaming Co. consists of 900 shares of Gaming Co. Common Stock, par value $.01 per share, and 100 shares of preferred stock, par value $.01 per share (the "GAMING CO. PREFERRED STOCK"). As of June 10, 1998, 100 shares of Gaming Co. Common Stock and no shares of

Gaming Co. Preferred Stock were outstanding. Except as set forth above, as of June 10, 1998, no shares of capital stock or other voting securities of Gaming Co. were issued, reserved for issuance or outstanding. No change in such capitalization has occurred between June 10, 1998 and the date of this Agreement. Except as set forth above, as of the date of this Agreement, there are no other outstanding contractual rights the value of which is derived from the financial performance of Gaming Co. or the value of shares of Gaming Co. Common Stock. All outstanding shares of capital stock of Gaming Co. are, and all shares which may be issued as contemplated by this Agreement and the Hilton Distribution Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Gaming Co. or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Gaming Co. may vote. Except for the transactions contemplated by the Hilton Distribution Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Gaming Co. or any of its Subsidiaries is a party or by which any of them is bound, obligating Gaming Co. or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Gaming Co. or of any of its Subsidiaries or obligating Gaming Co. or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than redemptions, purchases and other acquisitions required by applicable provisions under Gaming Laws or similar provisions contained in the terms of the capital stock of Gaming Co. or any of its Subsidiaries, as of the date of this Agreement, there are not any outstanding contractual obligations of Gaming Co. or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Gaming Co. or any of its Subsidiaries. As of the time of the Hilton Distribution, (i) the issued and outstanding shares of common stock of Gaming Co. will be equal to the shares of Hilton Common Stock that are then issued and outstanding as of the record date for the Hilton Distribution, (ii) Gaming Co. will have issued options as described in the Hilton Distribution Agreement and (iii) all outstanding shares of capital stock of Gaming Co. will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

    Section 5.4.  AUTHORITY; ENFORCEABILITY; NO CONFLICT; CONSENTS.

    (a) Each of Hilton and Gaming Co. has the requisite corporate power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby, subject to, with respect to the Hilton Distribution, the declaration of the Hilton Distribution by Hilton's Board of Directors and the ratification of the Hilton Distribution by the affirmative vote of holders of at least a majority of the outstanding shares of Hilton Common Stock and Hilton Preferred Stock, voting together as a class, with the holders of the Hilton Preferred Stock entitled to 4/5 of a vote for each share held. The execution and delivery by each of Hilton and Gaming Co. of each of the Transaction Documents to which it is a party and the consummation by each of Hilton and Gaming Co. of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Hilton and Gaming Co., subject to, with respect to the Hilton Distribution, the declaration of the Hilton Distribution by Hilton's Board of Directors and the ratification of the Hilton Distribution by the affirmative vote of holders of at least a majority of the outstanding shares of Hilton Common Stock and Hilton Preferred Stock, voting together as a class, with the holders of the Hilton Preferred Stock entitled to 4/5 of a vote for each share held. Each of the Transaction Documents to which it is a party (other than the Hilton Distribution Agreement and the Hilton Ancillary Agreements) has been duly executed and delivered by each of Hilton and Gaming Co. and constitutes the valid and binding obligation of Hilton and Gaming Co. (as applicable), enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Prior to the Hilton Distribution, the Hilton Distribution Agreement and the Hilton Ancillary Agreements will be duly executed and delivered by each of Hilton and Gaming Co. and upon such execution and delivery, will constitute the valid and binding obligations of each of Hilton and Gaming

Co., enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

    (b) The execution and delivery of each of the Transaction Documents to which it is a party by each of Hilton and Gaming Co. does not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or cause loss of any material benefit under, or result in the creation or maturation of any lien, liability or purchase right upon any of the properties or assets of Hilton or any of its Subsidiaries under, (i) the Certificate of Incorporation or Hilton Bylaws or the comparable charter or organizational documents of Gaming Co. or any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Hilton or Gaming Co. or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in
Section 5.4(c), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Hilton or Gaming Co. or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liabilities or liens that would not, individually or in the aggregate, (x) have a Material Adverse Effect with respect to the Gaming Co. Business, (y) impair, in any material respect, the ability of Hilton or Gaming Co. (to the extent applicable) to perform its obligations under each of the Transaction Documents to which it is a party or (z) prevent or significantly delay the consummation of any of the transactions contemplated by the Transaction Documents.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by Hilton or Gaming Co. or any of its Subsidiaries in connection with the execution and delivery of each of the Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby, except for (i) the filing of a pre-merger notification and report form under the HSR Act, (ii) the filing with the SEC of (x) the Joint Proxy Statement/Prospectus and the Form S-4 and the obtaining of any related orders as may be so required, (y) a registration statement on Form 10 (the "GAMING CO. FORM 10") under the Exchange Act relating to the equity securities of Gaming Co., and (z) such reports and filings under
Section 13 and Section 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger with the Minnesota Secretary of State, (iv) the filing of notices with and the approval by (A) the New Jersey Casino Control Commission under the New Jersey Gaming Laws, (B) the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Clark County Liquor and Gaming Licensing Board, and the City of Reno under the Nevada Gaming Laws, (C) the Mississippi Gaming Commission under the Mississippi Gaming Laws, (D) the Louisiana Gaming Control Board under the Louisiana Gaming Laws, (E) the Ontario Gaming Control Commission under the Ontario Gaming Laws, (F) the Missouri Gaming Commission under the Missouri Gaming Laws and (G) the appropriate Governmental Authorities as may be required under the applicable Gaming Laws of the countries of Australia and Uruguay, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or "blue sky" laws and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to: (1) have a Material Adverse Effect on the Gaming Co. Business; (2) impair, in any material respect, the ability of Hilton or Gaming Co. to perform its obligations under each of the Transaction Documents to which it is a party; or (3) prevent or significantly delay the consummation of the transactions contemplated by the Transaction Documents.

    (d) No approval or consent for the Merger by holders of securities of Gaming Co. is required under the MBCA, Gaming Co.'s certificate of incorporation or bylaws, its NYSE listing agreement or any other agreement to which Gaming Co. is a party thereto.

    Section 5.5. OWNERSHIP OF COMPANY CAPITAL STOCK. Neither Hilton nor any of its Subsidiaries beneficially owns, either directly or indirectly, any shares of Company capital stock.

    Section 5.6.  COMPLIANCE WITH APPLICABLE LAWS.

    (a) Each of Hilton and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Gaming Co. Business, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Gaming Co. Business. Hilton and its Subsidiaries are in compliance with all Applicable Laws, except for such noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Gaming Co. Business.

    (b) Except as set forth in Hilton's 1997 -0-K, each of Hilton and its Subsidiaries is, and has been, and each entity formerly owned by Hilton's Subsidiaries, while so owned, was in compliance in all respects with all applicable Environmental Laws, except for such noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Gaming Co. Business.

    (c) Except as set forth in Hilton's 1997 -0-K, during the period of ownership or operation by Hilton and its Subsidiaries of any of their owned or leased properties, there has been no Release of Hazardous Material in, on, under or affecting such properties and none of Hilton or its Subsidiaries has disposed of any Hazardous Material or any other substance in a manner that has led to, or could reasonably be anticipated to lead to, a Release except in each case for those which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to the Gaming Co. Business.

    Section 5.7.  HILTON SEC DOCUMENTS; UNDISCLOSED LIABILITIES.

    (a) Each of Hilton and its Subsidiaries has filed all required reports, registration statements, proxy statements, forms and other documents with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended or supplemented, the "HILTON SEC DOCUMENTS"). As of their respective dates, (i) the Hilton SEC Documents (including any financial statements filed as a part thereof or incorporated by reference therein) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Hilton SEC Documents, and (ii) none of Hilton SEC Documents contained at the time they were filed or declared effective any untrue statement of a material fact or omitted at the time they were filed or declared effective to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At their respective dates, the financial statements of Hilton included in Hilton SEC Documents complied as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of unaudited statements, to normal year-end audit adjustments) the consolidated financial position of Hilton and its consolidated subsidiaries as of and at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

    (b) Except as disclosed in the Hilton SEC Documents filed and publicly available prior to the date of this Agreement and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 1998, Hilton and its Subsidiaries do not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of Hilton and its consolidated Subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have a Material Adverse Effect with respect to the Gaming Co. Business.

    Section 5.8. ABSENCE OF CHANGES OR EVENTS. Except as disclosed in the Hilton SEC Documents filed and publicly available prior to the date hereof and as set forth in the Hilton Disclosure Schedule, and except for the Hilton Distribution and the other transactions contemplated by the Hilton Distribution Agreement, (a) since December 31, 1997, there has not been any change or occurrence which resulted in or is reasonably likely to have a Material Adverse Effect with respect to the Gaming Co. Business, and (b) from December 31, 1997 to the date of this Agreement, Hilton and its Subsidiaries have conducted the Gaming Co. Business only in the ordinary course and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Hilton, other than regular dividends on Hilton Common Stock and Hilton Preferred Stock, (ii) any split, combination or reclassification of any of the capital stock of Hilton or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock of Hilton, (iii) any damage, destruction or loss that has or reasonably could be expected to have a Material Adverse Effect with respect to the Gaming Co. Business or (iv) any change in accounting methods, principles or practices by Hilton materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

    Section 5.9. LITIGATION. Except as described in the Hilton SEC Documents filed and publicly available prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation pending or, to the knowledge of Hilton, threatened against Hilton or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect with respect to the Gaming Co. Business or (ii) prevent or significantly delay the consummation of the transactions contemplated by the Transaction Documents. Except as disclosed in the Hilton SEC Documents filed and publicly available prior to the date hereof, there is no judgment, order, injunction or decree of any Governmental Authority outstanding against Hilton or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and
(ii).

    Section 5.10.  TAXES.

    (a) Hilton and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Hilton or any of its Subsidiaries is a member, has timely filed all federal income Tax Returns and all other material Tax Returns required to be filed by it. All such Tax Returns are complete and correct in all material respects. Hilton and each of its Subsidiaries has paid (or Hilton has paid on its Subsidiaries' behalf) all Taxes shown as due on such Tax Returns. The most recent consolidated financial statements contained in the Hilton SEC Documents reflect an adequate reserve for all Taxes payable by Hilton and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

    (b) None of Hilton or any of its Subsidiaries has taken or agreed to take any action that would prevent (i) the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(1)(B) of the Code or (ii) the Hilton Distribution from constituting a tax-free transaction to Hilton and its stockholders within the meaning of Section 355 of the Code.

    Section 5.11. EMPLOYEE BENEFITS. Except as disclosed in the Hilton SEC Documents filed and publicly available prior to the date hereof or as set forth on the Hilton Disclosure Schedule or as would not have a Material Adverse Effect with respect to Hilton, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees of Hilton or any Subsidiary of Hilton in the Gaming Co. Business that are sponsored, maintained or contributed to by Hilton or any Subsidiary of Hilton, or with respect to which Hilton or any Subsidiary of Hilton has any liability, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance in all material respects with all applicable requirements of law, including ERISA and the Code, and (ii) neither Hilton nor any Subsidiary of Hilton has any material liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, except liabilities or obligations (x) incurred in the ordinary course of business consistent with past practice or (y) which are fully funded or reserved for on the most recent financial statements of Hilton included in the Hilton SEC Documents.

    Section 5.12. BROKERS AND INTERMEDIARIES. No broker, investment banker, financial advisor or other Person, other than Donaldson, Lufkin & Jenrette Securities Corporation, the fees and expenses of which will be paid by Hilton or Gaming Co., is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Hilton or Gaming Co.

    Section 5.13. OPINION OF FINANCIAL ADVISOR. The financial advisor of Hilton, Donaldson, Lufkin & Jenrette Securities Corporation, has delivered to Hilton an opinion dated June 29, 1998 to the effect that the Hilton Distribution and the consideration to be paid by Gaming Co. pursuant to this Agreement, after giving effect to the Company Distribution, taken as a whole, are fair to the stockholders of Hilton from a financial point of view.

    Section 5.14.  PRO FORMA FINANCIAL INFORMATION OF GAMING CO.
BUSINESS. Attached hereto as Exhibit G is an unaudited pro forma consolidated balance sheet of the Gaming Co. Business of Hilton and its Subsidiaries at December 31, 1997 (including certain explanatory notes thereto, the "GAMING CO. BUSINESS BALANCE SHEET") and an unaudited pro forma consolidated statement of operations for the Gaming Co. Business of Hilton and its Subsidiaries for the period ended December 31, 1997 (including certain explanatory notes thereto, the "GAMING CO. BUSINESS INCOME STATEMENT" and together with the Gaming Co. Business Balance Sheet, the "GAMING CO. BUSINESS FINANCIAL STATEMENTS"). The Gaming Co. Business Financial Statements have been derived from Hilton's financial statements, and prepared in accordance with the principles set forth in the notes thereto. The Gaming Co. Business Financial Statements fairly present in all material respects (on the basis indicated in the notes thereto) the consolidated financial position of the Gaming Co. Business of Hilton and its Subsidiaries at the date thereof, after giving pro forma effect to the Hilton Distribution (assuming the Hilton Distribution occurred on December 31, 1997), and the consolidated results of their operations for the one-year period then ended, after giving pro forma effect to the Hilton Distribution (assuming the Hilton Distribution occurred on January 1, 1997). At the Effective Time, except as contemplated by this Agreement or the Hilton Distribution Agreement, neither Hilton nor any of its Subsidiaries will own or have rights to use any of the assets or properties whether tangible, intangible or mixed, which are necessary for the conduct of the Gaming Co. Business as conducted on the date hereof or be a party to any material agreement or arrangement with the Surviving Corporation or any of its Subsidiaries, other than as described in the Transaction Documents.

    Section 5.15. TRANSACTIONS WITH HILTON AFFILIATES. Other than matters included in the Hilton SEC Documents filed and publicly available prior to the date of this Agreement, from January 1, 1995 through the date of this Agreement, and only with respect to the Gaming Co. Business, there have been no transactions, agreements, arrangements or understandings between Hilton or its Subsidiaries, on the one hand, and Hilton's affiliates or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

    Section 5.16. OWNERSHIP OF MERGER SUB: NO PRIOR ACTIVITIES; ASSETS OF MERGER SUB. Merger Sub was formed by Gaming Co. solely for the purposes of engaging in the transactions contemplated hereby. All of the capital stock of Merger Sub is directly owned by Gaming Co. Except for this Agreement and the Hilton Distribution Agreement, there are no outstanding or authorized options, warrants, calls, rights, commitments or any other agreements to which Merger Sub is a party, or by which it is bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub. Except for obligations or liabilities incurred in connection with its incorporation or organization and except for the transactions contemplated by this Agreement and the Hilton Distribution Agreement, Merger Sub has not incurred, directly or indirectly through any Subsidiary or Affiliate, any obligations or liabilities, and has not engaged in any business or activities or entered into any arrangements with any Person.

    Section 5.17. PROHIBITED PAYMENTS. Hilton has not entered into any understanding, agreement or arrangement, written or oral, under or pursuant to which bribes, kickbacks, illegal rebates, payoffs or other forms of illegal payments have been or will be made, provided or suffered.

                                  ARTICLE VI.

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    Section 6.1. CONDUCT OF COMPANY. Except as otherwise provided by the terms of this Agreement, and except for the Company Distribution and the other transactions, actions or events provided for in the Company Distribution Agreement, from and after the date hereof to the Effective Time, Company shall, and shall cause each of its Subsidiaries to, carry on their respective businesses in the ordinary course and use their reasonable efforts to (a) preserve intact their current business organizations, (b) keep available the services of their current officers and key employees and (c) preserve their relationship consistent with past practice with desirable customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired in all material respects at the Effective Time it being understood however, that between the date hereof and the Closing Date, (i) the employees of the Company Retained Business may also be engaged in activities for Lakes and its Subsidiaries and certain officers of Company may resign at the time of the Company Distribution and may serve as officers of Lakes and (ii) the failure of any employee of Company to remain an employee of Company shall not constitute a breach of this covenant. Without limiting the generality of the foregoing, prior to the Effective Time, except as otherwise provided by the terms of this Agreement, and except for the Company Distribution and the other transactions, actions or events otherwise provided for in the Company Distribution Agreement and except as to those matters set forth in paragraph 6.1 of the Company Disclosure Schedule (for which Hilton hereby consents), Company shall not and shall cause its Subsidiaries not to, without the written consent of Hilton, which consent may not be unreasonably withheld:

    (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly-owned Subsidiary of Company to Company, (ii) split, combine or reclassify any of its capital stock or, except pursuant to the exercise of options, warrants, conversion rights, exchange rights and other contractual rights existing on the date hereof, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interest or (iii) purchase, redeem or otherwise acquire or amend any shares of capital stock or other equity interests of Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares, interests or other securities (other than (x) redemptions, purchases or other acquisitions required by applicable provisions under Gaming Laws or pursuant to the terms of such capital stock or equity interest or other contractual rights existing on the date hereof and (y) issuances or redemptions of capital stock of wholly-owned Subsidiaries occurring between Company and any of its wholly-owned Subsidiaries);

    (b) issue, deliver, sell, pledge or otherwise encumber or amend any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, interests, voting securities or convertible securities, including pursuant to the Company Stock Plans (other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their present terms and issuances described in subclause (y) of paragraph
(a) above);

    (c) amend its Articles of Incorporation, Company Bylaws or other comparable charter or organization documents;

    (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or other business organization or division thereof or
(ii) any other material assets, except (x) mergers and consolidations and other reasonable tax planning transactions between or among Company and one or more wholly-owned Subsidiaries of Company (including liquidations of Subsidiaries) that will not create adverse tax consequences to Company or its Subsidiaries or
(y) purchases of inventory, furnishings and equipment in the ordinary course of business consistent with past practice;

    (e) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

    (f) (i) other than (x) ordinary course working capital borrowings (including indebtedness incurred under the Revolving Credit Facility to fund capital expenditures made pursuant to the Company Capital Plan) and (y) other incurrences of indebtedness which, in the aggregate, do not exceed $2 million, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than (x) loans, advances or capital contributions to Company or any direct or indirect wholly-owned Subsidiary of Company or (y) advances to employees, suppliers or customers in the ordinary course of business consistent with past practice;

    (g) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, (i) in the ordinary course of business consistent with past practice, (ii) in accordance with their terms of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company SEC Documents filed and publicly available prior to the date of this Agreement or incurred in the ordinary course of business consistent with past practice since the date of such financial statements or (iii) involving an amount not to exceed $2 million in the aggregate;

    (h) except as required to comply with Applicable Laws, (i) adopt, enter into, terminate, amend or allow to be extended or renewed, any Employee Benefit Plan for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses as contractually required pursuant to agreements disclosed in Company SEC Documents filed and publicly available prior to the date of this Agreement or in the ordinary course of business consistent with past practice to employees other than directors and officers of Company or any of its Subsidiaries and that, in the aggregate, do not result in a significant increase in benefits or compensation expenses to employees of Company and its Subsidiaries relative to the level in effect prior to such action), (iii) pay any benefit not provided for under any Employee Benefit Plan, (iv) except for payments or awards in cash permitted by clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Employee Benefit Plans or agreements or awards made thereunder) or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Benefit Plan other than in the ordinary course of business consistent with past practice;

    (i) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Company or any of its Subsidiaries is a party, or except in the ordinary course of business, modify, amend or terminate any contract or agreement set forth in the Company SEC Documents to which Company or any Subsidiary is a party or waive, release or assign any material rights or claims;

    (j) take or agree to take any action that would prevent (i) the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(1)(B) of the Code, (ii) the Hilton Distribution from qualifying as a tax-free transaction to Hilton and its stockholders within the meaning of
Section 355 of the Code or (iii) the Company Distribution from qualifying as a tax-free transaction, solely with respect to Company's shareholders, within the meaning of Section 355 of the Code;

    (k) conduct its business in a manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay Company, Hilton, Gaming Co. or Lakes from consummating the transactions contemplated by the Transaction Documents in accordance with their respective terms (regardless of whether such action would otherwise be permitted or not prohibited hereunder or thereunder), including any action which may materially limit the ability of Company, Hilton, Gaming Co. or Lakes to consummate the transactions contemplated thereby as a result of antitrust, gaming or other regulatory concerns;

    (l) adopt or enter into any arrangement, contract or agreement that obligates, or otherwise creates a liability of, Company or any of its Subsidiaries (except for the Non-Mississippi Subsidiaries (as defined in the Company Distribution Agreement)) for more than 12 months; or

    (m) authorize any of, or commit or agree to take any of, the foregoing actions.

    Section 6.2.  CONDUCT OF HILTON WITH RESPECT TO THE GAMING CO.
BUSINESS. Except as otherwise provided by the terms of this Agreement, and except for the Hilton Distribution and the other transactions, actions or events provided for in the Hilton Distribution Agreement, from and after the date hereof to the Effective Time, Hilton shall, and shall cause each of its Subsidiaries to (a) carry on the Gaming Co. Business in the ordinary course and use their reasonable efforts to preserve intact the Gaming Co. Business, (b) keep available the services of their key employees engaged in the Gaming Co. Business and (c) preserve their relationships consistent with past practice with desirable customers, suppliers and others having business dealings with respect to the Gaming Co. Business to the end that their goodwill and the Gaming Co. Business shall be unimpaired in all material respects at the Effective Time, it being understood, however, that (i) certain employees of the Gaming Co. Business may also be engaged in activities for Hilton and its Subsidiaries and certain officers of Gaming Co. may resign at the time of the Hilton Distribution and may serve as officers of Hilton and (ii) the failure of any employee in the Gaming Co. Business to remain an employee in the Gaming Co. Business shall not constitute a breach of this covenant. Without limiting the generality of the foregoing, prior to the Effective Time, except as otherwise provided by the terms of this Agreement, and except for the Hilton Distribution and the other transactions, actions or events provided for in the Hilton Distribution Agreement, Hilton shall not and shall cause its Subsidiaries not to, without the written consent of Company, which consent may not be unreasonably withheld:

    (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of Gaming Co. Common Stock, other than regular quarterly dividends and the issuance of the Gaming Co. Rights with respect to the Gaming Co. Common Stock or (ii) split, combine or reclassify any of the capital stock of Gaming Co. or, except pursuant to the exercise of options, warrants, convertible debt, conversion rights, exchange rights and other contractual rights of Hilton or Gaming Co. existing on the date hereof, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock of Gaming Co. or other equity interest of Gaming Co., except for any such issuance (or authorization for such issuance) of Gaming Co. Common Stock that shall not exceed 20% of the number of shares then outstanding after giving pro forma effect to such issuance;

    (b) amend Gaming Co.'s certificate of incorporation or bylaws or other comparable charter or organization documents in any manner adverse to the holders of Gaming Co. Common Stock (other than the filing of a Certificate of Designations for the issuance of any series of preferred stock of Gaming Co.);

    (c) sell any substantial portion of the properties and assets included in the Gaming Co. Business, except in the ordinary course consistent with past practice, or merge, amalgamate or consolidate Gaming Co. with any other entity except where Gaming Co. is the surviving corporation;

    (d) take or agree to take any action that would prevent (i) the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(1)(B) of the Code, (ii) the Hilton Distribution from qualifying as a tax-free transaction to Hilton and its stockholders within the meaning of
Section 355 of the Code or (iii) the Company Distribution from qualifying as a tax-free transaction, solely with respect to Company's shareholders, within the meaning of Section 355 of the Code;

    (e) conduct the Gaming Co. Business in any manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay Hilton, Company, Gaming Co. or Lakes from consummating the transactions contemplated by the Transaction Documents in accordance with their respective terms (regardless of whether such action would otherwise be permitted or not prohibited hereunder or thereunder), including any action which may materially limit the ability of Hilton, Company, Gaming Co. or Lakes to consummate the transactions contemplated thereby as a result of antitrust, gaming or other regulatory concerns;

    (f) authorize any of, or commit or agree to take any of, the foregoing actions.

    Nothing contained in this Section 6.2 (other than subsection (d)) shall prohibit Hilton from acquiring or disposing of or agreeing to acquire or dispose of, whether by merger or consolidation or by purchase of assets, any assets, business or any Person or other business organization or division thereof which do not and will not constitute part of the Gaming Co. Business.

    Each of the parties hereto acknowledges and agrees, that in the event Gaming Co. or any of its Subsidiaries, in compliance with the provisions of this
Section 6.2, acquires any Person, properties, assets or businesses prior to the Effective Time, the Gaming Co. Valuation Factor shall be adjusted to reflect (i) the increase in the gross value of Gaming Co. resulting from such acquisition (I.E., adjust the $6,024,600,000 figure upwards by the amount of the total consideration paid for the subject Person, properties, assets or businesses),
(ii) the change (if any) in the Total Debt of Gaming Co. as a result of such acquisition and (iii) the change (if any) in the Total Number of Gaming Co. shares outstanding as a result of such acquisitions.

    Section 6.3. ACCESS TO INFORMATION. Each of Company and Hilton shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Company and Hilton shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Except as required by Applicable Laws, each of Company and Hilton will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of, the letter dated June 1, 1998, between Company and Hilton (the "CONFIDENTIALITY AGREEMENT").

    Section 6.4. INDIAN GAMING AND OTHER GUARANTEES RELEASE. Company and each member of the Lakes Group shall use their reasonable best efforts to have the Surviving Corporation and its Subsidiaries be released from any and all liabilities or obligations under or relating to the Indian Gaming and Debt Agreements and Lakes Agreements.

    Section 6.5. DISSENTERS' RIGHTS. The Surviving Corporation shall be responsible for any payments that are required to be made to its shareholders pursuant to any applicable provisions of Minnesota law.

Hilton shall be entitled to jointly direct and control with Company any and all actions or proceedings relating to any of the foregoing claims for payment to the extent such actions or proceedings are made or commence prior to the Closing Date.

                                  ARTICLE VII.
                             ADDITIONAL AGREEMENTS

    Section 7.1. PREPARATION OF FORM S-4, FORM 10 AND THE JOINT PROXY STATEMENT/PROSPECTUS; SHAREHOLDERS MEETING.

    (a) As promptly as practicable following the date of this Agreement, Hilton and Company shall prepare and file with the SEC the Joint Proxy Statement/Prospectus, the Form S-4, in which the Joint Proxy Statement/Prospectus shall be included, and the Forms 10. Each of Hilton and Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act and the Forms 10 declared effective under the Exchange Act as promptly as practicable after such filing. Company shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to its shareholders as promptly as practicable after the Form S-4 is declared effective. Gaming Co. shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or consenting to service of process in any jurisdiction in any action other than one arising out of the offering of Gaming Co. Common Stock in such jurisdiction) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Gaming Co. Common Stock in the Merger, and Gaming Co. shall furnish all information concerning Gaming Co. as may be reasonably requested in connection with any such action.

    (b) Each of Company, Hilton, Gaming Co. and Lakes covenants that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to the shareholders of Company, or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus and the Form S-4 will comply as to Form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable. Notwithstanding the foregoing, (i) no representation or covenant is made by Company or Lakes with respect to statements made or incorporated by reference based on information supplied in writing by Hilton or Gaming Co. specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and (ii) no representation or covenant is made by Hilton or Gaming Co. with respect to statements made or incorporated by reference based on information supplied in writing by Company or Lakes for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus. If at any time prior to the Effective Time there shall occur (i) any event with respect to Company or any of its Subsidiaries, or with respect to other information supplied by Company or Lakes for inclusion in the Joint Proxy Statement/Prospectus or (ii) any event with respect to Hilton or Gaming Co., or with respect to information supplied by Hilton or Gaming Co. for inclusion in the Joint Proxy Statement/Prospectus, in either case, which event is required to be described in an amendment of, or a supplement to the Joint Proxy Statement/Prospectus or the Form S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Company.

    (c) Each of Company, Lakes, Hilton and Gaming Co. shall promptly notify the other of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other transactions contemplated hereby or for additional information and shall supply the other with copies of all correspondence between Company or any of its representatives, or Hilton or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. Company, Lakes, Hilton and Gaming Co. shall use their respective reasonable efforts to respond to any comments of the SEC with respect to the Form S-4 as promptly as practicable. Company and Hilton shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4, the Joint Proxy Statement/Prospectus and the Forms 10, and shall provide promptly to the other party any information such party may obtain that could necessitate amending any such document.

    (d) Company shall take all action necessary in accordance with Applicable Laws and its Articles of Incorporation and Company Bylaws to convene and hold a meeting of its shareholders (the "COMPANY SHAREHOLDERS MEETING") as promptly as practicable for the purpose of obtaining the Company Shareholder Approval. Company shall, through its Board of Directors, recommend to its shareholders the adoption of this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to solicit from its shareholders proxies in favor of adoption of this Agreement and the transactions contemplated hereby and to take all other lawful action necessary to secure the Company Shareholder Approval. Notwithstanding the foregoing, Company's obligation to recommend the adoption of this Agreement and the transactions contemplated hereby and to solicit proxies from its shareholders (but not its obligations to convene and hold the Company Shareholders Meeting) shall be subject to any action (including any withdrawal or change of its recommendation) taken by, or upon authority of, the Board of Directors of Company which the Board of Directors determines, based on the written advice of outside legal counsel to Company, is required in the exercise of its fiduciary duties to Company's shareholders under Applicable Laws.

    (e) Company shall coordinate and cooperate with Hilton with respect to the timing of the Company Shareholders Meeting.

    Section 7.2. LETTER OF COMPANY'S ACCOUNTANTS. Company shall use all reasonable efforts to cause to be delivered to Hilton and Company a letter of Arthur Andersen LLP, Company's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Hilton, in form reasonably satisfactory to Hilton and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    Section 7.3. LETTER OF HILTON'S ACCOUNTANTS. Hilton shall use all reasonable efforts to cause to be delivered to Company and Hilton a letter of Arthur Andersen LLP, Hilton's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Company, in form reasonably satisfactory to Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    Section 7.4. REASONABLE BEST EFFORTS; NOTIFICATION. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary action or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority (including in respect of any Gaming Law), (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the Transaction Documents or the consummation of any of the transactions contemplated thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents.

    Section 7.5. APPROVAL OF GAMING COMMISSIONS; REGULATORY MATTERS. Hilton and Company shall as promptly as practicable, but in no event later than 30 days following the execution and delivery of this Agreement, file or submit those filings and other submissions under applicable Gaming Laws in connection with the Transaction Documents and the transactions contemplated thereby, and to respond as promptly as practicable in order to obtain as soon as practicable those approvals and consents required or necessary in connection with the Transaction Documents or the transactions contemplated thereby. In addition, each of Hilton and Company shall, and shall cause each of its Subsidiaries to (and shall use its reasonable efforts to cause each of its affiliates other than each of its Subsidiaries to), if it is necessary to obtain any regulatory approval for the Merger or the Distributions, disassociate themselves from any Person or Persons deemed, or reasonably likely to be deemed, unsuitable by any Gaming Commission. Hilton and Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the Gaming Commissions and shall comply promptly with any such inquiry or request.

    Section 7.6. SUPPLEMENTAL DISCLOSURE. Subject to compliance with applicable Gaming Laws, Company shall confer on a regular and frequent basis with Hilton, report on operational matters and promptly notify Hilton of, and furnish Hilton with, any information it may reasonably request with respect to, any event or condition or the existence of any fact that could reasonably be expected to cause any of the conditions to Hilton's obligation to consummate the Merger and the Hilton Distribution not to be completed, and Hilton shall promptly notify Company of, and furnish Company any information it may reasonably request with respect to, any event or condition or the existence of any fact that could reasonably be expected to cause any of the conditions to Company's obligation to consummate the Merger and the Company Distribution not to be completed.

    Section 7.7. ANNOUNCEMENTS. Prior to the Closing, none of the parties hereto shall issue any press release or make any public announcement with respect to this Agreement and the Merger without the prior consent of the other (which consent shall not be unreasonably withheld), except as may be required by Applicable Laws or applicable stock exchange regulations, in which event the party required to make the release shall, if possible, allow the other party reasonable time to comment on such release in advance of such issuance. The parties hereto agree that the initial press release to be issued with respect to the transactions contemplated hereby shall be in a form heretofore agreed to by the parties hereto.

    Section 7.8.  NO SOLICITATION.

    (a) Company shall not, and shall not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, or otherwise encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, tender offer, consolidation or similar transaction involving, or any purchase of, 15% or more of the assets or any equity securities of Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). Company shall not, and shall not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement or consummate an Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent Company or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii) at any time after 180 days from the date hereof if the Merger shall not by such date have received the Company Shareholder Approval: (x) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Confidentiality Agreement;
(y) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (z) recommending such an Acquisition Proposal to the shareholders of Company, if, and only to the extent that, (i) in each such case referred to in clause (x), (y) or (z) above, the Board of Directors of Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (y) or (z) above, the Board of Directors of Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account the long-term prospects and interests of Company and its shareholders. Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section
7.8 and in the Confidentiality Agreement. Company also shall promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

    (b) Company shall notify Hilton immediately if any Acquisition Proposal or inquiries regarding a potential Acquisition Proposal are received by, any information with respect to an Acquisition Proposal or a potential Acquisition Proposal is requested from, or any discussions or negotiations with respect to an Acquisition Proposal or a potential Acquisition Proposal are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the name of the Person involved and the material terms and conditions of any such Acquisition Proposal, and thereafter shall keep Hilton informed, on a current basis, on the status and terms of any such inquiries or Acquisition Proposals and the status of any such negotiations or discussions. Nothing in this Section 7.8(b), however, shall be construed as authorizing Company, its Subsidiaries or their respective employees, agents or representatives to engage in any activities prohibited by Section 7.8(a) hereof.

    Section 7.9.  INDEMNIFICATION.

    (a) All indemnification obligations existing as of the date hereof (including indemnification obligations relating to or arising out of the transactions contemplated by this Agreement) relating to acts or omissions occurring at or prior to the Effective Time in favor of the current or former directors or officers of Company or any of its Subsidiaries (the "INDEMNIFIED PERSONS") in the articles of incorporation or bylaws (or comparable organizational documents) or indemnity contracts of Company or its Subsidiaries
(i) will be assumed by each of the Surviving Corporation and Lakes, each of whom shall be jointly and severally liable for such indemnification, without further action, as of the Effective Time and (ii) shall continue in full force and effect in accordance with their respective terms for a period not less than six years from the Effective Time. The parties hereto acknowledge and agree that nothing in the preceding sentence modifies or in any way limits Company's ability or rights to seek indemnification from Lakes pursuant to Section 7.9(b) with respect to any of the foregoing obligations. If the Surviving Corporation is required to indemnify any Indemnified Person for any act or omission relating to any of the Non-Mississippi Group

Liabilities (as defined in the Company Distribution Agreement), including those relating to (A) Stratosphere, the Stratosphere Litigation and/or the Stratosphere Contracts or (B) the Lakes Business, including the Lakes Contracts and/or any member of the Lakes Group, then as a condition to such indemnification, such Indemnified Person shall enter into a subrogation agreement pursuant to which the Surviving Corporation shall be subrogated to, and shall stand in the place of, such Indemnified Person as to any events or circumstances in respect of which such Indemnified Person may have any right or claim relating to such Non-Mississippi Group Liabilities against any claimant or plaintiff asserting such liabilities against the Indemnified Person, or against any other party (other than an Indemnified Person) that may be liable.

    (b) Lakes shall indemnify, defend and hold harmless the Surviving Corporation and its Affiliates from and against any and all losses, liabilities, damages and expenses (including the reasonable costs and expenses of investigation and reasonable attorneys' fees and expenses in connection with any or all such investigations or any and all Actions or threatened Actions) incurred or suffered by the Surviving Corporation or any of its Affiliates relating to the Non-Mississippi Group Liabilities, including those relating to
(A) the Stratosphere, the Stratosphere Litigation and/or the Stratosphere Contracts and (B) the Lakes Business, including the Lakes Contracts and/or any member of the Lakes Group.

    (c) Prior to the Effective Time, Lakes and Company shall enter into the Trust Agreement in the form of Exhibit M attached hereto (the "TRUST AGREEMENT") and the Pledge and Security Agreement in the form of Exhibit N attached hereto (the "PLEDGE AND SECURITY AGREEMENT," and together with the Trust Agreement, the "SECURITY AGREEMENTS"), in each case, with such changes thereto as the trustee thereunder may reasonably request, pursuant to which Lakes shall deposit and make available the amounts set forth in such Security Agreements for the time periods specified therein to secure and satisfy any and all indemnification claims made or asserted against it pursuant to any of the Transaction Documents.

    (d) For so long as the Surviving Corporation is required to provide indemnification to any of the Indemnified Persons, Lakes shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment. If Lakes is unable, within 15 days of request, to pay in full any claim made for indemnification by the Surviving Corporation or any of its Affiliates pursuant to this Agreement or the Company Distribution Agreement, then for so long as any such claim or any other claim for indemnification made by the Surviving Corporation or any of its Affiliates remains unpaid, Lakes shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to any indebtedness.

    (e) For so long as the Surviving Corporation is required to provide indemnification to any Indemnified Person, Gaming Co.'s ability to transfer any material Mississippi Group Assets (as defined in the Company Distribution Agreement) out of the Surviving Corporation shall be limited as follows. In connection with the transfer of any material Mississippi Group Asset out of the Surviving Corporation, Gaming Co. shall determine the net equity value of such asset at the time of such transfer (i.e., the fair market value of such asset less any indebtedness and known liabilities relating thereto). So long as the net equity value of the asset being transferred, together with the aggregate net equity values of all assets previously transferred, is equal to or less than the total indebtedness of Company as of the Determination Date under the Indentures and the Revolving Credit Facility (collectively, the "THRESHOLD DEBT"), the subject asset can be transferred without restriction. If, however, the net equity value of the asset being transferred, together with the aggregate net equity values of all assets previously transferred, is more than the Threshold Debt (such excess being referred to as the "REQUIRED CREDIT SUPPORT"), then Gaming Co. shall either (i) contribute to the Surviving Corporation assets with a net equity value at least equal to the Required Credit Support or (ii) guaranty the indemnification obligations to the Indemnified Persons in an amount at least equal to the Required Credit Support. Once Gaming Co. is required to provide any Required Credit Support, it shall only be entitled to transfer additional material Mississippi Group Assets out of the Surviving Corporation if it concurrently with such transfer either (x) contributes to the Surviving Corporation other assets with a net equity value at least equal to the net equity value of the assets to be transferred out of the Surviving Corporation or (ii) guarantees the indemnification obligations of the Surviving Corporation to the Indemnified Persons in an amount at least equal to the net equity value of the assets to be transferred out of the Surviving Corporation.

    (f) The provisions of this Section 7.9 are intended to be for the benefit of, and shall be enforceable by, the Surviving Corporation and each Indemnified Person (including such Person's heirs and representatives) and shall be binding on all successors and assigns of the Surviving Corporation, Gaming Co. and Lakes.

    Section 7.10. DISTRIBUTIONS. (a) Prior to the Closing, Hilton will, and will cause each of its Subsidiaries that is a party thereto, to enter into the Hilton Distribution Agreement and such ancillary agreements (the "HILTON ANCILLARY AGREEMENTS") as are reasonably required to effect the Hilton Distribution and to govern the relationships between Hilton and Gaming Co. following the Hilton Distribution. The Hilton Distribution Agreement and the Hilton Ancillary Agreements will conform in all material respects to the terms of the subject forms attached hereto as Exhibit A, with such changes thereto as Hilton and Gaming Co. deem reasonably necessary and appropriate, provided that such changes are not materially adverse to the interests of either Gaming Co., Company or Lakes. Hilton shall use its reasonable best efforts to take all action necessary to effect the Hilton Distribution prior to the Effective Time, pursuant to the terms of the Hilton Distribution Agreement and the Hilton Ancillary Agreements. Prior to the Effective Time and subject to the second preceding sentence, Hilton will not agree to or permit any material modification of the terms of the Hilton Distribution Agreement or the Hilton Ancillary Agreements that relate to the Gaming Co. Business without the prior written consent of Company, which consent will not be unreasonably withheld.

    (b) Prior to the Closing, Company will, and will cause each of its Subsidiaries that is a party thereto, to enter into the Company Distribution Agreement and such ancillary agreements (the "COMPANY ANCILLARY AGREEMENTS," and together with the Hilton Ancillary Agreements, the "ANCILLARY AGREEMENTS") as are reasonably required to effect the Company Distribution and to govern the relationships between Company and Lakes following the Company Distribution. The Company Distribution Agreement and the Company Ancillary Agreements will conform in all material respects to the terms of the subject forms attached hereto as Exhibit B, with such changes thereto as Company and Lakes deem reasonably necessary and appropriate, provided that such changes are not materially adverse to the interests of either Company, Hilton or Gaming Co. Company shall use its reasonable best efforts to take all action necessary to effect the Company Distribution prior to the Effective Time, pursuant to the terms of the Company Distribution Agreement and the Company Ancillary Agreements. Prior to the Effective Time and subject to the second preceding sentence, Company will not agree to or permit any material modification of the terms of the Company Distribution Agreement or the Company Ancillary Agreements without the prior written consent of Hilton, which consent will not be unreasonably withheld.

    Section 7.11. PRIVATE LETTER RULING AND TAX OPINIONS. Each of Hilton and Company shall use its reasonable best efforts and cooperate with the other party and to obtain from the Service or tax counsel, as the case may be, the Private Letter Rulings or tax opinions, as the case may be, contemplated by Section 8.1(d) and 8.1(e) of this Agreement. Each party hereto shall also use its reasonable best efforts to cause (a) the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(B) of the Code, (b) the Hilton Distribution to qualify as a tax-free transaction to Hilton and its stockholders within the meaning of Section 355 of the Code and (c) the Company Distribution to qualify as a tax-free transaction, solely with respect to Company's shareholders, within the meaning of Section 355 of the Code. Company acknowledges, however, that (i) the Private Letter Ruling requested by Hilton will also seek rulings with respect to the tax-free nature of certain other transactions in which Hilton intends to engage after the Hilton Distribution (the "OTHER TRANSACTIONS") and (ii) Hilton will also be entitled to seek a Private Letter Ruling that covers (and assumes the consummation of) such Other Transactions in the Private Letter Ruling referred to above.

    Section 7.12. NYSE LISTING. Gaming Co. shall use its reasonable efforts to cause the shares of Gaming Co. Common Stock to be issued in the Merger to be approved for listing on the NYSE (or such other securities exchange or market comprising the principal securities exchange on which the Gaming Co. Common Stock is listed), subject to notice of official issuance, prior to the Effective Time.

    Section 7.13. AFFILIATE AGREEMENTS. Upon the execution of this Agreement, Company will provide Hilton with a list of those Persons who are, in Company's reasonable judgment, "affiliates" of Company within the meaning of Rule 145 (each such Person who is an "affiliate" of Company within the meaning of Rule 145 is referred to as an "AFFILIATE") promulgated under the Securities Act ("RULE 145"). Company shall provide Hilton such information and documents as Hilton shall reasonably request for purposes of reviewing such list and shall notify Hilton in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Company shall each use all reasonable efforts to deliver or cause to be delivered to Hilton by July 31, 1998 (and in any case prior to the Effective Time) from each of its Affiliate, an executed Affiliate Agreement, substantially in the form attached hereto as Exhibit C (an "AFFILIATE AGREEMENT"). Gaming Co. may be entitled to place appropriate legends on the certificates evidencing any Gaming Co. Common Stock to be received by such Affiliates of Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Gaming Co. Common Stock, consistent with the terms of the Affiliate Agreements (PROVIDED that such legends or stop transfer instructions shall be removed when such shares of Gaming Co. Common Stock are generally transferable without any restrictions imposed by Rule 145, upon the request of any shareholder that is not then an Affiliate of Company).

    Section 7.14.  STOCK PLANS.

    (a) At the Effective Time, each outstanding Company Stock Option under the Company Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option the same number of shares of Gaming Co. Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Gaming Co. Common Stock deemed purchasable pursuant to such Company Stock Option in accordance with the foregoing, it being acknowledged by Hilton that each such Company Stock Option will, to the extent provided for in the applicable option or agreement, become fully vested at the Effective Time as a result of the Merger.

    (b) Promptly after the Effective Time, Gaming Co. shall deliver to the participants in the Company Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Company Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 7.14 after giving effect to the Merger).

    (c) Gaming Co. shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Gaming Co. Common Stock for delivery under Company Stock Plans assumed in accordance with this Section 7.14. Promptly after the Effective Time, Gaming Co. shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Gaming Co. Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

    (d) The Board of Directors of Company shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Company Stock Plans and the instruments evidencing the Company Stock Options, to provide for the conversion of the Company Stock Options into options to acquire Gaming Co. Common Stock in accordance with this Section 7.14; and Company represents and warrants that no consent of the holders of the Company Stock Options is required in connection with such conversion.

    (e) The Board of Directors of Company shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the Company Stock Options for purposes of Section 16(b) of the Exchange Act. The Board of Directors of Gaming Co. shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Gaming Co. Common Stock under the Company Stock Options (as converted pursuant to this Section 7.14) for purposes of Section 16(b) of the Exchange Act.

    Section 7.15.  INDIAN GAMING AND DEBT AGREEMENTS AND LAKES
AGREEMENTS. Subject to Lake's obligations to indemnify the Surviving Corporation with respect to such obligations pursuant to Section 7.9 hereof and
Article V of the Company Distribution Agreement, the Surviving Corporation shall comply with all of Company's obligations under any Indian Gaming and Debt Agreements or Lakes Agreements to which it is a party or subject to and for which it has not been released.

    Section 7.16. CONVEYANCE TAXES. Hilton and Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any such taxes or fees imposed by any Governmental Authority (and any penalties and interest with respect to such taxes and fees) which become payable in connection with the transactions contemplated by this Agreement on behalf of its shareholders.

    Section 7.17. STOCKHOLDER OR SHAREHOLDER LITIGATION. Each of Hilton and Company shall give the other the reasonable opportunity to participate in the defense of any stockholder or shareholder litigation against Hilton or Company, as applicable, and its directors relating to the transactions contemplated hereby.

    Section 7.18.  EMPLOYEE BENEFITS.

    (a) Gaming Co. shall or shall cause the Surviving Corporation to maintain in effect employee benefit plans and arrangements which provide benefits which have a value which is substantially comparable, in the aggregate, to the benefits provided by the Employee Benefit Plans (not taking into account the value of any benefits under any such plans which are equity based) for a period of one year after the Effective Time.

    (b) Gaming Co. shall or shall cause the Surviving Corporation to honor all employment, severance and termination agreements (including change in control provisions) of the employees of Company and its Subsidiaries in effect on the date hereof; PROVIDED that (x) all such agreements are set forth or summarized on the Company Disclosure Schedule, (y) such agreements will not be amended, modified or extended after the date hereof without the written consent of Hilton and (z) to the extent such agreement would unjustly or inequitably enrich such employee, the foregoing commitment shall not apply to any Persons who become employees of any member of the Lakes Group and shall instead become a commitment of Lakes who shall honor any such agreement.

    (c) For purposes of determining eligibility to participate and vesting, including accrual or entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of Gaming Co. or the Surviving Corporation, employees of Company and its Subsidiaries as of the Effective Time shall receive service credit for service with Company and any of its Subsidiaries to the same extent such service was granted under the Employee Benefit Plans.

    Section 7.19. INDENTURES AND COMPANY NOTES. Gaming Co. shall cause the Surviving Corporation to comply with any "Change of Control Offer" (as defined in the Indentures) that the Surviving Corporation is required to make under any of the Indentures or the Company Notes. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to satisfy the conditions set forth in Section 8.1(j) below.

    Section 7.20. POST-CLOSING MARKETING ACTIVITIES. Gaming Co. shall, and shall cause the Surviving Corporation to, maintain and observe Company's marketing agreements with each of the Coushatta Tribe of Louisiana and the Tunica-Biloxi Tribe of Louisiana as follows:

    For as long as the current Louisiana Indian Management Contracts (the management contract relating to the Avoyelles casino expires June 2001 and the management contract relating to the Coushatta casino expires January 2002) are existing, neither Gaming Co. nor Surviving Corporation shall directly or indirectly engage in Restricted Activities in the following markets: (i) greater Houston, Texas; (ii) greater Alexandria, Louisiana; (iii) greater Baton Rouge, Louisiana; or (iv) greater Lafayette, Louisiana; PROVIDED, HOWEVER, that nothing herein shall prevent the Surviving Corporation from directly mailing any marketing material relating to the Mississippi Casinos in such markets to individuals or entitles that are included in the Surviving Corporation's patron database; and PROVIDED FURTHER, HOWEVER, that nothing herein shall prevent Gaming Co. from marketing or advertising its casinos (or employing its related databases) other than Mississippi Casinos in such markets.

    Section 7.21. SHARK CLUB GROUND LEASE. Subject to the terms of the Shark Club Ground Lease, Lakes shall, and shall cause its Subsidiaries to, exercise the "call" option to purchase the leased premises (as described in the Shark Club Ground Lease) prior to the commencement of the period during which the landlord under the lease has the right to exercise a "put" option to sell such leased premises to a Subsidiary of Lakes.

                                 ARTICLE VIII.
                              CONDITIONS TO MERGER

    Section 8.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

    (a) SHAREHOLDER APPROVAL. Company shall have obtained the Company Shareholder Approval.

    (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been earlier terminated.

    (c) REGISTRATION STATEMENT. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

    (d) PRIVATE LETTER RULINGS. Unless otherwise agreed upon by Hilton and Company as set forth in paragraph (e) below, (i) Hilton shall have received from the Service a private letter ruling (the "PRIVATE LETTER RULING"), reasonably satisfactory in form and substance to Hilton and Company, substantially to the effect that, on the basis of the facts, representations, and Applicable Law existing at the date of the issuance of such Private Letter Ruling, including the intended consummation of the Other Transactions, the pro rata distribution of the stock of Gaming Co. to the holders of Hilton Common Stock in the Hilton Distribution will be non-taxable for federal income tax purposes to both Hilton and its stockholders under Section 355 of the Code and (ii) Company shall have received from the Service a Private Letter Ruling, reasonably satisfactory in form and substance to Hilton and Company, substantially to the effect that, on the basis of the facts, representations, and Applicable Law existing at the date of the issuance of such

Private Letter Ruling, the pro rata distribution of the stock of Lakes to the holders of Company Common Stock in the Company Distribution will be non-taxable for federal income tax purposes to Company's shareholders under Section 355 of the Code.

    (e) TAX OPINIONS IN LIEU OF PRIVATE LETTER RULING. In the event that Hilton and Company agree to complete the transactions contemplated by this Agreement without obtaining the Private Letter Rulings, (i) Hilton shall have received an opinion of Latham & Watkins, counsel to Hilton, reasonably satisfactory in form and substance to each of Hilton and Company, substantially to the effect that, on the basis of the facts, representations, and Applicable Law existing at the date of such opinion, including the intended consummation of the Other Transactions, the pro rata distribution of the stock of Gaming Co. to the holders of Hilton Common Stock in the Hilton Distribution will be, although not free from doubt, non-taxable for federal income tax purposes to both Hilton and its stockholders under Section 355 of the Code and (ii) Company shall have received an opinion of Maslon, Edelman, Borman & Brand, LLP counsel to Company, reasonably satisfactory in form and substance to each of Hilton and Company, substantially to the effect that, on the basis of the facts, representations, and Applicable Law existing at the date of such opinion, the pro rata distribution of the stock of Lakes to the holders of Company Common Stock in the Company Distribution will be, although not free from doubt, non-taxable for federal income tax purposes to Company's shareholders under Section 355 of the Code.

    (f) NO INJUNCTIONS OR RESTRAINTS. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Merger or the Distributions illegal or otherwise prohibiting consummation of the Merger or the Distributions.

    (g) CONSUMMATION OF THE DISTRIBUTIONS. Each of the Hilton Distribution and the Company Distribution shall have become effective in accordance with the terms of the applicable Distribution Agreement and the applicable Ancillary Agreements.

    (h) TAX LEGISLATION. There shall be no proposed legislation introduced in bill form and pending congressional action which, if passed, would have the effect of amending the Code so as to alter in any materially adverse respect any of the tax consequences prescribed by the Private Letter Ruling or the tax opinions in lieu thereof.

    (i) NATIONAL LISTING. The shares of Gaming Co. Common Stock to be issued in the Merger and upon exercise or conversion of the Company Stock Options shall have been approved for listing on a national securities exchange, subject to official notice of issuance.

    (j) INDENTURES. Each member of the Lakes Group shall have been released from all obligations relating to (x) the Company Notes, including the release of the capital stock of each member of the Lakes Group from the obligations and Encumbrances under the Subsidiaries Notes Pledge and (y) the Revolving Credit Facility.

    (k) CLOSING DATE. The Closing of the Merger shall not take place before December 1, 1998.

    Section 8.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF GAMING CO. The obligation of Gaming Co. to effect the Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Gaming Co.:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and the representations and warranties of Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case they shall be true and correct as of such date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement; and Gaming Co. shall have received a certificate signed on behalf of Company by the chief executive officer and the chief financial officer of Company to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF COMPANY AND LAKES. Company and Lakes shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Gaming Co. shall have received a certificate signed on behalf of Company by the chief executive officer and the chief financial officer of Company to such effect.

    (c) TAX OPINION. Gaming Co. shall have received an opinion of Latham & Watkins, substantially in the form of Exhibit H, dated the Closing Date and to the effect that: (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1) of the Code; (ii) each of Gaming Co. and Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by Company, Hilton, or Gaming Co. as a result of the Merger, except for any gain which may be recognized by Company from the Company Distribution as a result of the Merger. In rendering such opinion, Latham & Watkins shall receive and may rely upon representations contained in certificates of Company and Gaming Co. substantially in the forms of Exhibits I and J attached hereto.

    (d) CONSENTS. All necessary approvals or authorizations of any Governmental Authority required or necessary under applicable Gaming Laws in connection with the Merger and the Distributions shall have been obtained.

    (e) LETTERS FROM AFFILIATES. Gaming Co. shall have received from each Person referred to in Section 7.13 an executed Affiliate Agreement.

    (f) SECURITY AGREEMENTS. Lakes shall have executed each of the Security Agreements, each of which shall be in full force and effect and legally binding against Lakes and no material breach by Lakes shall have occurred thereunder as of the Closing Date.

    (g) NON-COMPETITION AGREEMENTS. Each of Lyle Berman, Thomas J. Brosig and Stanley M. Taube shall have executed a Non-Competition Agreement, each of which shall be in full force and effect and legally binding against each of Lyle Berman, Thomas J. Brosig and Stanley M. Taube and no material breach by either Lyle Berman, Thomas J. Brosig or Stanley M. Taube shall have occurred thereunder as of the Closing Date.

    (h) SETTLEMENT AGREEMENT. The Settlement Agreement shall be in full force and effect and be legally binding on the parties thereto, and no material breach by any of the parties thereto shall have occurred as of the Closing Date.

    (i) ACCOUNTANT'S LETTER AND TAX OPINION. Company and Gaming Co. shall have received from Company's representative Arthur Andersen LLP a letter dated the date of the Closing Date addressed to Company and Gaming Co. at a level of detail reasonably satisfactory to Company and Gaming Co., setting out, based on a reasonable estimate, the computation of the basis in the stock of Lakes immediately before the Company Distribution, together with the amount of the Stratosphere Loss (as defined in the Tax Allocation and Indemnity Agreement attached to the Company Distribution Agreement). Company and Gaming Co. also shall have received as of the same date an opinion of Arthur Andersen LLP at a level of detail reasonably satisfactory to Company and Gaming Co., indicating that there is at least a "reasonable basis" (as defined in Code section 6662) for filing the Tax Returns reporting the Base Stratosphere Loss (as defined in the Tax Allocation and Indemnity Agreement attached to the Company Distribution Agreement) in the manner recommended by Lakes and its representatives.

    (j) NET EQUITY VALUE. The Company Net Equity Value shall be equal to or greater than $585,100,000.

    Section 8.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of Company to effect the Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Company:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Hilton set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and the representations and warranties of Hilton set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case they shall be true and correct as of such date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement; and Company shall have received a certificate signed on behalf of Gaming Co. by the chief executive officer and the chief financial officer of Gaming Co. to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF HILTON AND GAMING CO. Hilton and Gaming Co. shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Company shall have received a certificate signed on behalf of Gaming Co. by the chief executive officer and the chief financial officer of Gaming Co. to such effect.

    (c) TAX OPINION. Company shall have received an opinion of Maslon, Edelman, Borman & Brand, LLP, substantially in the form of Exhibit K, dated the Closing Date and to the effect that: (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1) of the Code; (ii) each of Gaming Co. and Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by Company as a result of the Merger, except for any gain which may be recognized by Company from the Company Distribution as a result of the Merger. In rendering such opinion, Maslon, Edelman, Borman & Brand, LLP shall receive and may rely upon representations contained in certificates of Company and Gaming Co. substantially in the forms of Exhibits I and J attached hereto.

    (d) RECEIPT OF AN UPDATED FAIRNESS OPINION. In the event: (a) (i) Hilton consummates the Hilton Distribution after the Company Shareholder Approval has been obtained; (ii) the Closing Date shall not have occurred within 20 business days of the date that the Hilton Distribution is consummated; and (iii) an Acquisition Proposal involving Company shall not have been received by or made known to Company, then Ladenburg Thalmann & Co. Inc. shall have reissued to Company the Fairness Opinion as of a date at least 21 or more business days after the date that the Hilton Distribution is consummated, after having been requested by Company to reissue such opinion following the consummation of the Henry Distribution; or (b) Gaming Co. acquires after the date hereof, either individually or in the aggregate, any Person, properties, assets or businesses with a net equity value in excess of $300 million, then Ladenburg Thalmann & Co. Inc. shall have reissued to Company the Fairness Opinion dated as of a date after the date any such acquisition is consummated, after having been requested by Company to reissue such opinion following the Consummation of any such acquisition.

                                  ARTICLE IX.
                           TERMINATION AND AMENDMENT

    Section 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 9.1(b) through 9.1(l), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the shareholders of Company:

    (a) by mutual written consent of Hilton and Company; or

    (b) by either Hilton or Company, if the Merger shall not have been consummated by December 31, 1998 (PROVIDED that (i) either Hilton or Company may extend such date to March 1, 1999 by providing written notice thereof to the other party on or prior to December 31, 1998, such date, as it may be so extended, shall be referred to herein as the "OUTSIDE DATE") and (ii) the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

    (c) by either Hilton or Company, if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the Distributions; or

    (d) by either Hilton or Company, if prior to the Effective Time, the Code is amended so as to alter in any materially adverse respect any of the tax consequences provided by the Private Letter Rulings described in Section 8.1(d) or the opinions of counsel described in Section 8.1(e); or

    (e) by Hilton, if, at the Company Shareholders Meeting (including any adjournment or postponement), the Company Shareholder Approval shall not have been obtained; or

    (f) by Company, if the Hilton stockholders do not ratify the Hilton Distribution; or

    (g) by Hilton, if (i) the Board of Directors of Company shall have withdrawn or modified its recommendation of this Agreement or the Merger; (ii) after the receipt by Company of an Acquisition Proposal, Hilton requests in writing that the Board of Directors of Company reconfirm its recommendation of this Agreement and the Merger to the shareholders of Company and the Board of Directors of Company fails to do so within 20 business days after its receipt of Hilton's request; (iii) the Board of Directors of Company shall have recommended to the shareholders of Company an Acquisition Proposal; (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock is commenced (other than by Hilton or an Affiliate of Hilton) and the Board of Directors of Company recommends that the shareholders of Company tender their shares in such tender or exchange offer; or (v) for any reason Company fails to call and hold the Company Shareholders Meeting by the Outside Date (PROVIDED that Hilton's right to terminate this Agreement under such clause (v) shall not be available if (1) at such time Company would be entitled to terminate this Agreement under Section 9.1(h) or (2) Company failed to call and hold such meeting because the Form S-4 shall not have become effective under the Securities Act, provided that Company shall have complied with all of its obligations under this Agreement); or

    (h) by Hilton or Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) will cause the conditions set forth in Section 8.2(a) or (b) (in the case of termination by Hilton) or 8.3(a) or (b) (in the case of termination by Company) not to be satisfied, and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party; or

    (i) by Hilton, if the Company Net Equity Value is less than $585,100,000; or

    (j) by Company, if (i) Hilton consummates the Hilton Distribution before the Company Shareholders Meeting, (ii) an Acquisition Proposal involving Company shall not have been received by or made known to Company prior to the Company Shareholders Meeting, and (iii) the Company Shareholder Approval is not obtained; or

    (k) by Company, if (i) Hilton consummates the Hilton Distribution after the Company Shareholder Approval has been obtained, (ii) the Closing Date shall not have occurred within 20 business days of the date that the Hilton Distribution is consummated, (iii) an Acquisition Proposal involving Company shall not have been received or made known to Company and (iv) Ladenburg Thalmann & Co. Inc. shall not have reissued to Company the Fairness Opinion as of a date at least 21 or more business days after the date that the Hilton Distribution is consummated after having been requested by Company to reissue such opinion following the consummation of the Hilton Distribution; or

    (l) by Company, if Gaming Co. acquires after the date hereof, either individually or in the aggregate, any Person, properties, assets or businesses with a net equity value in excess of $300 million and Ladenburg Thalmann & Co. Inc. shall not have reissued to Company the Fairness Opinion as of a date after any such acquisition is consummated, after having been requested by Company to reissue such opinion following the consummation of any such acquisition.

    Section 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Hilton or Company or any of their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3 and except that such termination shall not limit liability for a willful breach of this Agreement; PROVIDED, that the provisions of Section 9.3 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

    Section 9.3.  FEES AND EXPENSES.

    (a) Except as set forth in Section 7.16 or in this Section 9.3, all Transaction Costs shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that if the Merger is consummated, all Transaction Costs of Company shall be paid by the Surviving Corporation.

    (b) Company shall pay Hilton a termination fee of $30 million upon the earliest to occur of the following events:

        (i) the termination of this Agreement by Hilton pursuant to Section 9.1(e), if any Acquisition Proposal involving Company shall have been received or made known to Company prior to the Company Shareholders Meeting and either a binding agreement with respect to any such Acquisition Proposal is entered into, or the transactions constituting any such Acquisition Proposal are consummated, within 18 months of such termination; PROVIDED, HOWEVER, that no termination fee shall be payable in such an event if Company would be entitled to terminate this Agreement pursuant to either
    Section 9.1(j) or 9.1(k); or

        (ii) the termination of this Agreement by Hilton pursuant to Section 9.1(g), whether or not Company is entitled to terminate this Agreement pursuant to Section 9.1(j) or 9.1(k).

Company's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Hilton against Company and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; PROVIDED that, this limitation shall not apply in the event of a willful breach of this Agreement by Company.

    (c) The expenses and fees, if applicable, payable pursuant to Section 9.3(b) shall be paid concurrently with the first to occur of the events described in
Section 9.3(b)(i) or (ii).

    Section 9.4. AMENDMENT. This Agreement may be amended by Hilton and Company, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.5. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE X.
                                 MISCELLANEOUS

    Section 10.1.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 2.4, 2.5, 2.6, 3.1, 3.2, 6.5, 7.4(iii) and (iv), 7.9, 7.14, 7.15, 7.16, 7.18, 7.20
and 7.21 hereof, this Article X and the Security Agreements delivered pursuant to Section 7.9(c) and the agreements of the Affiliates delivered pursuant to
Section 7.13. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

    Section 10.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Hilton, to

               Hilton Hotels Corporation
               9336 Civic Center Drive
               Beverly Hills, CA 90210
               Attn: General Counsel
               Telecopy: (310) 205-7677

               with a copy to:

               Latham & Watkins
               1001 Pennsylvania, N.W., Suite 1300
               Washington, D.C. 20004
               Attn: Bruce E. Rosenblum, Esq.
               Telecopy: (202) 637-2201

    (b) if to Gaming Co. or Merger Sub, to

               Gaming Co., Inc.
               3930 Howard Hughes Parkway, 4th Floor
               Las Vegas, Nevada 89109
               Attn: General Counsel
               Telecopy: (702) 699-5179

    (c) if to Company or Lakes, to

               Grand Casinos, Inc.
               130 Cheshire Lane
               Minnetonka, Minnesota 55305
               Attn: General Counsel
               Telecopy: (612) 449-8509

               with a copy to:

               Maslon, Edelman, Borman & Brand, LLP
               3300 Norwest Center
               90 South Seventh Street
               Minneapolis, Minnesota 55402
               Attn: Neil I. Sell, Esq.
               Telecopy: (612) 672-8397

    Section 10.3. INTERPRETATION. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 30, 1998.

    Section 10.4. COUNTERPARTS. This Agreement and any amendments hereto may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 10.5. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 7.9 are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; PROVIDED that, the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Hilton nor Company has made or shall be deemed to have made any other representations or warranties, express or implied, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to (i) the execution and delivery of this Agreement, (ii) any financial projections or schedules (other than the financial schedules, budgets or pro formas described or referred to in Sections 3.1(c), 4.19, 4.20 or 5.14 of this Agreement) heretofore or hereafter delivered to or made available to any such Persons or their counsel, accountants, advisors, representatives or Affiliates or (iii) the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing; it being understood that each party hereto has not and will not rely on any financial projections or schedules (other than the financial projections or schedules described or referred to in Sections 3.1(c), 4.19, 4.20 or 5.14 of this Agreement) in connection with its evaluation of any other party hereto or the Merger.

    Section 10.6. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law, including all matters of construction, validity, and performance, except to the extent that the provisions of the DGCL or the MBCA and applicable Gaming Laws shall be mandatorily applicable to the Merger or this Agreement.

    Section 10.7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    Section 10.8. HEADINGS; REFERENCES. The article, section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Article," "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

    Section 10.9. SEVERABILITY; ENFORCEMENT. Except to the extent that the application of this Section 10.9 would have a Material Adverse Effect with respect to Hilton, Gaming Co. or Company, the invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any covenant hereunder is too broad to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

    Section 10.10. SPECIFIC PERFORMANCE. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by Applicable Laws, each party hereto waives any objection to the imposition of such relief.

    Section 10.11. EFFECT OF HILTON DISTRIBUTION. The parties acknowledge that Hilton may effect the Hilton Distribution in advance of the Effective Time. From and after the effectiveness of the Hilton Distribution: (i) the rights and obligations of Hilton contained in each of the Transaction Documents shall become the rights and obligations solely of Gaming Co., and Hilton shall have no further obligations under each of the Transaction Documents; (ii) all covenants under each of the Transaction Documents to be performed by Hilton will be performed by (and appropriately construed as covenants of) Gaming Co.; (iii) all covenants under each of the Transaction Documents to be performed for the benefit of Hilton will be performed (and appropriately construed as covenants) for the benefit of Gaming Co. and all payments to be made to Hilton shall instead be paid to Gaming Co.; and (iv) the representations and warranties of Hilton shall be representations and warranties of Gaming Co., unless by their context such representations and warranties are not appropriate to Gaming Co., appropriately modified to give effect to the transactions contemplated by this Agreement and the Hilton Distribution Agreement.

    Section 10.12. APPROVALS, CONSENT AND WAIVERS. Any approval, consent or waiver required or authorized by any provision of this Agreement to be given or made by any of the parties hereto shall only be valid to the extent such approval, consent or waiver is in writing and signed by, with respect to either Hilton, Gaming Co. or Merger Sub, the Executive Vice President & Chief Financial Officer, the Executive Vice President & General Counsel, the Senior Vice President & Treasurer or the Senior Vice President & Controller, and with respect to either Company or Lakes, the Chairman of the Board of Directors, the President and Chief Executive Officer or the Chief Financial Officer, of the party to be bound by such approval, consent or waiver.

                           [Signature Page to Follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                HILTON HOTELS CORPORATION,
                                a Delaware corporation

                                /s/ MATTHEW J. HART
                                ------------------------------------------
                                By: Matthew J. Hart
                                Its: EXECUTIVE VICE PRESIDENT AND CHIEF
                                FINANCIAL OFFICER

                                GRAND CASINOS, INC.,
                                a Minnesota corporation

                                /s/ LYLE BERMAN
                                ------------------------------------------
                                By: Lyle Berman
                                Its: CHAIRMAN OF THE BOARD

                                GAMING CO., INC.,
                                a Delaware corporation

                                /s/ MATTHEW J. HART
                                ------------------------------------------
                                By: Matthew J. Hart
                                Its: EXECUTIVE VICE PRESIDENT AND CHIEF
                                FINANCIAL OFFICER

                                GCI LAKES, INC.,
                                a Minnesota corporation

                                /s/ LYLE BERMAN
                                ------------------------------------------
                                By: Lyle Berman
                                Its: CHAIRMAN OF THE BOARD

                                GAMING ACQUISITION CORPORATION,
                                a Minnesota corporation

                                /s/ MATTHEW J. HART
                                ------------------------------------------
                                By: Matthew J. Hart
                                Its: EXECUTIVE VICE PRESIDENT AND CHIEF
                                FINANCIAL OFFICER

                                                                      EXHIBIT A



                               DISTRIBUTION AGREEMENT


                                   BY AND BETWEEN


                             HILTON HOTELS CORPORATION


                                        AND


                                  GAMING CO., INC.
                       (TO BE RENAMED _____________________)

                       -------------------------------------

                          DATED AS OF [________ __], 1998

                       -------------------------------------

                                 TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Section 1.01.  General. . . . . . . . . . . . . . . . . . . . . . . . . .2
     Section 1.02.  Terms Defined Elsewhere in Agreement.. . . . . . . . . . 11

ARTICLE II.    TRANSFER OF ASSETS. . . . . . . . . . . . . . . . . . . . . . 12
     Section 2.01.  Transfer of Assets to Gaming Co. . . . . . . . . . . . . 12
     Section 2.02.  Transfers of Assets from Gaming Subsidiaries to Hilton or Retained Business Subsidiaries. . . . . . . . . . . . 12
     Section 2.03.  Transfers Not Effected Prior to the Distribution.. . . . 12
     Section 2.04.  Cooperation Re:  Assets. . . . . . . . . . . . . . . . . 13
     Section 2.05.  No Representations or Warranties; Consents.. . . . . . . 13
     Section 2.06.  Conveyancing and Assumption Instruments. . . . . . . . . 14
     Section 2.07.  Cash Allocation; Cash Management.. . . . . . . . . . . . 14
     Section 2.08.  Allocation of Debt.. . . . . . . . . . . . . . . . . . . 15
     Section 2.09.  Ancillary Agreements Between Hilton and Gaming Co. . . . 17

ARTICLE III.   ASSUMPTION AND SATISFACTION OF LIABILITIES. . . . . . . . . . 17
     Section 3.01.  Assumption and Satisfaction of Liabilities . . . . . . . 17

ARTICLE IV.    THE DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . 17
     Section 4.01.  Cooperation Prior to the Distribution. . . . . . . . . . 17
     Section 4.02.  Hilton Board Action; Conditions Precedent to the
                    Distribution . . . . . . . . . . . . . . . . . . . . . . 18
     Section 4.03.  The Distribution.. . . . . . . . . . . . . . . . . . . . 19

ARTICLE V.     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 5.01.  Indemnification by Hilton. . . . . . . . . . . . . . . . 20
     Section 5.02.  Indemnification by Gaming Co.. . . . . . . . . . . . . . 20
     Section 5.03.  Insurance Proceeds.. . . . . . . . . . . . . . . . . . . 20
     Section 5.04.  Procedure for Indemnification. . . . . . . . . . . . . . 21
     Section 5.05.  Remedies Cumulative. . . . . . . . . . . . . . . . . . . 23
     Section 5.06.  Survival of Indemnities. . . . . . . . . . . . . . . . . 23

ARTICLE VI.    CERTAIN ADDITIONAL MATTERS. . . . . . . . . . . . . . . . . . 23
     Section 6.01.  Gaming Co. Board . . . . . . . . . . . . . . . . . . . . 23
     Section 6.02.  Resignations; Hilton Board.. . . . . . . . . . . . . . . 24
     Section 6.03.  Gaming Co. Certificate and Bylaws. . . . . . . . . . . . 24
     Section 6.04.  Certain Post-Distribution Transactions.. . . . . . . . . 24
     Section 6.05.  Gaming Co. Rights Plan.. . . . . . . . . . . . . . . . . 25
     Section 6.06.  Timeshare and Vacation Ownership Facilities. . . . . . . 25


                                       i


ARTICLE VII.   ACCESS TO INFORMATION AND SERVICES. . . . . . . . . . . . . . 25
     Section 7.01.  Provision of Corporate Records . . . . . . . . . . . . . 25
     Section 7.02.  Access to Information. . . . . . . . . . . . . . . . . . 26
     Section 7.03.  Production of Witnesses. . . . . . . . . . . . . . . . . 26
     Section 7.04.  Reimbursement. . . . . . . . . . . . . . . . . . . . . . 27
     Section 7.05.  Retention of Records.. . . . . . . . . . . . . . . . . . 27
     Section 7.06.  Confidentiality. . . . . . . . . . . . . . . . . . . . . 27
     Section 7.07.  Privileged Matters.. . . . . . . . . . . . . . . . . . . 28

ARTICLE VIII.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 8.01.  Policies and Rights Included Within the Gaming Group
                    Assets . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 8.02.  Policies and Rights Included Within the Retained Business
                    Group Assets . . . . . . . . . . . . . . . . . . . . . . 30
     Section 8.03.  Administration and Reserves. . . . . . . . . . . . . . . 30
     Section 8.04.  Agreement for Waiver of Conflict and Shared Defense. . . 32

ARTICLE IX.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 32
     Section 9.01.  Entire Agreement; No Third Party Beneficiaries . . . . . 32
     Section 9.02.  Tax Allocation and Indemnity Agreement;
                    After-Tax Payments.. . . . . . . . . . . . . . . . . . . 32
     Section 9.03.  Expenses.. . . . . . . . . . . . . . . . . . . . . . . . 33
     Section 9.04.  Governing Law. . . . . . . . . . . . . . . . . . . . . . 33
     Section 9.05.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . 33
     Section 9.06.  Amendments.. . . . . . . . . . . . . . . . . . . . . . . 34
     Section 9.07.  Assignments. . . . . . . . . . . . . . . . . . . . . . . 34
     Section 9.08.  Termination. . . . . . . . . . . . . . . . . . . . . . . 34
     Section 9.09.  Subsidiaries.. . . . . . . . . . . . . . . . . . . . . . 34
     Section 9.10.  Specific Performance.. . . . . . . . . . . . . . . . . . 34
     Section 9.11.  Headings; References.. . . . . . . . . . . . . . . . . . 35
     Section 9.12.  Counterparts.. . . . . . . . . . . . . . . . . . . . . . 35
     Section 9.13.  Severability; Enforcement. . . . . . . . . . . . . . . . 35
     Section 9.14.  Arbitration of Disputes. . . . . . . . . . . . . . . . . 35
     Section 9.15.  Prompt Payment.. . . . . . . . . . . . . . . . . . . . . 36
     Section 9.16.  Approvals, Consent and Waivers.. . . . . . . . . . . . . 36

                              INDEX OF SCHEDULES

Schedule 1          Casino Hotels and Other Gaming Facilities

Schedule 2          Gaming Corporate Functions

Schedule 3          Certain Gaming Group Assets

Schedule 4          Gaming Group Cash Accounts

Schedule 5          Gaming Subsidiaries

Schedule 6          Certain Retained Business Group Assets

Schedule 7          Retained Business Subsidiaries

Schedule 8          Retained Corporate Functions

Schedule 9          Retained Credit Agreement Debt Amount

Schedule 10         Exceptions to Resignations Required under Section 6.02


                                 INDEX OF EXHIBITS

Exhibit A           Assignment and License Agreement

Exhibit B           Corporate Services Agreements

Exhibit C           Employee Benefits and Other Employment Matters Allocation
                    Agreement

Exhibit D           Terms of Gaming Co. Intercompany Debt Allocation Agreement

Exhibit E           Tax Allocation and Indemnity Agreement

                               DISTRIBUTION AGREEMENT


          DISTRIBUTION AGREEMENT (the "AGREEMENT"), dated as of [________ __], 1998, by and between HILTON HOTELS CORPORATION, a Delaware corporation ("HILTON"), and GAMING CO., INC. a Delaware corporation and wholly-owned subsidiary of Hilton, to be renamed _______________________ ("GAMING CO.").

          WHEREAS, Hilton, directly and through subsidiaries, owns, operates and develops certain gaming facilities (as more specifically described herein, the "GAMING BUSINESS"), and owns, operates and develops lodging properties and vacation ownership resorts and engages in franchising of lodging properties (as more specifically described herein, the "RETAINED BUSINESS");

          WHEREAS, the Board of Directors of Hilton has determined that it is in the best interests of Hilton and the stockholders of Hilton to separate the Gaming Business from the Retained Business through the distribution (the "DISTRIBUTION") to the holders of Hilton Common Stock (as defined herein) of all of the outstanding shares of Gaming Co. Common Stock (as defined herein), and to consummate the Merger (as defined herein) promptly following the Distribution;

          WHEREAS, in order to effect such separation, Hilton and the Retained Business Subsidiaries (as defined herein) will contribute to Gaming Co. and the Gaming Subsidiaries (as defined herein), prior to the Distribution, all of the operations, assets and liabilities of Hilton and the Retained Subsidiaries comprising the Gaming Business and such other assets, liabilities and operations as are described below;

          WHEREAS, in connection with the Distribution, Hilton and Gaming Co. have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution, and to set forth the agreements that will govern certain matters following the Distribution;

          WHEREAS, the consummation of the Distribution is a condition to each of Hilton's and Company's (as defined herein) respective obligations to effect the Merger; and

          WHEREAS, for federal income tax purposes, it is intended that the Distribution shall qualify as a tax-free distribution within the meaning of
Section 355 of the Internal Revenue Code of 1986, as amended, to Hilton and its stockholders.

          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

          Section 1.01.  GENERAL.

          For purposes of this Agreement, the following terms shall have the meanings set forth below:

          ACTION: Any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          AFFILIATE: With respect to any specified Person, an affiliate of such Person within the meaning of Rule 145 promulgated under the Securities Act. Notwithstanding the foregoing, (i) the Affiliates of Hilton shall not include Gaming Co., the Gaming Subsidiaries or any other Person which otherwise would be an Affiliate of Hilton solely by reason of Hilton's ownership of the capital stock of Gaming Co. or a Gaming Subsidiary prior to the Distribution or the fact that any officer or director of Hilton or any of the Retained Business Subsidiaries shall also serve as an officer or director of Gaming Co. or any of the Gaming Subsidiaries, and (ii) the Affiliates of Gaming Co. shall not include Hilton, the Retained Business Subsidiaries or any other Person which otherwise would be an Affiliate of Gaming Co. solely by reason of Hilton's ownership of the capital stock of Gaming Co. or a Gaming Subsidiary prior to the Distribution or the fact that any officer or director of Gaming Co. or any of the Gaming Subsidiaries shall also serve as an officer or director of Hilton or any of the Retained Business Subsidiaries.

          AFFILIATED GROUP: The meaning set forth for such term in the Tax Allocation and Indemnity Agreement.

          AGENT: The distribution agent appointed by Hilton to distribute the Gaming Co. Common Stock pursuant to the Distribution.

          ANCILLARY AGREEMENTS: The Assignment and License Agreement, Corporate Services Agreements, Employee Benefits Allocation Agreement and Tax Allocation and Indemnity Agreement.

          ASSIGNMENT AND LICENSE AGREEMENT: The Assignment and License Agreement between Hilton and Gaming Co., which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit A.

          ASSUMED DEBT: The Debt of Hilton and its Subsidiaries which is to be assumed by Gaming Co. and/or retained by the Gaming Group Subsidiaries in connection with the Distribution, as determined pursuant to Section 2.08.

          BALLY'S:  Bally Entertainment Corporation.

          BALLY'S ACQUISITION: The acquisition of Bally's by Hilton, which was effected on December 18, 1996.

          CASINO HOTELS: Hotels that are part of or adjacent to a casino or other gaming facility where the principal focus of the combined facilities is gaming operations; PROVIDED, that Casino Hotels do not include (i) hotels operated by the Retained Business (E.G., the Conrad hotel being developed in Cairo, Egypt) with Hotel Ancillary Facilities or (ii) the entity managing the Casino Windsor. The Casino Hotels operated by Hilton and its Subsidiaries as of the date hereof are set forth in Schedule 1.

          CODE: The Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the taxable year in question.

          COMPANY:  Grand Casinos, Inc., a Minnesota corporation.

          CONVEYANCING AND ASSUMPTION INSTRUMENTS: Collectively, the various agreements, instruments and other documents to be entered into to effect the Preliminary Transfers and the assignment of assets and the assumption of Liabilities contemplated by this Agreement and the Related Agreements in the manner contemplated herein and therein.

          CORPORATE SERVICES AGREEMENTS: The Hilton Corporate Services Agreement and the Gaming Co. Corporate Services Agreement.

          DEBT: All (i) indebtedness for borrowed money and obligations evidenced by bonds, notes, debentures or similar instruments, (ii) obligations issued or assumed as the deferred purchase price of property or services, (iii) obligations under capital leases and (iv) all guarantees of the obligations of other Persons described in the foregoing clauses
(i)--(iii).

          DISTRIBUTION: The distribution to the holders of Hilton Common Stock as of the Distribution Record Date of all of the outstanding shares of Gaming Co. Common Stock.

          DISTRIBUTION DATE:  The date on which the Distribution is effected.

          DISTRIBUTION RECORD DATE: The date established by the Hilton Board as the date for taking a record of the Holders of Hilton Common Stock entitled to participate in the Distribution.

          EMPLOYEE BENEFITS ALLOCATION AGREEMENT: The Employee Benefits and Other Employment Matters Allocation Agreement between Gaming Co. and Hilton, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit C.

          EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

          FOREIGN GAMING LAWS: The laws, rules and regulations promulgated by the applicable Governmental Authorities of Australia or Uruguay or any political subdivisions thereof relating to casino gaming.

          FORM 10: The Registration Statement on Form 10 under the Exchange Act with respect to the Gaming Co. Common Stock.

          GAAP:  Generally accepted accounting principles.

          GAMING BUSINESS: The business conducted by Hilton and its Subsidiaries relating to the (i) management, ownership, operation and development of Casino Hotels and gaming facilities other than Hotel Ancillary Facilities (such Casino Hotels and gaming facilities in existence as of the date hereof are specified in Schedule 1), (ii) the Gaming Corporate Functions and (iii) any other operations conducted by Hilton and its Subsidiaries utilizing the Gaming Group Assets.

          GAMING CORPORATE FUNCTIONS: The corporate level and support functions of Hilton to be conducted by Gaming Co. in connection with the Distribution, as set forth in Schedule 2. (Currently expected to include (i) aviation services, (ii) food and beverage purchasing and procurement, (iii) retail management and administration, (iv) compliance and (v) surveillance.)

          GAMING GROUP:  Gaming Co. and the Gaming Subsidiaries, collectively.

          GAMING GROUP ASSETS: (i) All outstanding capital stock of the Gaming Subsidiaries; (ii) the Gaming Group Books and Records; (iii) the rights of Gaming Co. and the Gaming Subsidiaries under the Shared Policies;
(iv) all of the assets expressly to be retained by, or assigned or allocated to, Gaming Co. or any of the Gaming Subsidiaries under this Agreement and the Related Agreements; (v) the assets specified in Schedule 3, to the extent in existence on the Distribution Date; (vi) the assets used in connection with the Gaming Corporate Functions; (vii) all rights and benefits of Hilton arising out of the Merger Agreement; and (viii) any other assets of Hilton and its Subsidiaries used principally in the Gaming Business, including without limitation, all assets obtained by Hilton or its Subsidiaries as a result of the Bally's Acquisition, to the extent still held by Hilton or its Subsidiaries; EXCEPT, in each case, excluding the assets listed on Schedule 6.

          GAMING GROUP BOOKS AND RECORDS: The books and records (including computerized records) of Gaming Co. and the Gaming Subsidiaries and any other books and records of Hilton and its Subsidiaries which relate principally to the Gaming Group, are necessary to conduct the Gaming Business, or are required by law to be retained by Gaming Co. or a Gaming Subsidiary, including, without limitation, (i) all such books and records relating to Transferred Employees, (ii) all files relating to any Action being assumed by Gaming Co. or retained by a Gaming Subsidiary as part of the Gaming Group Liabilities, and (iii) original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Gaming Co., the Gaming Subsidiaries or the Gaming Business (but not including the Retained Business Group Books and Records, provided that

Gaming Co. shall have access to, and have the right to obtain duplicate copies of, any of the Retained Business Group Books and Records which pertain to the Gaming Business in accordance with the provisions of Article VII).

          GAMING GROUP CASH ACCOUNTS:  The bank accounts set forth in
Schedule 4 hereto.

          GAMING GROUP LIABILITIES: (i) All of the Liabilities of the Gaming Group under, or to be retained or assumed by Gaming Co. or any of the Gaming Subsidiaries pursuant to this Agreement or any of the Related Agreements;
(ii) the Assumed Debt; (iii) all Liabilities of Gaming Co. and the Gaming Subsidiaries, other than Liabilities specifically associated with the Retained Business (which shall be transferred to Hilton or to a Retained Business Subsidiary in connection with the Distribution); (iv) all Liabilities of Hilton arising out of the Merger Agreement and (v) all other Liabilities of Hilton and its Subsidiaries arising out of, or specifically associated with, any of the Gaming Group Assets or the Gaming Business, including, but not limited to, all Liabilities assumed or incurred by Hilton or its Subsidiaries as a result of the Bally's Acquisition, to the extent still outstanding; PROVIDED, HOWEVER, that the Gaming Group Liabilities shall not include (x) any Debt of Hilton or its Subsidiaries other than the Assumed Debt, (y) any claims, losses, damages, demands, costs, expenses or Liabilities for any Tax (which shall be governed by Sections 6.05 and 9.02 hereof and by the Tax Allocation and Indemnity Agreement) and (z) any Liabilities under the Conrad License Agreements (as defined in the Assignment and License Agreement).

          GAMING LAWS: Foreign Gaming Laws, Louisiana Gaming Laws, Mississippi Gaming Laws, Missouri Gaming Laws, New Jersey Gaming Laws, Nevada Gaming Laws and Ontario Gaming Laws.

          GAMING SUBSIDIARIES:  The Subsidiaries of Hilton specified in
Schedule 5 and any other Subsidiaries formed after the date hereof to conduct a portion of the Gaming Business.

          GAMING CO. BOARD:  The Board of Directors of Gaming Co.

          GAMING CO. BYLAWS: The Bylaws of Gaming Co., which shall be substantially similar to the bylaws of Hilton as in effect immediately prior to the Distribution Date.

          GAMING CO. CORPORATE SERVICES AGREEMENT: The agreement between Hilton and Gaming Co. governing the provision of services by Gaming Co. to Hilton for a period following the Distribution Date, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit B.

          GAMING CO. CERTIFICATE: The Certificate of Incorporation of Gaming Co., which shall be substantially similar to the certificate of incorporation of Hilton as in effect immediately prior to the Distribution Date.

          GAMING CO. COMMON STOCK: The common stock, $.01 par value per share, of Gaming Co.

          GAMING CO. INTERCOMPANY DEBT ALLOCATION AGREEMENT: The agreement to be executed and delivered by Gaming Co. in favor of Hilton on or prior to the Distribution Date with the terms set forth on Exhibit D attached hereto.

          GAMING CO. MEMBERS: The meaning specified in the Tax Allocation and Indemnity Agreement.

          GOVERNMENTAL AUTHORITY: Any court, administrative agency or commission or other governmental authority or instrumentality.

          HILTON BOARD: The Board of Directors of Hilton as it is constituted prior to the Distribution Date.

          HILTON COMMON STOCK: The common stock, par value $2.50 per share, of Hilton.

          HILTON CORPORATE SERVICES AGREEMENT: The agreement between Hilton and Gaming Co. governing the provision of services by Hilton to Gaming Co. for a period following the Distribution Date, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit B.

          HOLDERS: The holders of record of Hilton Common Stock as of the Distribution Record Date.

          HOTEL ANCILLARY FACILITIES:   Small gaming facilities which are
included as an adjunct to hotel operations.

          INSURANCE ADMINISTRATION: With respect to each Policy (including Self Insurance Programs) shall include, but not be limited to, the accounting for premiums, retrospectively rated premiums, defense costs, adjuster's fees, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Policies; and the reporting to primary and excess insurance carriers of any losses, claims and/or audit exposure in accordance with Policy provisions, and the distribution of Insurance Proceeds as contemplated by this Agreement.

          INSURANCE PROCEEDS: Those moneys (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

          INSURED CLAIMS: Those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Policies, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively rated premium adjustments, but only to the extent that such Liabilities are within applicable Policy limits, including aggregates.

          IRS: The Internal Revenue Service or any successor thereto, including but not limited to its agents, representatives and attorneys.

          IRS RULING: The letter ruling issued by the IRS in response to the Ruling Request.

          LAKES: GCI Lakes, Inc., a Minnesota corporation and wholly-owned subsidiary of Company.

          LIABILITIES: Any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          LOUISIANA GAMING LAWS: The Louisiana Riverboat Economic Development and Gaming Control Act and the rules and regulations promulgated thereunder.

          MERGER: The merger of Merger Sub with and into Company with Company as the surviving corporation.

          MERGER AGREEMENT: That certain Agreement and Plan of Merger, dated as of June 30, 1998 by and among Hilton, Gaming Co., Merger Sub, Company and Lakes.

          MERGER SUB: Gaming Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Gaming Co.

          MISSISSIPPI GAMING LAWS: The Mississippi Gaming Control Act and the rules and regulations promulgated thereunder.

          MISSOURI GAMING LAWS: The Missouri Gaming Law and the rules and regulations promulgated thereunder.

          NET CASH: The sum of (i) net cash provided by (used in) financing activities, (ii) net cash provided by operating activities and (iii) net cash used in investing activities.

          NEVADA GAMING LAWS: The Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County, Nevada Code and the rules and regulations promulgated thereunder, and the City of Reno, Nevada Code and other applicable local regulations.

          NEW JERSEY GAMING LAWS: shall mean the New Jersey Casino Control Act and the rules and regulations promulgated thereunder.

          ONTARIO GAMING LAWS: The Ontario Gaming Control Act, 1992 and the rules and regulations promulgated thereunder.

          PERSON: Any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

          POLICIES: Insurance policies and insurance contracts of any kind relating to the Gaming Business or the Retained Business as conducted prior to the Distribution Date, including without limitation primary and excess policies, comprehensive general liability policies, automobile, aircraft, workers' compensation, property insurance, crime insurance and boiler and machinery insurance policies and self-insurance and captive insurance company arrangements, together with the rights and benefits thereunder.

          POST-DISTRIBUTION MEMBERS: The meaning specified in the Tax Allocation and Indemnity Agreement.

          PRELIMINARY TRANSFERS: The contribution by Hilton and the Retained Business Subsidiaries to Gaming Co. and the Gaming Subsidiaries, prior to the Distribution, of all of the assets and liabilities of Hilton and the Retained Subsidiaries comprising the Gaming Business and such other assets, liabilities and operations as are described herein.

          PRIVILEGED INFORMATION: All information as to which Hilton, Gaming Co. or any of their Subsidiaries are entitled to assert the protection of a Privilege.

          PRIVILEGES: All privileges that may be asserted under applicable law including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

          RELATED AGREEMENTS: All of the agreements, instruments, understandings, assignments or other arrangements set forth in writing, which are entered into in connection with the transactions contemplated hereby, including, without limitation, the Conveyancing and Assumption Instruments and the Ancillary Agreements.

          RETAINED BUSINESS: The business conducted by Hilton and its Subsidiaries relating to (i) the sales, marketing, management, ownership, operation, development and franchising of lodging, timeshare and vacation ownership facilities (including those timeshare and vacation ownership facilities located at or associated with the Casino Hotels, and including the ability to sell, market and franchise any such facilities whether or not located at or associated with the Casino Hotels), (ii) the Retained Corporate Functions, (iii) Hilton's strategic alliance with Ladbroke Group PLC and its affiliates (including all interests in joint ventures owned jointly with Ladbroke Group PLC) and (iv) any other operations conducted by Hilton and its Subsidiaries utilizing the Retained Business Group Assets.

          RETAINED BUSINESS GROUP: Hilton and the Retained Business Subsidiaries, collectively.

          RETAINED BUSINESS GROUP ASSETS: (i) All outstanding capital stock of the Retained Business Subsidiaries and all assets of the Gaming Subsidiaries other than the Gaming Group Assets; (ii) the Retained Business Group Books and Records; (iii) the rights of Hilton and the Retained Business Subsidiaries under the Shared Policies; (iv) all of the assets expressly to be retained by, or assigned or allotted to, Hilton or any of the Retained Business Subsidiaries under this Agreement or the Related Agreements; (v) the assets used in connection with the Retained Corporate Functions; (vi) the assets specified in Schedule 6, to the extent in existence on the Distribution Date; and (vii) any other assets of Hilton and its Subsidiaries used principally in the Retained Business; EXCEPT, in each case, excluding the assets listed in Schedule 3.

          RETAINED BUSINESS GROUP BOOKS AND RECORDS: The books and records (including computerized records) of Hilton and the Retained Business Subsidiaries and any other books and records of Hilton's Subsidiaries which relate principally to the Retained Business Group, are necessary to conduct the Retained Business or are required by law to be retained by Hilton or a Retained Business Subsidiary, including, without limitation, (i) all such books and records relating to Retained Business Group Employees, (ii) all files relating to any Action being retained by Hilton as part of the Retained Business Group Liabilities, and (iii) original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Hilton, the Retained Business Subsidiaries or the Retained Business (but not including the Gaming Group Books and Records, provided that Hilton shall have access to, and shall have the right to obtain duplicate copies of, the Gaming Group Books and Records in accordance with the provisions of Article VII).

          RETAINED BUSINESS GROUP EMPLOYEES: The meaning specified in the Employee Benefits Allocation Agreement.

          RETAINED BUSINESS GROUP LIABILITIES: (i) All of the Liabilities of the Retained Business Group under, or to be retained or assumed by Hilton or any of the Retained Business Subsidiaries pursuant to, this Agreement or any of the Related Agreements; (ii) all Liabilities for payment of outstanding drafts of Hilton and its Subsidiaries existing as of the Distribution Date;
(iii) the Retained Debt; (iv) all Liabilities of Hilton and the Retained Business Subsidiaries, other than Gaming Group Liabilities and (v) all other Liabilities of Hilton and its Subsidiaries arising out of, or specifically associated with, any of the Retained Business Group Assets or the Retained Business; PROVIDED, HOWEVER, that the Retained Business Group Liabilities shall not include (x) any Debt of Hilton or its Subsidiaries other than the Retained Debt; (y) any claims, losses, damages, demands, costs, expenses or Liabilities for any Tax (which shall be governed by Sections 6.05 and 9.02 hereof and by the Tax Allocation and Indemnity Agreement) and (z) any Liabilities under the Conrad International Management Agreements (as defined in the Assignment and License Agreement).

          RETAINED BUSINESS SUBSIDIARIES: The Subsidiaries of Hilton specified in Schedule 7 and any other Subsidiaries formed after the date hereof to conduct a portion of the Retained Business.

==

          RETAINED CORPORATE FUNCTIONS: The corporate level and support functions of Hilton to be retained by Hilton in connection with the Distribution, as set forth in Schedule 8 hereto. (Currently expected to include corporate treasury, corporate accounting support (including payroll), central accounting, internal audit, tax, corporate affairs, legal, human resources (including employee benefits administration), accounts payable services, risk management functions (including claims administration), certain equipment purchasing and procurement functions, architectural and construction management and project accounting and corporate information services.)

          RETAINED DEBT: The Debt of Hilton and its Subsidiaries which is to be retained by Hilton and/or the Retained Business Group Subsidiaries in connection with the Distribution, as determined pursuant to Section 2.08.

          RULING REQUEST: The private letter ruling request to be filed by Hilton with the Internal Revenue Service, as supplemented and amended from time to time, with respect to certain tax matters relating to the Distribution, the Merger, and other related matters.

          SEC:  The Securities and Exchange Commission.

          SECURITIES ACT:  The Securities Act of 1933, as amended.

          SELF INSURANCE PROGRAMS: Those self insured programs maintained by Hilton and/or any of its Subsidiaries prior to the Distribution for the benefit of employees, properties and operating businesses, including without limitation such programs that utilize "fronted policies."

          SHARED POLICIES: All Policies (including Self Insurance Programs), current or past, which are owned or maintained by or on behalf of Hilton and/or any of its Subsidiaries or their respective predecessors which insure both the Retained Business and the Gaming Business.

          SUBSIDIARY: With respect to any Person, (i) each corporation, partnership, joint venture, limited liability company or other legal entity of which such Person owns, either directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity and (ii) each partnership or limited liability company in which such Person or another Subsidiary of such Person is the general partner, managing partner or otherwise controls.

          TAX OR TAXES: Any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

          TAX ALLOCATION AND INDEMNITY AGREEMENT: The Tax Allocation and Indemnity Agreement between Hilton and Gaming Co. pursuant to which such parties will provide for the allocation of, and indemnification against, certain tax liabilities, the preparation and filing of certain tax returns and the payment of taxes related thereto and certain related matters, which agreement shall be entered into on or prior to the Distribution Date substantially in the form attached hereto as Exhibit E.

          TAX RETURN(S): with respect to any corporation or Affiliated Group, all returns, reports, estimates, statements, declarations and other filings relating to, or required to be filed by any taxpayer in connection with, the payment or receipt of any refund of any Tax.

          TRANSFERRED EMPLOYEES: The meaning specified in the Employee Benefits Allocation Agreement.

          Section 1.02.  TERMS DEFINED ELSEWHERE IN AGREEMENT.

          Each of the following terms is defined in the Section set forth opposite such term:

      Term                                            Section
      ----                                            -------
      1992 Notes                                      2.08
      1997 Notes                                      2.08
      Agreement                                       Recitals
      Committee                                       9.14
      Consents                                        4.01
      Credit Agreement Debt                           2.08
      Dispute                                         9.14
      Gaming Field Cash                               2.07
      Hilton                                          Recitals
      Hilton Indemnitees                              5.02
      Indemnifiable Loss                              5.01
      Indemnifying Party                              5.03
      Indemnified Person                              5.03
      Information                                     7.02
      Insurance Charges                               8.03
      Lodging Field Cash                              2.07
      Gaming Co.                                      Recitals
      Gaming Co. Indemnities                          5.01
      Regulatory Approvals                            4.02(g)
      Retained Credit Agreement Debt Amount           2.08
      Subordinated Notes                              2.08
      Third Party Claim                               5.04
      Transaction Taxes                               6.05

                                    ARTICLE II.

                                 TRANSFER OF ASSETS

          Section 2.01.  TRANSFER OF ASSETS TO GAMING CO.

          Prior to the Distribution Date, Hilton shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Gaming Co. and/or the appropriate Gaming Subsidiaries designated by Gaming Co. of all of Hilton's and its Subsidiaries' right, title and interest in any Gaming Group Assets held, on or prior to the Distribution Date, by Hilton or any Retained Business Subsidiary.

          Section 2.02. TRANSFERS OF ASSETS FROM GAMING SUBSIDIARIES TO HILTON OR RETAINED BUSINESS SUBSIDIARIES.

          Prior to the Distribution Date, Gaming Co. shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Hilton and/or the applicable Retained Business Subsidiaries designated by Hilton of all of Gaming Co.'s and the Gaming Subsidiaries' right, title and interest in any Retained Business Group Assets held, on or prior to the Distribution Date, by Gaming Co. or any of the Gaming Subsidiaries.

          Section 2.03.  TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION.

          To the extent that any transfers contemplated by this Article II shall not have been fully effected as of the Distribution Date, the parties shall cooperate to effect such transfers as promptly as shall be practicable following the Distribution Date. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed including, without limitation, pursuant to Gaming Laws; PROVIDED, HOWEVER, that Hilton and Gaming Co. and their respective Subsidiaries and Affiliates shall cooperate in seeking to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Agreement including, without limitation, pursuant to Gaming Laws. In the event that any such transfer of assets or Liabilities has not been consummated effective as of the Distribution Date, the party retaining such asset or Liability shall thereafter hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such asset been transferred or such Liability been assumed as contemplated hereby. As and when any such asset or Liability becomes transferable, such transfer and assumption shall be effected forthwith. The parties agree that, except as set forth in this Section 2.03, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incidental thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incidental thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

          Section 2.04.  COOPERATION RE:  ASSETS.

          In the case that at any time after the Distribution Date, Gaming Co. reasonably determines that any of the Retained Business Group Assets (other than the assets set forth in Schedule 6) are essential for the conduct of the Gaming Business, or Hilton reasonably determines that any of the Gaming Group Assets (other than the assets set forth in Schedule 3) are essential for the conduct of the Retained Business, and the nature of such assets makes it impracticable for Gaming Co. or Hilton, as the case may be, to obtain substitute assets or to make alternative arrangements on commercially reasonable terms to conduct their respective businesses, and reasonable provisions for the use thereof are not already included in the Related Agreements, then Gaming Co. (with respect to the Gaming Group Assets) and Hilton (with respect to the Retained Business Group Assets) shall cooperate to make such assets available to the other party on commercially reasonable terms, as may be reasonably required for such party to maintain normal business operations. However, (i) the usage of such assets by the other party shall not materially interfere with the use of such assets by the party holding such assets, and (ii) such assets shall be required to be made available only until such time as the other party can reasonably obtain substitute assets or make alternative arrangements on commercially reasonable terms to permit it to maintain normal business operations.

          Section 2.05.  NO REPRESENTATIONS OR WARRANTIES; CONSENTS.

          Each of the parties hereto understands and agrees that no party hereto is, in this Agreement, in any Related Agreement, or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party or (ii) as to the legal sufficiency to convey title to any asset transferred pursuant to this Agreement or any Related Agreement. IT IS ALSO AGREED AND UNDERSTOOD THAT THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS OF ANY OF THE ASSETS EITHER TRANSFERRED TO OR RETAINED BY THE PARTIES, AS THE CASE MAY BE, AND ALL SUCH ASSETS SHALL BE "AS IS, WHERE IS" AND "WITH ALL FAULTS;" PROVIDED, HOWEVER, that the absence of warranties shall have no effect upon the allocation of Liabilities under this Agreement. Each party hereto understands and agrees that no party hereto is, in this Agreement, in any Related Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement, any Related Agreement or otherwise will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such assets, including without limitation, the Gaming Laws. Notwithstanding the foregoing, the parties shall use their good faith efforts to obtain all consents and approvals, including, without limitation, pursuant to the Gaming Laws, to enter into all reasonable amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement and the Related Agreements, and shall take all such further reasonable actions as shall be necessary to preserve for each of the Gaming Group and the Retained Business Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and liabilities provided for in this Agreement.
In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

          Section 2.06.  CONVEYANCING AND ASSUMPTION INSTRUMENTS.

          In connection with the Preliminary Transfers described in Article II and Article III hereof, and the assignment of assets and the assumption of Liabilities contemplated by any Related Agreements, the parties shall execute, or cause to be executed by the appropriate entities, the Conveyancing and Assumption Instruments in such forms as the parties shall reasonably agree. The transfer of capital stock and other equity interests shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entity involved and, to the extent required by applicable law, by notation on public registries.

          Section 2.07.  CASH ALLOCATION; CASH MANAGEMENT.

          (a) CASH ALLOCATION ON THE DISTRIBUTION DATE. The allocation between Hilton and Gaming Co. of all domestic and international cash bank balances, short-term investments and outstanding checks and drafts of Hilton and its Subsidiaries recorded per the books of Hilton and its Subsidiaries shall be in accordance with the following:

               (i) all deposits of cash, checks, drafts or short-term investments made to accounts, other than the Gaming Group Cash Accounts, after the close of business on the Distribution Date shall be remitted to Hilton; PROVIDED, HOWEVER, that any such deposits that are erroneously made to such accounts shall be redeposited to the correct accounts as promptly as possible;

               (ii) all deposits of cash, checks, drafts or short-term investments made to the Gaming Group Cash Accounts after the close of business on the Distribution Date shall be remitted to Gaming Co. and/or the appropriate Gaming Subsidiary; PROVIDED, HOWEVER, that any such deposits that are erroneously made to such accounts shall be redeposited to the correct accounts as promptly as possible;

               (iii) cash held on the Distribution Date in the ordinary course of business at Casino Hotels or other gaming facilities comprising part of the Gaming Business in an aggregate amount up to $100 million ("GAMING FIELD CASH") shall constitute assets of Gaming Co. and/or the appropriate Gaming Subsidiaries;

               (iv) cash held on the Distribution Date in the ordinary course of business at lodging or timeshare properties comprising part of the Retained Business in an aggregate amount up to $5 million ("LODGING FIELD CASH") shall constitute assets of Hilton and/or the appropriate Retained Business Subsidiaries; and

               (v) all cash existing as of the Distribution Date, except Gaming Field Cash and Lodging Field Cash and except for the cash necessary to satisfy the outstanding drafts of Hilton and its Subsidiaries existing as of the Distribution Date, shall be evenly divided between Hilton and Gaming Co.

          (b) CASH MANAGEMENT AFTER THE DISTRIBUTION DATE. All petty cash, depository and disbursement accounts of Hilton (other than the Gaming Group Cash Accounts) shall be retained by Hilton. The Gaming Group Cash Accounts shall be transferred to Gaming Co., and Gaming Co. shall establish and maintain a separate cash management system and separate accounting records with respect to the Gaming Group Business effective as of 12:01 a.m. New York time on the day following the Distribution Date.

          (c) ORDINARY COURSE OPERATIONS. The parties contemplate and agree that the Gaming Business and the Retained Business, including, but not limited to, the administration, payment and collection of accounts payable and accounts receivable, will be conducted in the ordinary course of business and consistent with past practice prior the Distribution Date.

          (d) CASH ALLOCATIONS AFTER THE YEAR-END. Notwithstanding anything to the contrary herein, (i) Net Cash generated after December 31, 1998 from operations of the Retained Business (regardless of whether the Distribution has occurred) shall be retained by Hilton, (ii) Net Cash generated after December 31, 1998 from operations of the Gaming Business (regardless of whether the Distribution has occurred) shall be retained by Gaming Co, and (iii) in the event the Distribution has not occurred by December 31, 1998, the allocations of cash set forth in Section 2.07(a) shall be made as of December 31, 1998.

          Section 2.08.  ALLOCATION OF DEBT.(1)

          Debt will be allocated as follows:

          (a) Debt secured by Retained Business Group Assets, or otherwise specifically associated with the Retained Business, will be assumed or retained by Hilton and/or the appropriate Retained Business Subsidiaries. As of May 31, 1998, such Debt comprises (x) IRB financings of the Atlanta Airport Hilton and the New Orleans Airport Hilton (in the amounts of $50 million and $32 million, respectively), (y) two mortgages on the New Orleans Hilton (in

--------------------------
(1) All amounts set forth in this Section 2.08 are approximate and represent gross principal amounts.

the amounts of $46 million and $53 million, respectively) and (z) the unsecured credit facility relating to the Hilton Hawaiian Village (in the amount of $480 million).

          (b) Debt secured by Gaming Group Assets, or otherwise specifically associated with the Gaming Business, will be assumed or retained by Gaming Co. and/or the appropriate Gaming Subsidiaries. As of May 31, 1998, such Debt comprises (i) $13.6 million of secured Debt relating to the Belle of Orleans riverboat, and (ii) $2.9 million of other Debt.

          (c) Except as provided by Section 2.08(f), Hilton's public bond Debt will be Retained Debt. As of May 31, 1998, such Debt consists of (i) $500 million of unsecured 5% convertible subordinated notes due 2006 (the "SUBORDINATED NOTES"), (ii) $1.4 billion of unsecured senior notes issued in 1997, with various interest rates and maturities ranging from 2002 to 2017 (the "1997 NOTES"), (iii) $267.6 million of unsecured 7.7% notes issued in 1992 and due in 2002 (the "1992 NOTES") and (iv) unsecured medium-term notes, Series A and Series B, due 1998 through 2001 ($135.1 million currently outstanding).

          (d) Debt under Hilton's credit agreement and related commercial paper program ("CREDIT AGREEMENT DEBT") will be refinanced by new credit facilities obtained by Hilton and Gaming Co., respectively. Except as provided by Section 2.08(g), Hilton will be responsible for refinancing an amount of the Credit Agreement Debt (the "RETAINED CREDIT AGREEMENT DEBT AMOUNT") equal to the amount set forth in Schedule 9 PLUS the amount of option cash-outs attributable to Retained Business Group employees, if any (which Debt shall constitute a part of the Retained Debt). Gaming Co. will be responsible for refinancing the remainder of the Credit Agreement Debt (which Debt shall constitute a part of the Assumed
Debt).

          (e) In the event that the parties cannot fully and finally determine the Retained Credit Agreement Debt Amount as of the Distribution Date, the allocation of Debt as of such date shall be provisional (based on the best data available as of such date) and the parties shall make an appropriate "true up" adjustment as promptly as practicable after all facts necessary for a final determination of the Retained Credit Agreement Debt Amount can be ascertained.

          (f) Debt allocated to Gaming Co. in the Gaming Co. Intercompany Debt Allocation Agreement will be assumed by Gaming Co. and/or the appropriate Gaming Subsidiaries. The parties acknowledge that this agreement will approximately equalize the Debt between Hilton and Gaming Co. as of December 31, 1998, giving pro forma effect to the Distribution and the Merger assuming they had occurred on December 31, 1998, and will allocate any Debt increases or decreases subsequent to such date in accordance with Section 2.08(g); PROVIDED, HOWEVER, that if the Merger does not occur after the Distribution, the parties hereto shall reallocate the Debt between Hilton and Gaming Co. to approximately equalize it as of December 31, 1998, giving pro forma effect solely to the Distribution assuming it had occurred on December 31, 1998, and allocating any Debt increases or decreases subsequent to such date in accordance with Section 2.08(g).

          (g) Notwithstanding anything to the contrary herein, (i) any increases (decreases) in Debt incurred (repaid) after December 31, 1998 arising out of operations of the

Retained Business (regardless of whether the Distribution has occurred) shall be attributed to Hilton and (ii) any increases (decreases) in Debt incurred (repaid) after December 31, 1998 arising out of operations of the Gaming Business (regardless of whether the Distribution has occurred) shall be attributed to Gaming Co.; and, to the extent such increases (decreases) are not already given effect in the definition of Net Cash and the allocations thereof pursuant to Section 2.07(d), such increases (decreases) shall increase or decrease (as applicable) the Debt allocated to Hilton or GamingCo. (as applicable).

          Section 2.09.  ANCILLARY AGREEMENTS BETWEEN HILTON AND GAMING CO.

          On or prior to the Distribution Date, Hilton and Gaming Co. shall enter into the Ancillary Agreements.

                                    ARTICLE III.

                     ASSUMPTION AND SATISFACTION OF LIABILITIES

          Section 3.01.  ASSUMPTION AND SATISFACTION OF LIABILITIES.

          Except as set forth in one or more of the Related Agreements, from and after the Distribution Date, (a) Gaming Co. shall, and/or shall cause the Gaming Subsidiaries to, assume, pay, perform and discharge in due course all of the Gaming Group Liabilities, and (b) Hilton shall, and/or shall cause the Retained Business Subsidiaries to, assume, pay, perform and discharge in due course all of the Retained Business Group Liabilities.

                                    ARTICLE IV.

                                  THE DISTRIBUTION

          Section 4.01.  COOPERATION PRIOR TO THE DISTRIBUTION.

          (a) Gaming Co. and Hilton shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereof which are appropriate to reflect the establishment of, or amendments to, any employee benefit plans and other plans contemplated by the Employee Benefits Allocation Agreement.

          (b) Gaming Co. and Hilton shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Related Agreements.

          (c) Gaming Co. and Hilton shall use all reasonable efforts to obtain any governmental or third-party consents or approvals necessary or desirable in connection with the transactions contemplated hereby, including, without limitation, pursuant to the Gaming Laws ("CONSENTS").

          (d) Gaming Co. and Hilton will use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated under this Agreement and the Related Agreements, including, but not limited to, actions related to the satisfaction of the conditions indicated in Section 4.02 below.

          Section 4.02. HILTON BOARD ACTION; CONDITIONS PRECEDENT TO THE DISTRIBUTION.

          The Hilton Board shall, in its sole discretion, establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

          (a) the transactions contemplated in Article II and Article III shall have been consummated in all material respects;

          (b) the Gaming Co. Board, comprised as contemplated by Section 6.01, shall have been elected by Hilton, as sole stockholder of Gaming Co., and the Gaming Co. Certificate and Gaming Co. Bylaws shall have been adopted and shall be in effect;

          (c) the IRS Ruling shall have been granted in form and substance satisfactory to the Hilton Board, the IRS Ruling shall not have been withdrawn by the IRS and the representations made to the IRS therein shall be true in all material respects;

          (d)  the Form 10 shall have been declared effective by the SEC;

          (e) the Gaming Co. Common Stock shall have been approved for trading on the New York Stock Exchange (or such other securities exchange comprising the principal securities exchange or market on which the Gaming Co. Common Stock is listed), subject to official notice of issuance;

          (f) each of Gaming Co. and Hilton shall have executed and delivered the Related Agreements to which it is a party and each of the transactions contemplated by the Related Agreements to be consummated on or prior to the Distribution Date shall have been consummated;

          (g) all necessary regulatory approvals, registrations, licenses, finding of suitability (collectively, the REGULATORY APPROVALS") and consents of third parties shall have been received, including, without limitation, any required approvals under the Gaming Laws, except for any such Regulatory Approvals or consents the failure of which to obtain would not have a material adverse effect on the business, operations or condition (financial or otherwise) of either Hilton or Gaming Co.;

          (h) the Board of Directors of Hilton shall be satisfied that (i) at the time of the Distribution and after giving effect to the Distribution and the transactions contemplated under the Related Agreements, Hilton will not be insolvent (in that, both before and immediately following the Distribution, (1) the fair market value of Hilton's assets would exceed Hilton's liabilities, (2) Hilton would be able to pay its liabilities as they mature and become absolute and (3) Hilton would not have unreasonably small capital with which to engage in its business) and (ii) the Distribution would be permitted under Section 170(a) of the Delaware General Corporation Law; and at the Board of Directors' discretion, Hilton shall have received the opinion of a financial advisor or other appraisal or valuation expert selected by Hilton, in form and substance satisfactory to Hilton, as to the matters set forth above, and such opinion shall not have been withdrawn;

          (i) Gaming Co. shall have obtained, or Hilton shall have obtained for Gaming Co., insurance (or binders therefor) providing coverage to Gaming Co. similar to the coverage provided by insurance in place prior to the Distribution Date;

          (j) financing arrangements with respect to Hilton and Gaming Co. satisfactory to the Hilton Board shall be in place;

          (k) Gaming Co. shall have executed and delivered the Gaming Co. Intercompany Debt Allocation Agreement, which shall be in full force and effect;

          (l) Hilton shall have received stockholder ratification of the Distribution at a meeting of stockholders;

          (m) the Merger Agreement shall be in full force and effect and no material breach shall exist thereunder; and

          (n) Each condition to the consummation of the Merger, other than the condition set forth in Section 8.1(g) of the Merger Agreement relating to the consummation of the Distribution, shall have been fulfilled or waived by the party for whose benefit such condition exists;

PROVIDED, HOWEVER, that (x) any such condition may be waived by the Hilton Board in its sole discretion, and (y) the satisfaction of such conditions shall not create any obligation on the part of Hilton or any other party hereto to effect the Distribution or in any way limit Hilton's power of termination set forth in Section 9.08 or alter the consequences of any such termination from those specified in such Section.

          Section 4.03.  THE DISTRIBUTION.

          On the Distribution Date, or as soon thereafter as practicable, subject to the conditions and rights of termination set forth in this Agreement, Hilton shall deliver to the Agent, for the benefit of the Holders, a share certificate representing all of the then outstanding shares of Gaming Co. Common Stock owned by Hilton, endorsed in blank, and shall instruct the Agent to distribute to each Holder, on or as soon as practicable following the Distribution Date, a certification, or if requested by such Holder, a certificate, representing one share of Gaming Co. Common Stock for each share of Hilton Common Stock so held. Gaming Co. agrees to provide all share certificates that the Agent shall require in order to effect the Distribution.


                                     ARTICLE V.

                                  INDEMNIFICATION

          Section 5.01.  INDEMNIFICATION BY HILTON.

          Except as otherwise expressly set forth in a Related Agreement, Hilton shall indemnify, defend and hold harmless Gaming Co. and each of the Gaming Subsidiaries, and each of their respective past or present directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "GAMING CO. INDEMNITEES") from and against any and all losses, Liabilities, damages and expenses (including, without limitation, the reasonable costs and expenses, including reasonable attorneys' fees, in connection with any such investigations, Actions or threatened Actions) (collectively, "INDEMNIFIABLE LOSSES" and, individually, an "INDEMNIFIABLE LOSS") incurred or suffered by any of the Gaming Co. Indemnitees and arising out of or due to the failure or alleged failure of Hilton, any Retained Business Subsidiary, or any of their respective Affiliates to pay, perform or otherwise discharge in due course any of the Retained Business Group Liabilities.

          Section 5.02.  INDEMNIFICATION BY GAMING CO.

          Except as otherwise expressly set forth in a Related Agreement, Gaming Co. shall indemnify, defend and hold harmless Hilton and each of the Retained Business Subsidiaries, and each of their respective past or present directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "HILTON INDEMNITEES") from and against any and all Indemnifiable Losses incurred or suffered by any of the Hilton Indemnitees and arising out of or due to the failure or alleged failure of Gaming Co., any Gaming Subsidiaries, or any of their respective Affiliates to pay, perform or otherwise discharge in due course any of the Gaming Group Liabilities.

          Section 5.03.  INSURANCE PROCEEDS.

          The amount which any party (an "INDEMNIFYING PARTY") is or may be required to pay to or on behalf of any other Person (an "INDEMNIFIED PERSON") pursuant to Section 5.01 or Section 5.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnified Person in reduction of the related Indemnifiable Loss. If an Indemnified Person shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds, or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnified Person shall pay to such

Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received.

          Section 5.04.  PROCEDURE FOR INDEMNIFICATION.

          (a) Except as may be set forth in a Related Agreement, if an Indemnified Person shall receive written notice of the assertion by a Person (including, without limitation, any Governmental Authority) who is not a party to this Agreement or to any of the Related Agreements of any claim or of the commencement by any such Person of any Action with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a "THIRD-PARTY CLAIM"), such Indemnified Person shall give the Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; PROVIDED, that the failure of any Indemnified Person to give notice as required by this Section 5.04 shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is materially prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been claimed against or may be sustained by such Indemnified Person.

          (b) Within 15 days of the receipt of notice from an Indemnified Person in accordance with Section 5.04(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnified Person of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnified Person of its election within 15 days after receipt of such notice from the Indemnified Person, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim). An election not to assume responsibility for such Third-Party Claim may only be made in the event of a good faith dispute that a Third-Party Claim is not covered as an Indemnifiable Loss under the grounds specified in Section 5.01 or 5.02, as the case may be. Subject to Section 5.04(e) hereof, an Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by counsel reasonably satisfactory to the Indemnified Person, any Third-Party Claim, PROVIDED that (i) the Indemnifying Party must confirm in writing that it agrees that the Indemnified Person is entitled to indemnification hereunder in respect of such Third-Party Claim and (ii) no compromise or settlement shall be made without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld.

          (c) In the event that the Indemnifying Party elects to assume responsibility for the Third-Party Claim, pursuant to Section 5.04(b) above,
(i) the Indemnified Person shall cooperate in the defense or settlement or compromise of such Third-Party Claim, including making available to the Indemnifying Party any personnel and any books, records or other documents within the Indemnified Person's control or which it otherwise has the ability to make available that are necessary or appropriate for the defense of the Third-Party Claim, (ii) the Indemnifying Party shall keep the Indemnified Person reasonably informed regarding the strategy, status and progress of the defense of the Third-Party Claim, and (iii) the Indemnifying Party shall consider, in good faith, the opinions and suggestions of the Indemnified Person with respect the Third-Party Claim. After notice from an Indemnifying Party to an Indemnified Person of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnified Person under this Article V for any legal or other costs or expenses (except costs or expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnified Person in connection with the defense thereof; PROVIDED, that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnified Persons and in such Indemnified Persons' reasonable judgment a conflict of interest between such Indemnified Persons and such Indemnifying Party exists in respect of such claim, such Indemnified Persons shall have the right to employ separate counsel and in that event the reasonable fees, costs and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party.

          (d) If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim, the Indemnified Person may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnified Person may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice (i) to disapprove the settlement and to then assume all past and future responsibility for the claim, including immediately reimbursing the Indemnified Person for prior expenditures in connection with the claim, (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnified Person may, in its sole discretion, proceed with the settlement and the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement, (iii) to approve and pay the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnified Person's right to indemnity, or (iv) to approve and pay the settlement. In the event the Indemnifying Party makes no response to such written notice, the Indemnifying Party shall be deemed to have elected option (ii). When the Indemnifying Party chooses, or is deemed to have chosen, option (ii) or (iii), the issue of whether the Indemnified Person has a right to indemnity under this Article V shall be resolved by arbitration pursuant to the provisions of Section 9.14 hereof. If the Indemnifying Party does not prevail at such arbitration, the Indemnifying Party shall promptly reimburse the Indemnified Person for all Indemnifiable Losses, plus interest on such amounts at the lower of (i) 10 % or (ii) the highest legal interest rate, accruing from the date of payment by the Indemnified Person.

          (e) Notwithstanding the foregoing, if an Indemnified Person reasonably and in good faith determines that (i) the Indemnifying Party is not financially capable to defend a Third-Party Claim and to provide full indemnification with respect to any settlement thereof or (ii) the Indemnifying Party or such Indemnifying Party's attorney is not adequately representing the Indemnified Person's interests with respect to such Third-Party Claim, the Indemnified Person may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third-Party Claim and the Indemnifying Party shall remain responsible for, and be bound by the resolution of, such Third-Party Claim.

          (f) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnified Person to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnified Person shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

          (g) In addition to any adjustments required pursuant to Section 5.03, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnified Person to the Indemnifying Party.

          (h) In the event of payment by an Indemnifying Party to any Indemnified Person in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Person as to any events or circumstances in respect of which such Indemnified Person may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other party that may be liable. Such Indemnified Person shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

          Section 5.05.  REMEDIES CUMULATIVE.

          The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnified Person of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

          Section 5.06.  SURVIVAL OF INDEMNITIES.

          The obligations of each of Gaming Co. and Hilton under this Article V shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other related to such assets, businesses or Liabilities.


                                    ARTICLE VI.

                             CERTAIN ADDITIONAL MATTERS

          Section 6.01.  GAMING CO. BOARD.

          Gaming Co. and Hilton shall take all actions which may be required to appoint as officers and directors of Gaming Co. those persons named in the Form 10 (as may be altered or supplemented prior to the date hereof by the Hilton Board and the Gaming Co. Board) to constitute, effective as of the Distribution Date, the officers and the directors of Gaming Co.

          Section 6.02.  RESIGNATIONS; HILTON BOARD.

          (a) Gaming Co. shall cause all of its directors and the Transferred Employees to resign, effective as of the Distribution Date, from all boards of directors or similar governing bodies of Hilton or any of the Retained Business Subsidiaries on which they serve, and from all positions as officers or employees of Hilton or any of the Retained Business Subsidiaries in which they serve, except that (i) Steven Bollenbach will be President, Chief Executive Officer and a Director of Hilton and will be Chairman of the Board of Directors of Gaming Co. and (ii) Arthur Goldberg will be a Director of both Hilton and Gaming Co. and Chief Executive Officer of Gaming Co. Hilton shall cause all of its directors and the Retained Business Group Employees to resign from all boards of directors or similar governing bodies of Gaming Co. or any of the Gaming Subsidiaries on which they serve, and from all positions as officers or employees of Gaming Co. or any of the Gaming Subsidiaries in which they serve, except as set forth in Schedule 10.

          Section 6.03.  GAMING CO. CERTIFICATE AND BYLAWS.

          On or prior to the Distribution Date, Gaming Co. shall adopt the Gaming Co. Certificate and the Gaming Co. Bylaws, and shall file the Gaming Co. Certificate with the Secretary of State of the State of Delaware. Hilton shall provide all necessary shareholder approvals for the Gaming Co. Certificate prior to the filing of the Gaming Co. Certificate with the Secretary of State of the State of Delaware.

          Section 6.04.  CERTAIN POST-DISTRIBUTION TRANSACTIONS.

          Each of Hilton and Gaming Co. shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with each representation, covenant and statement made, or to be made, to any taxing authority in connection with the IRS Ruling or any other ruling obtained, or to be obtained, by Hilton and Gaming Co. acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

          Section 6.05.  SALES AND TRANSFER TAXES.

          Hilton and Gaming Co. agree to cooperate to determine the amount of sales, transfer or other Taxes, including, without limitation, all real estate, patent, trademark and transfer taxes and recording fees, but excluding any Income Taxes, as defined in the Tax Allocation and Indemnity Agreement) incurred in connection with the Distribution and other transactions contemplated by the Agreement (the "TRANSACTION TAXES"). Hilton agrees to file promptly and timely the Tax Returns for such Transaction Taxes and Gaming Co. will join in the execution of any such Tax Returns or other documentation. Financial responsibility for payment of all such Transaction Taxes shall be shared equally between Hilton and Gaming Co.

          Section 6.06.  GAMING CO. RIGHTS PLAN.

          Effective as of the Distribution Date, Gaming Co. shall adopt a shareholder rights plan which shall be substantially similar to the shareholder rights plan of Hilton in effect as of the Distribution Date.

          Section 6.07.  TIMESHARE AND VACATION OWNERSHIP FACILITIES.

          Hilton shall have the exclusive right for 15 years, subject to the payment of a reasonable fee to be agreed to by the parties, to sell and market timeshare and vacation ownership interests from sites located within any now or future existing Casino Hotel operated by any member of the Gaming Group; PROVIDED, HOWEVER, that Hilton shall not be entitled to exercise such right with respect to any particular Casino Hotel if and only if (i) Hilton is not selling or marketing timeshare and vacation ownership interests at such Casino Hotel, (ii) Gaming Co. receives a bona fide offer from an unaffiliated third party to (1) commence timeshare and vacation ownership sales at such Casino Hotel and (2) pay a fee to Gaming Co. for such marketing and sales on a basis comparable to the fees being paid by Hilton to Gaming Co. at the other Casino Hotels where Hilton is selling and marketing timeshare and vacation ownership interests, and (iii) Hilton elects, within a reasonable time period to be agreed upon by the parties hereto, not to commence timeshare and vacation ownership sales at such Casino Hotel. In addition, Gaming Co. shall, prior to developing any timeshare or vacation ownership facilities at any Casino Hotel or at any other location during such 15 year term, offer to Hilton the right to proceed with any such development (the "FIRST OFFER"). If Hilton (a) does not accept the First Offer and commence development of such timeshare or vacation ownership facility within a reasonable time period to be agreed to by the parties or (b) notifies Gaming Co. in writing that it does not accept such First Refusal Option, then, (i) Gaming Co. shall be entitled to develop the subject timeshare and vacation ownership facility (the "NEW FACILITY") and (ii) Hilton shall not be entitled to sell and market timeshare and vacation ownership interests in the New Facility; PROVIDED, THAT Hilton shall be entitled to sell and market timeshare and vacation ownership interests in other facilities from the New Facility.


                                    ARTICLE VII.

                         ACCESS TO INFORMATION AND SERVICES

          Section 7.01.  PROVISION OF CORPORATE RECORDS.

          (a) Except as may otherwise be provided in a Related Agreement, Hilton shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Gaming Co.'s cost) to Gaming Co. of the Gaming Group Books and Records in its possession, except to the extent such items are already in the possession of Gaming Co. or a Gaming Subsidiary. The Gaming Group Books and Records shall be the property of Gaming Co., but the Gaming Group Books and Records that reasonably relate to Hilton or the Retained Business shall be available to Hilton for review and duplication until Hilton shall notify Gaming Co. in writing that such records are no longer of use to Hilton.

          (b) Except as may otherwise be provided in a Related Agreement, Gaming Co. shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Hilton's cost) to Hilton of the Retained Business Group Books and Records in its possession, except to the extent such items are already in the possession of Hilton or a Retained Business Subsidiary. The Retained Business Group Books and Records shall be the property of Hilton, but the Retained Business Group Books and Records that reasonably relate to Gaming Co. or the Gaming Business shall be available to Gaming Co. for review and duplication until Gaming Co. shall notify Hilton in writing that such records are no longer of use to Gaming Co.

          Section 7.02.  ACCESS TO INFORMATION.

          Except as otherwise provided in a Related Agreement, from and after the Distribution Date, Hilton shall afford to Gaming Co. and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations (collectively, "INFORMATION") within Hilton's possession or control, insofar as such access is reasonably required by Gaming Co. for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Similarly, except as otherwise provided in a Related Agreement, Gaming Co. shall afford to Hilton and its authorized accountants, counsel, and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Gaming Co.'s possession or control, insofar as such access is reasonably required by Hilton for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this Article VII for the legitimate business purposes of either party, including without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

          Section 7.03.  PRODUCTION OF WITNESSES.

          At all times from and after the Distribution Date, each of Gaming Co. and Hilton shall use reasonable efforts to make available to the other, upon written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

          Section 7.04.  REIMBURSEMENT.

          Except to the extent otherwise contemplated in any Related Agreement, a party providing Information or witnesses to the other party under this Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witnesses. Notwithstanding the foregoing, the parties acknowledge that a party providing Information or witnesses shall not be entitled to receive reimbursement of salary or other compensation expenses relating to any employees providing such Information or acting as such witnesses.

          Section 7.05.  RETENTION OF RECORDS.

          Except as otherwise required by law or agreed to in a Related Agreement or otherwise in writing, each of Gaming Co. and Hilton may destroy or otherwise dispose of any of the Information which is material Information and is not contained in other Information retained by the other, only after the later to occur of (i) all applicable statutes of limitations (including any waivers or extensions thereof) with respect to Tax Returns which Hilton or Gaming Co., as the case may be, may be obligated to file on behalf of Gaming Co. Members or Post-Distribution Members, as the case may be, and (ii) any retention period required by law or pursuant to any record retention agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days advance written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

          Section 7.06.  CONFIDENTIALITY.

          Each of Hilton and its Subsidiaries on the one hand, and Gaming Co. and its Subsidiaries on the other hand, shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party or
(ii) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel, by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third-parties or litigation between the Retained Business Group and the Gaming Group, (y) any contractual agreement to which members of the Retained Business

Group or the Gaming Group are currently parties, or (z) in exercise of either party's rights hereunder.

          Section 7.07.  PRIVILEGED MATTERS.

          Gaming Co. and Hilton recognize that certain legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of both the Retained Business Group and the Gaming Group and that both the Retained Business Group and the Gaming Group should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

          (a) Hilton shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Retained Business Group, whether or not the Privileged Information is in the possession of or under the control of Hilton or Gaming Co. Hilton shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting Retained Business Group Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Hilton or a Retained Business Subsidiary, whether or not the Privileged Information is in the possession of or under the control of Hilton or Gaming Co.

          (b) Gaming Co. shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Gaming Group, whether or not the Privileged Information is in the possession of or under the control of Hilton or Gaming Co. Gaming Co. shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Gaming Group Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Gaming Co. or a Gaming Subsidiary, whether or not the Privileged Information is in the possession of or under the control of Hilton or Gaming Co.

          (c) Gaming Co. and Hilton agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 7.07, with respect to all Privileges not allocated pursuant to the terms of Sections 7.07(a) and (b). All Privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both Gaming Co. and Hilton, or in respect of which both Gaming Co. and Hilton retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege.

          (d) No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection
(e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after written notice upon the other party requesting such consent.

          (e) In the event of any litigation or dispute between a member of the Retained Business Group and a member of the Gaming Group, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the litigation or dispute between the Retained Business Group and the Gaming Group, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

          (f) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

          (g) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 7.07 or otherwise to prevent the production or disclosure of such Privileged Information.

          (h) The transfer of the Gaming Group Books and Records and the Retained Business Group Books and Records and other Information between Hilton and its Subsidiaries and Gaming Co. and its Subsidiaries is made in reliance on the agreement of Gaming Co. and Hilton, as set forth in Sections
7.06 and 7.07, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to Information being granted pursuant to Sections 7.01 and 7.02 hereof, the agreement to provide witnesses and individuals pursuant to Section 7.03 hereof and the transfer of Privileged Information between Hilton and its Subsidiaries and Gaming Co. and its Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

                                   ARTICLE VIII.

                                     INSURANCE

          Section 8.01. POLICIES AND RIGHTS INCLUDED WITHIN THE GAMING GROUP ASSETS.

          Without limiting the generality of the definition of the Gaming Group Assets or the effect of Section 2.01, the Gaming Group Assets shall include any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, where applicable, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Gaming Business or, to the extent any claim is made against Gaming Co. or any of its Subsidiaries, the Retained Businesses, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies.

          Section 8.02. POLICIES AND RIGHTS INCLUDED WITHIN THE RETAINED BUSINESS GROUP ASSETS.

          Without limiting the generality of the definition of the Retained Business Group Assets or the effect of Section 2.01, the Retained Business Group Assets shall include any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, where applicable, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Retained Business or, to the extent any claim is made against Hilton or any of the Retained Business Subsidiaries, the Gaming Business, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies.

          Section 8.03.  ADMINISTRATION AND RESERVES.

          (a) GENERAL. Notwithstanding the provisions of Article III, but subject to any contrary provisions of any Related Agreement, from and after the Distribution Date:

               (i) Hilton shall be responsible for the Insurance Administration of the Shared Policies; PROVIDED, that the administration of the Shared Policies by Hilton is in no way intended to limit, inhibit, or preclude any right to insurance coverage for any Insured Claim of a named insured under the Shared Policies including, but not limited to, Gaming Co. or any of its Subsidiaries or Affiliates;

               (ii) Gaming Co. shall be entitled to any reserves established by Hilton or any of its Subsidiaries (other than reserves established by Hilton Insurance Company, which reserves shall remain with such entity), or the benefit of reserves held by any insurance carrier, with respect to the Gaming Group Liabilities; and

               (iii) Hilton shall be entitled to any reserves established by Hilton or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the Retained Business Group Liabilities.

          (b)  INSURANCE PREMIUMS.

               (i) Gaming Co. shall have the right but not the obligation to pay the premiums, to the extent that Hilton does not pay premiums with respect to Retained Business Group Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies as required under the terms and conditions of the respective Policies, whereupon Hilton shall forthwith reimburse Gaming Co. for that portion of such premiums paid by Gaming Co. as are attributable to the Retained Business Group Liabilities.

               (ii) Hilton shall have the right but not the obligation to pay the premiums, to the extent that Gaming Co. does not pay premiums with respect to Gaming Group Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies as required under the terms and conditions of the respective Policies, whereupon Gaming Co. shall forthwith reimburse Hilton for that portion of such premiums paid by Hilton as are attributable to the Gaming Group Liabilities.

          (c) ALLOCATION OF INSURANCE PROCEEDS. Insurance Proceeds received with respect to claims, costs and expenses under the Policies shall be paid to Gaming Co. with respect to the Gaming Group Liabilities and to Hilton with respect to the Retained Business Group Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds received after the Distribution Date based upon their respective bona fide claims taking into account their relative contributions towards premiums and the Insurance Proceeds used by each party to satisfy Insured Claims. The parties agree to use their reasonable best efforts to cooperate with respect to insurance matters.

          (d)  INSURANCE CHARGES.

               (i) Notwithstanding anything to the contrary contained herein, Gaming Co. or an appropriate Gaming Subsidiary assumes responsibility for and shall pay to the appropriate insurance carriers or otherwise any premiums, retrospectively rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges as appropriate (collectively "INSURANCE CHARGES"), whenever arising, which become due and payable upon the terms and conditions of any applicable Policy in respect of any Insured Claims against Gaming Co. or a Gaming Subsidiary for charges which relate to the period before the Distribution Date. In the event that Gaming Co. or a Gaming Subsidiary fails to pay any insurance charges when due and payable, whether at the request of the party entitled to payment or upon demand by Hilton or a Retained Business Subsidiary, Hilton or a Retained Business Subsidiary may (but shall not be required to) pay such Insurance Charges for and on behalf of Gaming Co. or a Gaming Subsidiary and thereafter Gaming Co. shall forthwith reimburse Hilton or such Retained Business Subsidiary for such payment.

          (ii) Notwithstanding anything to the contrary contained herein, Hilton or an appropriate Retained Business Subsidiary assumes responsibility for and shall pay to the appropriate insurance carriers or otherwise any Insurance Charges, whenever arising, which become due and payable upon the terms and conditions of any applicable Policy in respect of any Insured Claims against Hilton or a Retained Business Subsidiary for charges which relate to the period before the Distribution Date. In the event that Hilton or a Retained Business Subsidiary fails to pay any Insurance Charges when due and payable, whether at the request of the party entitled to payment or upon demand by Gaming Co. or a Gaming Subsidiary, Gaming Co. or a Gaming Subsidiary may (but shall not be required to) pay such Insurance Charges for and on behalf of Hilton or a Retained Business Subsidiary and thereafter Hilton shall forthwith reimburse Gaming Co. or such Gaming Subsidiary for such payment.

          Section 8.04.  AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE.

          In the event that Insured Claims of both Gaming Co. and Hilton exist relating to the same occurrence, Gaming Co. and Hilton agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this paragraph shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

                                    ARTICLE IX.

                                   MISCELLANEOUS

          Section 9.01.  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

          This Agreement and all documents and instruments referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          Section 9.02. TAX ALLOCATION AND INDEMNITY AGREEMENT; AFTER-TAX PAYMENTS.

          (a) Other than as provided in this Section 9.02 and Section 6.05, this Agreement shall not govern any Tax matter, and any and all claims, losses, damages, demands, costs, expenses, liabilities, refunds, deductions, write-offs, or benefits relating to Taxes shall be exclusively governed by the Tax Allocation and Indemnity Agreement or the Hilton Corporate Services Agreement.

          (b) If, at the time Gaming Co. is required to make any payment to Hilton under this Agreement, Hilton owes Gaming Co. any amount under the Tax Allocation and Indemnity Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if, at the time Hilton is required to make any payment to Gaming Co. under this Agreement, Gaming Co. owes Hilton any amount under the Tax Allocation and Indemnity Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

          Section 9.03.  EXPENSES.

          Except as specifically provided in this Agreement or in a Related Agreement, all fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses. In addition, it is understood and agreed that Gaming Co. shall pay the legal, filing, accounting, printing and other accountable and out-of-pocket expenditures in connection with the preparation, printing and filing of the Form 10.

          Section 9.04.  GOVERNING LAW.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of laws, except to the extent that the Gaming Laws shall be mandatorily applicable.

          Section 9.05.  NOTICES.

          All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Hilton, to

                    Hilton Hotels Corporation
                    9336 Civic Center Drive
                    Beverly Hills, CA  90210
                    Attn:  General Counsel
                    Telecopy:  (310) 205-7677
                    with a copy to:


          (b)  if to Gaming Co., to

                    Gaming Co., Inc.
                    3930 Howard Hughes Parkway, 4th Floor
                    Las Vegas, Nevada  89109
                    Attn:  General Counsel
                    Telecopy:  (702) 699-5179

                    with a copy to:



          Section 9.06.  AMENDMENTS.

          This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 9.07.  ASSIGNMENTS.

          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 9.08.  TERMINATION.

          This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Hilton Board without the approval of Gaming Co.'s or of Hilton's stockholders. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement.

          Section 9.09.  SUBSIDIARIES.

          Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

          Section 9.10.  SPECIFIC PERFORMANCE.

          The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy.
Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party waives any objection to the imposition of such relief.

          Section 9.11.  HEADINGS; REFERENCES.

          The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Article", "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

          Section 9.12.  COUNTERPARTS.

          This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 9.13.  SEVERABILITY; ENFORCEMENT.

          The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any covenant hereunder is too broad to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

          Section 9.14.  ARBITRATION OF DISPUTES.

          (a) Any dispute, controversy or disagreement ("DISPUTE") between the Parties related to the obligations of the parties under this Agreement in respect of which an amicable resolution cannot be reached shall be submitted for mediation to a committee made up of an equal number of non-common members of each company's Board of Directors ("COMMITTEE"). If the parties are unable to reach an amicable resolution of a Dispute within thirty days after submission to the Committee, then, to the maximum extent allowed by law, the Dispute shall be submitted and resolved by final and binding arbitration in Los Angeles, California administered by JAMS-Endispute in accordance with JAMS-Endispute's rules of practice then in effect or such other procedures as the parties may agree upon; PROVIDED, HOWEVER, that any party may seek injunctive relief and enforcement of any award rendered pursuant to the arbitration provisions of this
Section 9.14 by bringing a suit in any court of competent jurisdiction. Any award issued as a result of such arbitration shall be final and binding between the parties thereto and shall be enforceable by any court having jurisdiction over the party against whom enforcement was sought and application may be made to such court for judicial acceptance of the award and order of enforcement. The fees, costs and expenses of arbitration (including reasonable attorneys' fees) shall be paid by the party that does not prevail in such arbitration.

          (b) ATTORNEYS' FEES. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

          (c) SPECIFIC PERFORMANCE. Nothing contained in this Section 9.14 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Section
9.14 or any other provision of this Agreement or any Ancillary Agreement. The parties agree that any legal remedy available to a party with respect to a breach of this Section 9.14 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 9.14.

          (d) CONSENT TO JURISDICTION. The Parties hereby consent to the jurisdiction of the federal and state courts located in the State of California for all purposes under this Agreement.

          (e) CONFIDENTIALITY. Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

          Section 9.15.  PROMPT PAYMENT.

          Where the terms of this Agreement require payment of an amount "as promptly as possible," "as soon as practicable," or "as soon as possible," following a specified event, occurrences or date, such payment shall be made no later than five (5) business days after such event, occurrence or date.

          Section 9.16.  APPROVALS, CONSENT AND WAIVERS.

          Any approval, consent or waiver required or authorized by any provision of this Agreement to be given or made by any of the parties hereto shall only be valid to the extent such approval, consent or waiver is in writing and signed by the Executive Vice President & Chief Financial Officer, the Executive Vice President & General Counsel, the Senior Vice President & Treasurer and the Senior Vice President & Controller of the party to be bound by such approval, consent or waiver.

                             [Signature Page to Follow]

          IN WITNESS WHEREOF, Hilton and Gaming Co. have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                         HILTON HOTELS CORPORATION


                         ------------------------------
                         By:
                         Its:


                         GAMING CO., INC.


                         ------------------------------
                         By:
                         Its:

                                                                   EXHIBIT B






                               DISTRIBUTION AGREEMENT



                                   BY AND BETWEEN

                                GRAND CASINOS, INC.


                                        AND


                                  GCI LAKES, INC.










                            DATED AS OF [      ], 1998

                                  TABLE OF CONTENTS


                                                                                 PAGE

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          Section 1.01.  General . . . . . . . . . . . . . . . . . . . . . . . . . .2
          Section 1.02.  Terms Defined Elsewhere in Agreement. . . . . . . . . . . 13

ARTICLE II  TRANSFER OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . 13
          Section 2.01.  Transfer of Assets to Lakes . . . . . . . . . . . . . . . 13
          Section 2.02.  Transfers of Assets from Non-Mississippi Subsidiaries to Company or Mississippi Subsidiaries. . . . . . . . . . 14
          Section 2.03.  Transfers Not Effected Prior to the Distribution. . . . . 14
          Section 2.04.  Cooperation Re:  Assets . . . . . . . . . . . . . . . . . 15
          Section 2.05.  No Representations or Warranties; Consents. . . . . . . . 15
          Section 2.06.  Conveyancing and Assumption Instruments . . . . . . . . . 16
          Section 2.07.  Cash Allocations After the Year-End . . . . . . . . . . . 16
          Section 2.08.  Cash Allocation; Cash Management. . . . . . . . . . . . . 16
          Section 2.09.  Allocation of Debt. . . . . . . . . . . . . . . . . . . . 17

ARTICLE III ASSUMPTION AND SATISFACTION OF LIABILITIES . . . . . . . . . . . . . . 18
          Section 3.01.  Assumption and Satisfaction of Mississippi Business and
                         Non-Mississippi Business Liabilities. . . . . . . . . . . 18
          Section 3.02   Assumption and Satisfaction of Contingent Company
                         Liabilities and Transaction Liabilities . . . . . . . . . 18

ARTICLE IV  THE DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
          Section 4.01.  Cooperation Prior to the Distribution . . . . . . . . . . 18
          Section 4.02.  Company Board Action; Conditions Precedent
                         to the Distribution . . . . . . . . . . . . . . . . . . . 19
          Section 4.03.  The Distribution. . . . . . . . . . . . . . . . . . . . . 21

ARTICLE V INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          Section 5.01.  Indemnification by Company. . . . . . . . . . . . . . . . 21
          Section 5.02.  Indemnification by Lakes. . . . . . . . . . . . . . . . . 21
          Section 5.03.  Insurance Proceeds. . . . . . . . . . . . . . . . . . . . 21
          Section 5.04.  Procedure for Indemnification . . . . . . . . . . . . . . 22
          Section 5.05.  Remedies Cumulative . . . . . . . . . . . . . . . . . . . 24
          Section 5.06.  Survival of Indemnities . . . . . . . . . . . . . . . . . 24

ARTICLE VI  CERTAIN ADDITIONAL MATTERS . . . . . . . . . . . . . . . . . . . . . . 25
          Section 6.01.  Lakes Board . . . . . . . . . . . . . . . . . . . . . . . 25
          Section 6.02.  Resignations; Company Board . . . . . . . . . . . . . . . 25
          Section 6.03.  Lakes Certificate and Bylaws. . . . . . . . . . . . . . . 25


                                       i

          Section 6.04.  Certain Post-Distribution Transactions. . . . . . . . . . 25
          Section 6.05.  Sales and Transfer Taxes. . . . . . . . . . . . . . . . . 25
          Section 6.06.  Settlement of Intercompany Accounts.  . . . . . . . . . . 26

ARTICLE VII  ACCESS TO INFORMATION AND SERVICES. . . . . . . . . . . . . . . . . . 26
          Section 7.01.  Provision of Corporate Records. . . . . . . . . . . . . . 26
          Section 7.02.  Access to Information . . . . . . . . . . . . . . . . . . 26
          Section 7.03.  Production of Witnesses . . . . . . . . . . . . . . . . . 27
          Section 7.04.  Corporate Services. . . . . . . . . . . . . . . . . . . . 27
          Section 7.06.  Retention of Records. . . . . . . . . . . . . . . . . . . 27
          Section 7.07.  Confidentiality . . . . . . . . . . . . . . . . . . . . . 28
          Section 7.08.  Privileged Matters. . . . . . . . . . . . . . . . . . . . 28

ARTICLE VIII  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
          Section 8.01.  Policies and Rights Included Within the
                         Non-Mississippi Group Assets. . . . . . . . . . . . . . . 30
          Section 8.02.  Policies and Rights Included Within the
                         Mississippi Group Assets  . . . . . . . . . . . . . . . . 30
          Section 8.03.  Administration and Reserves . . . . . . . . . . . . . . . 31
          Section 8.04.  Agreement for Waiver of Conflict and Shared Defense . . . 32

ARTICLE IX  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          Section 9.01.  Entire Agreement; No Third Party Beneficiaries. . . . . . 33
          Section 9.02.  Tax Allocation and Indemnity Agreement;
                         After-Tax Payments. . . . . . . . . . . . . . . . . . . . 33
          Section 9.03.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 33
          Section 9.04.  Governing Law . . . . . . . . . . . . . . . . . . . . . . 33
          Section 9.05.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 33
          Section 9.06.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . 34
          Section 9.07.  Assignments . . . . . . . . . . . . . . . . . . . . . . . 34
          Section 9.08.  Termination . . . . . . . . . . . . . . . . . . . . . . . 34
          Section 9.09.  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . 34
          Section 9.10.  Specific Performance. . . . . . . . . . . . . . . . . . . 34
          Section 9.11.  Headings; References. . . . . . . . . . . . . . . . . . . 34
          Section 9.12.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . 35
          Section 9.13.  Severability; Enforcement . . . . . . . . . . . . . . . . 35
          Section 9.14.  Arbitration of Disputes . . . . . . . . . . . . . . . . . 35
          Section 9.15.  Prompt Payment. . . . . . . . . . . . . . . . . . . . . . 36

                                  INDEX OF SCHEDULES



Schedule 1 -   Mississippi Subsidiaries
Schedule 2 -   Non-Mississippi Subsidiaries
Schedule 3 -   Retained Company Assets
Schedule 4 -   Retained Company Liabilities
Schedule 5 -   Assigned Lakes Assets
Schedule 6 -   Assigned Lakes Liabilities
Schedule 7 -   Transferred Corporate Functions
Schedule 8 -   Mississippi Group Cash Accounts
Schedule 9 -   Non-Mississippi Group Cash Accounts
Schedule 10-   Contingent Company Liabilities


                                 INDEX OF EXHIBITS

Exhibit A -    Form of Employee Benefits Allocation Agreement
Exhibit B -    Form of Lakes Bylaws
Exhibit C -    Form of Lakes Articles
Exhibit D -    Form of Intellectual Property License Agreement
Exhibit E -    Form of Tax Allocation and Indemnity Agreement

                                DISTRIBUTION AGREEMENT



     DISTRIBUTION AGREEMENT (the "AGREEMENT"), dated as of [           ], 1998,
by and between GRAND CASINOS, INC., a Minnesota corporation ("COMPANY") and GCI LAKES, INC., a Minnesota corporation and wholly owned subsidiary of Company ("LAKES").

     WHEREAS, Company, directly and through certain wholly-owned subsidiaries,
(a) owns, operates and develops certain gaming and resort facilities located in the State of Mississippi (as more specifically described herein, the "MISSISSIPPI BUSINESS"), and (b) manages and develops certain gaming facilities located outside the State of Mississippi (as more specifically described herein, the "NON-MISSISSIPPI BUSINESS");

     WHEREAS, it is necessary to separate the Mississippi Business from the Non-Mississippi Business in order to satisfy conditions precedent contained in that certain Agreement and Plan of Merger dated June [ ], 1998 (the "Merger Agreement") by and among Company, Lakes, Hilton Hotels Corporation, a Delaware corporation ("Hilton"), Gaming Co., Inc., a Delaware corporation and a wholly-owned subsidiary of Hilton ("Gaming Co."), and Gaming Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of Gaming Co. ("MergerSub");

     WHEREAS, the Board of Directors of Company has determined that it is in the best interests of Company for Company to merge with MergerSub (the "Merger") pursuant to the Merger Agreement;

     WHEREAS, subject to Company shareholder ratification and certain other conditions, the Board of Directors of Company has determined that it is in the best interests of Company and the shareholders of Company to separate the Non-Mississippi Business from the Mississippi Business through a distribution (the "DISTRIBUTION") to the holders of Company Common Stock (as defined herein) of all of the outstanding shares of Lakes Common Stock (as defined herein) to accomplish the Merger;

     WHEREAS, in order to effect such separation, Company will contribute to Lakes prior to the Distribution, all of the operations, assets and liabilities of Company comprising the Non-Mississippi Business and such other assets, liabilities and operations as are described below;

     WHEREAS, in connection with the Distribution, Company and Lakes have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution, and to set forth the agreements that will govern certain matters following the Distribution; and

     WHEREAS, for federal income tax purposes, it is intended that the Distribution shall qualify as a tax-free distribution solely with respect to Company's Shareholders within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, the parties agree as follows:

                                     ARTICLE I.

                                    DEFINITIONS

     Section 1.01. GENERAL. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     ACTION: Any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

     AFFILIATE: With respect to any specified Person, an affiliate of such Person within the meaning of Rule 145 promulgated under the Securities Act. Notwithstanding the foregoing (i) the Affiliates of Company shall not include Lakes, the Non-Mississippi Subsidiaries or any other Person which otherwise would be an Affiliate of Company solely by reason of Company's ownership of the capital stock of Lakes or a Non-Mississippi Subsidiary prior to the Distribution or the fact that any officer or director of Company or any of the Mississippi Subsidiaries shall also serve as an officer or director of Lakes or any of the Non-Mississippi Subsidiaries; and (ii) the Affiliates of Lakes shall not include Company, the Mississippi Subsidiaries or any other Person which otherwise would be an Affiliate of Lakes solely by reason of Company's ownership of the capital stock of Lakes or a Non-Mississippi Subsidiary prior to the Distribution or the fact that any officer or director of Lakes or any of the Non-Mississippi Subsidiaries shall also serve as an officer or director of Company or any of the Mississippi Subsidiaries.

     AGENT: Norwest Shareholder Services as distribution agent appointed by Company to distribute the Lakes Common Stock pursuant to the Distribution.

     ANCILLARY AGREEMENTS: The License Agreement, Employee Benefits Allocation Agreement, and Tax Allocation and Indemnity Agreement.

     ASSIGNED LAKES ASSETS: The assets indicated on Schedule 5.

     ASSIGNED LAKES ASSETS PROCEEDS: The net proceeds of the sales, if any, of the Assigned Lakes Assets after the date of the Merger Agreement but prior to the Distribution Date, after deducting any costs, fees and taxes (calculated using the highest marginal Tax rate for the relevant taxable period) associated with such sales, including, but not limited to, costs and fees related to advertising, marketing and transportation and sales, transfer, income (if any) and other taxes; PROVIDED, HOWEVER, if such sale results in a capital or ordinary loss, then such loss shall also be allocated to Lakes along with the subject Assigned Lakes Assets Proceeds.

     ASSIGNED LAKES LIABILITIES: The liabilities indicated on Schedule 6.

     ASSUMED DEBT: The Debt of Company and its Subsidiaries which is assumed by Lakes and/or retained by the Non-Mississippi Group Subsidiaries in connection with the Distribution, as determined pursuant to Section 2.09.

     BANK OF AMERICA REVOLVING CREDIT FACILITY: The $100 million Capital Lease Facility with BA Leasing Capital Corporation, et al. dated September 29, 1997.

     CODE: The Internal Revenue Code of 1986, as amended, or any successor thereto as in effect for the taxable year in question.

     COMPANY BOARD: The Board of Directors of Company as it is constituted prior to the Distribution Date.

     COMPANY COMMON STOCK: The common stock, par value $.01 per share, of Company.

     COMPANY NOTES: The First Mortgage Notes and the Senior Notes.

     COMPANY GROUP: The meaning specified in the Tax Allocation and Indemnity Agreement.

     CONTINGENT COMPANY LIABILITY: The meaning set forth in Section 3.02.

     CONVEYANCING AND ASSUMPTION INSTRUMENTS: Collectively, the various agreements, instruments and other documents to be entered into to effect the Preliminary Transfers and the assignment of assets and the assumption of Liabilities contemplated by this Agreement and the Related Agreements in the manner contemplated herein and therein.

     DEBT: All (i) indebtedness for borrowed money and obligations evidenced by bonds, notes, debentures or similar instruments; (ii) obligations issued or assumed as the deferred purchase price of property or services; (iii) obligations under capital leases; and (iv) all guarantees of the obligations of other persons described in the foregoing clauses (i) - (iii).

     DISTRIBUTION: The distribution to the holders of Company Common Stock as of the Distribution Record Date of all of the outstanding shares of Lakes Common Stock.

     DISTRIBUTION DATE:  The date on which the Distribution is effected.

     DISTRIBUTION RECORD DATE: The date established by Company Board as the date for taking a record of the Holders of Company Common Stock entitled to participate in the Distribution.

     EMPLOYEE BENEFITS ALLOCATION AGREEMENT: The Employee Benefits and Other Employment Matters Allocation Agreement between Lakes and Company, which agreement shall be entered into on or prior to the Distribution Date in substantially the form attached hereto as Exhibit A.

     EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

     FIRST MORTGAGE NOTES: The $450 million 10.125% First Mortgage Notes of Company due December 1, 2003.

     FORM 10: The Registration Statement on Form 10 under the Exchange Act with respect to the Lakes Common Stock.

     GAAP:  Generally accepted accounting principles.

     GAMING LAWS: Indian Gaming Laws, Louisiana Gaming Laws, Minnesota Gaming Laws, Mississippi Gaming Laws, and Nevada Gaming Laws.

     GAMING CO.: A Delaware corporation whose wholly-owned subsidiary, MergerSub, will be merged with Company pursuant to the Merger Agreement.

     GOVERNMENTAL AUTHORITY: Any court, administrative agency or commission or other governmental authority or instrumentality.

     HILTON: A Delaware corporation which is a party to the Merger Agreement.

     HOLDERS: The holders of record of Company Common Stock as of the Distribution Record Date.

     INDIAN DEBT GUARANTEES: Shall mean (i) the guarantees of Company and Grand Casinos of Louisiana, Inc. Tunica-Biloxi pursuant to the Guaranty Agreement, dated as of August 7, 1994 in favor of Pitney Bowes Credit Corporation, guaranteeing the debt obligations of the Tunica-Biloxi Tribe of Louisiana; (ii) the guarantees of Company and Grand Casinos of Louisiana, Inc. - Coushatta pursuant to the Guaranty Agreement, dated as of January 31, 1995 in favor of PB Funding Corporation, guaranteeing the lease obligations of the Coushatta Tribe of Louisiana; (iii) the guarantees of Company and Grand Casinos of Louisiana, Inc. - Coushatta pursuant to the Guaranty Agreement, dated as of January 31, 1995 in favor of Sentry Financial Corporation, guaranteeing the lease obligations of the Coushatta Tribe of Louisiana; (iv) the guarantees of Company and Grand Casinos of Louisiana, Inc. - Tunica-Biloxi pursuant to the Commercial Guaranty Agreement, dated as of April 7, 1997 in favor of Cottonport Bank, guaranteeing the debt obligations of the Tunica-Biloxi Tribe of Louisiana; (v) the guarantees of Company and Grand Casinos of Louisiana, Inc. -

Coushatta pursuant to the Commercial Guaranty Agreement, dated as of May 1, 1997 in favor of Hibernia National Bank, guaranteeing the debt obligations of the Coushatta Tribe of Louisiana; and (vi) any other guarantees under which Company or any of its subsidiaries has guaranteed the debt or lease obligations of any Indian Tribes.

     INDIAN GAMING LAWS: Shall mean (i) the Indian Gaming Regulatory Act of 1988 and the rules and regulations promulgated thereunder; (ii) any state laws and regulations governing gaming operations and facilities on Indian land; and (iii) any tribal ordinances and regulations governing gaming on land within such tribe's jurisdiction.

     INDIAN MANAGEMENT AGREEMENTS: shall mean the management agreements and related collateral and other agreements of the Indian tribes, or of Company or any of its Subsidiaries, relating to (i) Grand Casino Avoyelles; (ii) Grand Casino Coushatta; (iii) Grand Casino Hinckley; and (iv) any other Indian gaming operations.

     INSURANCE ADMINISTRATION: With respect to each Policy (including Self Insurance Programs) shall include, but not be limited to, the accounting for premiums, retrospectively rated premiums, defense costs, adjuster's fees, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Policies; and the reporting to primary and excess insurance carriers of any losses, claims and/or audit exposure in accordance with Policy provisions, and the distribution of Insurance Proceeds as contemplated by this Agreement.

     INSURANCE PROCEEDS: Those moneys (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

     INSURED CLAIMS: Those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Policies, whether or not subject to deductibles, co-insurance, uncollectibility or retrospectively rated premium adjustments, but only to the extent that such Liabilities are within applicable Policy limits, including aggregates.

     IRS: The Internal Revenue Service or any successor thereto, including but not limited to its agents, representatives and attorneys.

     IRS RULING: The letter ruling issued by the IRS in response to the Ruling Request.

     LAKES BOARD:  The Board of Directors of Lakes.

     LAKES BYLAWS: The Bylaws of Lakes, substantially in the form of Exhibit B, to be in effect at the Distribution Date.

     LAKES ARTICLES OF INCORPORATION: The Articles of Incorporation of Lakes, substantially in the form of Exhibit C, to be in effect at the Distribution Date.

     LAKES COMMON STOCK:  The common stock, $.01 par value per share, of Lakes.

     LAKES GROUP: The meaning specified in the Tax Allocation and Indemnity Agreement.

     LIABILITIES: Any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     LICENSE AGREEMENT: The Intellectual Property License Agreement between Company and Lakes, which agreement shall be entered into on or prior to the Distribution Date with substantially such terms as are attached hereto as Exhibit D.

     LOUISIANA GAMING LAWS: The Louisiana Riverboat Economic Development and Gaming Control Act and the rules and regulations promulgated thereunder.

     LOUISIANA GAMING LICENSE: The Company's license to manage Louisiana-based casinos issued pursuant to Louisiana Gaming Laws.

     MBCA: shall mean the Minnesota Business Corporation Act, as amended from time to time.

     MINNESOTA GAMING LAWS: shall mean the Minnesota Lawful Gambling and Gambling Devices Act and the rules and regulations promulgated thereunder.

     MISSISSIPPI BUSINESS: The business conducted by Company and its Subsidiaries relating to the management, ownership, operation and development of all of Company's casinos, hotels, related facilities and all other operations located within the State of Mississippi, including the Grand Casino Tunica, Grand Casino Biloxi and Grand Casino Gulfport properties and any operations located outside the State of Mississippi which relate to the Mississippi Group Assets.

     MISSISSIPPI GAMING LAWS: shall mean the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder.

     MISSISSIPPI GROUP:  Company and the Mississippi Subsidiaries, collectively.

     MISSISSIPPI GROUP EMPLOYEES: The meaning specified in the Employee Benefits Allocation Agreement.

     MISSISSIPPI GROUP ASSETS: (i) All outstanding capital stock of the Mississippi Subsidiaries and all assets of the Mississippi Subsidiaries other than the Non-Mississippi Group Assets; (ii) all cash or cash equivalents generated or derived from the sale or disposition of Mississippi Group Assets prior to the Distribution Date; (iii) the Mississippi Group Books and Records;
(iv) the rights of Company and the Mississippi Subsidiaries insured under the Shared Policies; (v) all of the assets expressly to be retained by, or assigned or allotted to, Company or any of the Mississippi Subsidiaries under this Agreement or the Related Agreements; (vi) the Retained Company Assets; and
(vii) any other assets of Company and its Subsidiaries used principally in the Mississippi Business; except, in each case, excluding the assets listed on
Schedule 5.

     MISSISSIPPI GROUP BOOKS AND RECORDS: The books and records (including computerized records) of Company and the Mississippi Subsidiaries and any other books and records of Company's Subsidiaries which relate principally to the Mississippi Group, are necessary to conduct the Mississippi Business or are required by law to be retained by Company or a Mississippi Subsidiary, including, without limitation: (i) all such books and records relating to Company Employees; (ii) all files relating to any Action being retained by Company as part of the Mississippi Group Liabilities; and (iii) original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Company, the Mississippi Subsidiaries or the Mississippi Business (but not including the Non-Mississippi Group Books and Records, provided that Company shall have access to, and shall have the right to obtain duplicate copies of, the Non-Mississippi Group Books and Records in accordance with the provisions of Article VII).

     MISSISSIPPI GROUP CASH ACCOUNTS: The bank accounts of the Mississippi Group as set forth in Schedule 8 hereto.

     MISSISSIPPI GROUP LIABILITIES: (i) All of the Liabilities of the Mississippi Group under, or to be retained or assumed by Company or any of the Mississippi Subsidiaries pursuant to, this Agreement (including Company's portion of Contingent Company Liabilities and Transaction Liabilities as provided in Section 3.02 herein) or any of the Related Agreements; (ii) all Liabilities for payment of outstanding drafts of Company and its Subsidiaries existing as of the Distribution Date; (iii) the Retained Debt; (iv) all Liabilities of the Mississippi Subsidiaries, other than the Non-Mississippi Group Liabilities; (v) all Actions against Company or its Subsidiaries arising out of, or specifically associated with, any of the Mississippi Group Assets or the Mississippi Business; (vi) the Retained Company Liabilities indicated on
Schedule 4; and (vii) all other Liabilities of Company and its Subsidiaries arising out of, or specifically associated with, any of the Mississippi Group Assets or the Mississippi Business; PROVIDED, HOWEVER, that the Mississippi Group Liabilities shall not include (1) the Assumed Debt or (2) any claims, losses, damages, demands, costs, expenses or Liabilities for any Tax (which shall be governed by Sections 6.05 and 9.02 hereof and by the Tax Allocation and Indemnity Agreement).

     MISSISSIPPI SUBSIDIARIES:  The Subsidiaries of Company specified in
Schedule 1 and any other Subsidiaries formed after the date hereof to conduct a portion of the Mississippi Business.

     NEVADA GAMING LAWS: shall mean the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County, Nevada Code and the rules and regulations promulgated thereunder, and other applicable local regulations.

     NET CASH: The sum of (i) net cash (used in) or provided by financing activities; (ii) net cash (used in) or provided by operating activities; and
(iii) net cash (used in) or provided by investing activities.

     NON-MISSISSIPPI BUSINESS: The business conducted by Company and its Subsidiaries relating to the management, ownership, operation and development of all Company's casinos, hotels, related facilities and all other operations located outside the State of Mississippi which relate to the Non-Mississippi Group Assets.

     NON-MISSISSIPPI GROUP: Lakes and the Non-Mississippi Subsidiaries, collectively.

     NON-MISSISSIPPI GROUP ASSETS: (i) All outstanding capital stock of the Non-Mississippi Subsidiaries; (ii) the Assigned Lakes Assets, to the extent in existence on the Distribution Date; (iii) the Non-Mississippi Group Books and Records; (iv) the rights of a Non-Mississippi Subsidiary insured under the Shared Policies; (v) all of the assets expressly to be retained by, or assigned or allocated to, Lakes or any of the Non-Mississippi Subsidiaries under this Agreement or the Related Agreements; (vi) the Assigned Lakes Assets Proceeds; and (vii) any other assets of Company and its Subsidiaries used principally in the Non-Mississippi Business; except, in each case excluding the assets included on Schedule 3.

     NON-MISSISSIPPI GROUP BOOKS AND RECORDS: The books and records (including computerized records) of Lakes and the Non-Mississippi Subsidiaries and any other books and records of Company and its Subsidiaries which relate principally to the Non-Mississippi Group, are necessary to conduct the Non-Mississippi Business, or are required by law to be retained by Lakes or a Non-Mississippi Subsidiary, including, without limitation: (i) all such books and records relating to Transferred Employees; (ii) all files relating to any Action being assumed by Lakes or retained by a Non-Mississippi Subsidiary as part of the Non-Mississippi Group Liabilities; and (iii) original corporate minute books, stock ledgers and certificates, and all licenses, leases, agreements and filings, relating to Lakes, the Non-Mississippi Subsidiaries or the Non-Mississippi Business (but not including the Mississippi Group Books and Records, provided that Lakes shall have access to, and have the right to obtain duplicate copies of, any of the Mississippi Group Books and Records which pertain to the Non-Mississippi Business in accordance with the provisions of Article VII).

     NON-MISSISSIPPI GROUP CASH ACCOUNTS: The bank accounts of Non-Mississippi Group as set forth in Schedule 9 hereto.

     NON-MISSISSIPPI GROUP LIABILITIES: (i) All of the Liabilities of the Non-Mississippi Group under, or to be retained or assumed by Lakes or any of the Non-Mississippi Subsidiaries pursuant to, this Agreement (including Lakes' portion of Contingent Company Liabilities and Transaction

Liabilities as provided in Section 3.02 herein) or any of the Related Agreements (including the Assumed Debt); (ii) the Stratosphere Liabilities;
(iii) all Liabilities of Lakes and the Non-Mississippi Subsidiaries, other than the Mississippi Group Liabilities; (iv) all Actions against Company or its Subsidiaries arising out of, or specifically associated with, any of the Non-Mississippi Group Assets or the Non-Mississippi Business; (v) the Indian Debt Guarantees; (vi) all other Liabilities of Company and its Subsidiaries arising out of, or specifically associated with, any of the Non-Mississippi Group Assets or the Non-Mississippi Business (including Debt secured by the Non-Mississippi Group Assets); and (vii) the Assigned Lakes Liabilities indicated on Schedule 6; PROVIDED, HOWEVER, that the Non-Mississippi Group Liabilities shall not include (x) any Retained Debt, or (y) any claims, losses, damages, demands, costs, expenses or Liabilities for any Tax (which shall be governed by Sections 6.05 and 9.02 hereof and by the Tax Allocation and Indemnity Agreement).

     NON-MISSISSIPPI SUBSIDIARIES:  The Subsidiaries of Company specified in
Schedule 2 and any other Subsidiaries formed after the date hereof to conduct a portion of the Non-Mississippi Business.

     NON-MISSISSIPPI SUBSIDIARIES NOTE GUARANTEES: The guarantees of the Non-Mississippi Subsidiaries of Company Notes and the Bank of America Revolving Credit Facility.

     NON-MISSISSIPPI SUBSIDIARIES NOTE PLEDGE: The pledge of the outstanding capital stock of the Non-Mississippi Subsidiaries pursuant to Grand Casinos, Inc. Security and Pledge Agreement dated November 30, 1995 by Grand Casinos, Inc. in favor of American Bank National Association (n/k/a Firstar Bank of Minnesota, National Association) and Grand Casinos Resorts, Inc. Security and Pledge Agreement dated November 30, 1995 by Grand Casinos Resorts, Inc. in favor of American Bank National Association (n/k/a Firstar Bank of Minnesota, National Association) relating to the Notes.

     PERSON: Any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

     POLICIES: Insurance policies and insurance contracts of any kind relating to the Non-Mississippi Business or the Mississippi Business as conducted prior to the Distribution Date, including without limitation primary and excess policies, comprehensive general liability policies, automobile, aircraft, workers' compensation, property insurance, crime insurance policies and self-insurance and captive insurance company arrangements, together with the rights and benefits thereunder.

     PRELIMINARY TRANSFERS: The contribution by Company and its Subsidiaries to Lakes and the Non-Mississippi Subsidiaries, prior to the Distribution, of all of the assets and liabilities of Company and its Subsidiaries comprising the Non-Mississippi Business and such other assets, liabilities and operations as are described herein.

     PRIVILEGED INFORMATION: All information as to which Company, Lakes or any of their Subsidiaries are entitled to assert the protection of a Privilege.

     PRIVILEGES: All privileges that may be asserted under applicable law including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

     RELATED AGREEMENTS: All of the agreements, instruments, understandings, assignments or other arrangements set forth in writing, which are entered into in connection with the transactions contemplated hereby, including, without limitation, the Conveyancing and Assumption Instruments and the Ancillary Agreements.

     RESTRICTED PAYMENT: (i) the declaration or payment of any dividend or any distribution on account of Lakes' or any of its Subsidiaries' equity interests; or (ii) the purchase, redemption, defeasance or other acquisition or retirement for value of any equity interests of Lakes, without the written consent of Company, which consent can be given or withheld in Company's sole and absolute discretion.

     RETAINED COMPANY ASSETS: The assets indicated in Schedule 3.

     RETAINED COMPANY LIABILITIES:  The liabilities indicated on Schedule 4.

     RETAINED DEBT: The Debt of Company and its Subsidiaries which is to be retained by Company and/or the Mississippi Group Subsidiaries in connection with the Distribution, as determined pursuant to Section 2.09 and not otherwise assigned by or transferred to the Non-Mississippi Group.

     RULING REQUEST: The private letter ruling request to be filed by Company with the Internal Revenue Service as supplemented and amended from time to time, with respect to certain tax matters relating to the Distribution, the Merger and other related matters.

     SEC:  The Securities and Exchange Commission.

     SECURITIES ACT:  The Securities Act of 1933, as amended.

     SELF INSURANCE PROGRAMS: Those self insured programs maintained by Company and/or any of its Subsidiaries prior to the Distribution for the benefit of employees, properties and operating businesses, including without limitation such programs that utilize "fronted policies."

     SENIOR NOTES:  The $115 million 9% Series B Notes of Company due 2004.

     SHARED POLICIES: All Policies (including Self Insurance Programs), current or past, which are owned or maintained by or on behalf of Company and/or any of its Subsidiaries or their respective predecessors which insure both the Mississippi Business and the Non-Mississippi Business.

     STRATOSPHERE: Shall mean Stratosphere Corporation and any of its Subsidiaries or Affiliates, including Stratosphere Gaming Corp., and any business or operations conducted by or related to such entities, including the Stratosphere Tower, Casino & Hotel and adjoining retail-entertainment center.

     STRATOSPHERE CONTRACTS: Shall mean any and all contracts, loan agreements, leases, guaranty agreements, notes, mortgages, indentures, obligations and other agreements relating to Stratosphere, including, without limitation, (a) the Standby Equity Commitment, dated as of March 9, 1995, by and between Company and Stratosphere, (b) the Limited Guaranty, dated as of March 28, 1997, by Company for the benefit of each of the beneficiaries listed therein, (c) the Indemnification Agreement, dated as of May 1, 1997, by and between Company and Thomas G. Bell, (d) the Indemnification Agreement, dated as of May 1, 1997, by and between Company and Andrew S. Blumen, (e) the Indemnification Agreement, dated as of May 1, 1997, by and between Company and Robert A. Maheu, (f) the Indemnification Agreement, dated as of May 1, 1997, by and between Company and David R. Wirshing, and (g) the indemnification arrangement described in the Minutes of Company's Board of Directors, dated May 3, 1995, relating to the indemnification of Lyle Berman, Neil Sell and Stanley Taube in connection with their service on the Stratosphere Board of Directors.

     STRATOSPHERE LIABILITIES: Shall mean any and all Liabilities relating to or arising from Stratosphere, Company's investment in or relationship to Stratosphere and/or the Stratosphere Litigation and/or the Stratosphere Contracts.

     STRATOSPHERE LITIGATION: Shall mean any and all actions, suits, proceedings, claims, arbitrations or investigations relating to Stratosphere, including the Stratosphere shareholders litigation in the U.S. District Court for the District of Nevada (In re Stratosphere Corporation Securities Litigation -- Master File No. CV-5-96-00708PMP), Grand Casinos, Inc. shareholders litigation in the U.S. District Court for the District of Minnesota (In Re: Grand Casinos, Inc. Securities Litigation -- Master Filed No. 4-96-890), the Stratosphere shareholders litigation in the Nevada State Court (Victor M. Opitz, et. al. v. Robert E. Stupak, et. al. -- Case No. A363019), the Cohen litigation in the U.S. District Court for the District of Nevada (Henry Cohen, et al. v. Stratosphere Corporation, et. al.-- Case No. A349985), the Stratosphere vacation club litigation in the District Court in Clark County, Nevada (Richard Duncan, et al. v. Bob and Jane Doe Stupak, et al. -- Case No. A370127), the Standby Equity Commitment litigation in the U.S. District Court for the District of Nevada (IBJ Schroeder Bank & Trust Company, Inc. v. Grand Casinos, Inc. -- File No. CV-S-97-01252-DWH), the Stratosphere Noteholder Committee bankruptcy court action in the U.S. Bankruptcy Court for the District of Nevada, Stratosphere Plan of Reorganization in the U.S. Bankruptcy Court for the District of Nevada, the Las Vegas Downtown Redevelopment Agency litigations in the Nevada Supreme Court (City of Las Vegas

Downtown Redevelopment Agency v. Crockett, et al. and City of Las Vegas Downtown Redevelopment Agency v. Mouldo, et. al.), a derivative litigation in Hennepin County, Minnesota District Court (Lloyd Drilling, et al. v. Lyle Berman, et al. --Court File No. MC97-002807), and a Stratosphere action for Recovery of Preferential Transfers Pursuant to Sections 547 and 550 of the Bankruptcy Court filed with the Bankruptcy Court against Company, and including any actions, suits, proceedings, claims, arbitrations or investigations relating to the Litigation LLC described in Stratosphere Corporation's Restated Second Amended Plan of Reorganization dated February 26, 1998.

     SUBSIDIARY: With respect to any Person, (i) each corporation, partnership, joint venture, limited liability company or other legal entity of which such Person owns, either directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity; and (ii) each partnership or limited liability company in which such Person or another Subsidiary of such Person is the general partner, managing partner or otherwise controls.

     "TAX" OR "TAXES": Shall mean all actual taxes and estimated payment of taxes, charges, fees, imposts, levies and gaming or other assessments, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment excise, severance, stamp, occupation, property, premium, windfall profits, environmental, disability, registration, alternative or add-on minimum taxes, custom duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign), and including any transferee liability in respect of Taxes and any liability in respect of Taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement.

     TAX ALLOCATION AND INDEMNITY AGREEMENT: The Tax Allocation and Indemnity Agreement between Company and Lakes pursuant to which such parties will provide for the allocation of, and indemnification against, certain tax liabilities, the preparation and filing of certain tax returns and the payment of taxes related thereto and certain related matters, which agreement shall be entered into on or prior to the Distribution Date substantially in the form attached hereto as Exhibit E.

     TAX RETURNS: The meaning specified in the Tax Allocation and Indemnity Agreement.

     TRANSACTION LIABILITIES: All liabilities relating to any Action or threatened Action arising out of or pertaining to the transaction contemplated by the Merger Agreement or this Distribution Agreement.

     TRANSFERRED CORPORATE FUNCTIONS: The corporate level and support functions of Company to be contributed to Lakes in connection with the Distribution, as set forth in Schedule 7 hereto.

Currently expected to include corporate treasury, accounting (including payroll), internal audit, tax, corporate affairs, legal, human resources and risk management functions (including claims administration), as well as certain purchasing and procurement functions.

     TRANSFERRED EMPLOYEES: The meaning specified in the Employee Benefits Allocation Agreement.

     Section 1.02. TERMS DEFINED ELSEWHERE IN AGREEMENT. Each of the following terms is defined in the Recitals or Section set forth opposite such term:

           Term                                    Section
           ----                                    -------
           Agreement                               Recitals
           Consents                                4.01
           Dispute                                 9.14
           Company Indemnitees                     5.02

           Gaming Co.                              Recitals
           Hilton                                  Recitals
           Indemnifiable Loss                      5.01
           Indemnifying Party                      5.03
           Indemnified Person                      5.03
           Information                             7.02
           Insurance Charges                       8.03
           Lakes                                   Recitals
           Lakes Indemnities                       5.01
           Merger                                  Recitals
           MergerSub                               Recitals
           Third Party Claim                       5.04
           Transaction Taxes                       6.05




                                     ARTICLE II.

                                  TRANSFER OF ASSETS

     Section 2.01. TRANSFER OF ASSETS TO LAKES. Prior to the Distribution Date, Company shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Lakes and/or the appropriate Non-Mississippi Subsidiaries designated by Lakes of all of Company's and its Subsidiaries' right, title and interest in any Non-Mississippi Group

Assets held, on or prior to the Distribution Date, by Company or any Mississippi Subsidiary including:

          (a) a contribution to Lakes of all of the outstanding capital stock of the Non-Mississippi Subsidiaries indicated on Schedule 2;

          (b) subject to the provisions of Section 2.07, transfer of $33 million dollars of cash by Company or any Mississippi Subsidiary to Lakes in order to provide necessary and needed levels of working capital and appropriate reserve for business investment purposes; PROVIDED, HOWEVER, that;

               (i) such amount will be DECREASED by any amount paid by the Company prior to the Distribution Date in connection with Stratosphere up to a maximum of $8 million, and

               (ii) such amount shall be INCREASED by the Assigned Lakes Assets Proceeds.

          (c) transfer of the Assigned Lakes Assets, as indicated on Schedule 5, which have not been sold prior to the Distribution Date; and

          (d)  transfer of the Transferred Corporate Functions as indicated on
Schedule 7;

     Section 2.02. TRANSFERS OF ASSETS FROM NON-MISSISSIPPI SUBSIDIARIES TO COMPANY OR MISSISSIPPI SUBSIDIARIES. Prior to the Distribution Date, Lakes shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Company and/or the applicable Mississippi Subsidiaries designated by Company of all of Lakes's and the Non-Mississippi Subsidiaries' right, title and interest in any Mississippi Group Assets held, on or prior to the Distribution Date, by Lakes or any of the Non-Mississippi Subsidiaries, if any.

     Section 2.03. TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION. To the extent that any transfers contemplated by this Article II shall not have been fully effected as of the Distribution Date, the parties shall cooperate to effect such transfers as promptly as shall be practicable following the Distribution Date. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed including, without limitation, pursuant to Gaming Laws; provided, however, that Company and Lakes and their respective Subsidiaries and Affiliates shall cooperate in seeking to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Agreement including, without limitation, pursuant to Gaming Laws.

     In the event that any such transfer of assets or Liabilities has not been consummated effective as of the Distribution Date, the party retaining such asset or Liability shall thereafter hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such asset been transferred or such Liability been assumed as contemplated hereby. As and when any such asset or Liability becomes transferable, such transfer and assumption shall be effected forthwith. The parties agree that, except as set forth in this Section 2.03, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incidental thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incidental thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     Section 2.04. COOPERATION RE: ASSETS. In the case that at any time after the Distribution Date, Lakes reasonably determines that any of the Mississippi Group Assets (other than the assets set forth in Schedule 3) are essential for the conduct of the Non-Mississippi Business, or Company reasonably determines that any of the Non-Mississippi Group Assets (other than the assets set forth in Schedule 5) are essential for the conduct of the Mississippi Business, and the nature of such assets makes it impracticable for Lakes or Company, as the case may be, to obtain substitute assets or to make alternative arrangements on commercially reasonable terms to conduct their respective businesses, and reasonable provisions for the use thereof are not already included in the Related Agreements, then Lakes (with respect to the Non-Mississippi Group Assets) and Company (with respect to the Mississippi Group Assets) shall cooperate to make such assets available to the other party on commercially reasonable terms, as may be reasonably required for such party to maintain normal business operations. However, (a) the usage of such assets by the other party shall not materially interfere with the use of such assets by the party holding such assets; and (b) such assets shall be required to be made available only until such time as the other party can reasonably obtain substitute assets or make alternative arrangements on commercially reasonable terms to permit it to maintain normal business operations.

     Section 2.05. NO REPRESENTATIONS OR WARRANTIES; CONSENTS. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement, in any Related Agreement, or otherwise, representing or warranting in any way (a) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party; or (b) as to the legal sufficiency to convey title to any asset transferred pursuant to this Agreement or any Related Agreement. IT IS ALSO AGREED AND UNDERSTOOD THAT THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS OF ANY OF THE ASSETS EITHER TRANSFERRED TO OR RETAINED BY THE PARTIES, AS THE CASE MAY BE,AND ALL SUCH ASSETS SHALL BE "AS IS, WHERE IS" AND "WITH ALL FAULTS"; provided, however, that the absence of warranties shall have no effect upon the allocation of Liabilities under this Agreement.

     Each party hereto understands and agrees that no party hereto is, in this Agreement, in any Related Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement, any Related Agreement or otherwise will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such assets, including without limitation, the Gaming Laws. Notwithstanding the foregoing, the parties shall use their good faith efforts to obtain all consents and approvals, including, without limitation, pursuant to the Gaming Laws, to enter into all reasonable amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement and the Related Agreements, and shall take all such further reasonable actions as shall be necessary to preserve for each of the Non-Mississippi Group and the Mississippi Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and liabilities provided for in this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

     Section 2.06. CONVEYANCING AND ASSUMPTION INSTRUMENTS. In connection with the Preliminary Transfers described in Article II and Article III hereof, and the assignment of assets and the assumption of Liabilities contemplated by any Related Agreements, the parties shall execute, or cause to be executed by the appropriate entities, the Conveyancing and Assumption Instruments in such forms as the parties shall reasonably agree. The transfer of capital stock and other equity interests shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entity involved and, to the extent required by applicable law, by notation on public registries.

     Section 2.07. CASH ALLOCATIONS AFTER THE YEAR-END. Notwithstanding anything to the contrary herein, (i) Net Cash generated after December 31, 1998 from operations of the Mississippi Business (regardless of whether the Distribution has occurred) shall be retained by Company; (ii) Net Cash generated after December 31, 1998 from operations of the Non-Mississippi Business (regardless of whether the Distribution has occurred) shall be retained by Lakes; and (iii) the allocations of cash set forth in Section 2.08 (a) shall be made as of December 31, 1998.

     Section 2.08.  CASH ALLOCATION; CASH MANAGEMENT.

          (a) CASH ALLOCATION ON THE DISTRIBUTION DATE. Subject to the provisions of Section 2.01(b) hereof, the allocation between Company and Lakes of all cash bank balances, short-term investments and outstanding checks and drafts of Company and its Subsidiaries recorded per the books of Company and its Subsidiaries shall be in accordance with the following:

               (i) all deposits of cash, checks, drafts or short-term investments made to accounts, other than the Non-Mississippi Group Cash Accounts, after the close of business on the Distribution Date shall be remitted to Company; PROVIDED, HOWEVER, that any such deposits that are erroneously made to such accounts shall be redeposited to the correct accounts as promptly as possible;

               (ii) all deposits of cash, checks, drafts or short-term investments made to the Non-Mississippi Group Cash Accounts after the close of business on the Distribution Date shall be remitted to Lakes and/or the appropriate Non-Mississippi Subsidiary; PROVIDED, HOWEVER, that any such deposits that are erroneously made to such accounts shall be redeposited to the correct accounts as promptly as possible;

               (iii) all cash, other than cash allocated pursuant to Sections 2.01(b), 2.07, 2.08(i) and 2.08(ii), shall be retained by or remitted to Company and/or the appropriate Mississippi Subsidiaries.

          (b) CASH MANAGEMENT AFTER THE DISTRIBUTION DATE. All petty cash, depository and disbursement accounts of Company (other than the Non-Mississippi Group Cash Accounts) shall be retained by Company. The Non-Mississippi Group Cash Accounts shall be transferred to Lakes, and Lakes shall establish and maintain a separate cash management system and separate accounting records with respect to the Non-Mississippi Group Business effective as of 12:01 a.m. Minneapolis time on the day following the Distribution Date.

          (c) ORDINARY COURSE OPERATIONS. The parties contemplate and agree that the Non-Mississippi Business and the Mississippi Business, including, but not limited to, the administration, payment and collection of accounts payable and accounts receivable, will be conducted in the ordinary course of business and consistent with past practice prior the Distribution Date.

     Section 2.09.  ALLOCATION OF DEBT. Debt will be allocated as follows:

          (a) Debt secured by Mississippi Group Assets, or otherwise specifically associated with the Mississippi Business, will be retained by Company and/or the appropriate Mississippi Subsidiaries. As of the date of this Agreement, such Debt consists of the First Mortgage Notes.

          (b) The Senior Notes will be retained by Company and/or the appropriate Mississippi Subsidiary.

          (c) Debt relating to the Bank of America Revolving Credit Facility will be retained by Company and/or the appropriate Mississippi Subsidiary.

          (d)  Any other of Company's unsecured Debt will be Retained Debt.

          (e) Debt secured by any Non-Mississippi Group Assets will be assumed by Lakes and/or the appropriate Non-Mississippi Subsidiaries.

          (f) Notwithstanding anything to the contrary herein, (i) increases (decreases) in Debt incurred (repaid) after December 31, 1998 arising out of operations of the Mississippi Business (regardless of whether the Distribution has occurred) shall be allocated to Company and (ii) increases (decreases) in Debt incurred (repaid) after December 31, 1998 arising out of operations of the Non-Mississippi Business (regardless of whether the Distribution has occurred) shall be allocated to Lakes; and, to the extent such increases (decreases) are not already given effect in the definition of Net Cash, such increases (decreases) shall increase or decrease (as applicable) the Debt allocated to Company or Lakes (as applicable).

     Section 2.10. ANCILLARY AGREEMENTS BETWEEN COMPANY AND LAKES. On or prior to the Distribution Date, Company and Lakes shall enter into the Ancillary Agreements.

                                    ARTICLE III.

                     ASSUMPTION AND SATISFACTION OF LIABILITIES

     Section 3.01. ASSUMPTION AND SATISFACTION OF MISSISSIPPI BUSINESS AND NON-MISSISSIPPI BUSINESS LIABILITIES. From and after the Distribution Date,
(a) Lakes shall, and/or shall cause the Non-Mississippi Subsidiaries to, assume, pay, perform and discharge in due course all of the Non-Mississippi Group Liabilities (including the Indian Guarantees and the Stratosphere Liabilities); and; (b) Company shall, and/or shall cause the Mississippi Subsidiaries to, assume, pay, perform and discharge in due course all of the Mississippi Group Liabilities (including the Non-Mississippi Subsidiaries Note Guarantees).

     Section 3.02 ASSUMPTION AND SATISFACTION OF CONTINGENT COMPANY LIABILITIES AND TRANSACTION LIABILITIES. From and after the Distribution Date, to the extent that there is a Company liability occurring prior to the Distribution Date that is neither a Mississippi Group Liability nor a Non-Mississippi Group Liability and cannot in good faith be allocated by the parties hereto as either a Mississippi Group Liability or a Non-Mississippi Group Liability, including, but not limited to the Liabilities set forth on
Schedule 10 attached hereto   (all such Liabilities, "Contingent Company
Liabilities"), then such Contingent Company Liabilities and all Transaction Liabilities shall be allocated between Company and Lakes on a pro rata basis as provided in Section 3.1(c)(1) of the Merger Agreement and shall be assumed, paid, performed and discharged by each such party based upon such allocation.

                                    ARTICLE IV.

                                  THE DISTRIBUTION

     Section 4.01.  COOPERATION PRIOR TO THE DISTRIBUTION.

          (a) Lakes and Company shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereof which are appropriate to reflect the establishment of, or amendments to, any employee benefit plans, and other plans contemplated by the Employee Benefits Allocation Agreement.

          (b) Lakes and Company shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Related Agreements.

          (c) Lakes and Company shall use all reasonable best efforts to obtain any governmental or third-party consents or approvals necessary or desirable in connection with the transactions contemplated hereby, including, without limitation, pursuant to the Gaming Laws ("CONSENTS").

          (d) Lakes and Company will use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated under this Agreement and the Related Agreements including, but not limited to, actions relating to the satisfaction of the conditions indicated in
Section 4.02 hereof.

     Section 4.02. COMPANY BOARD ACTION; CONDITIONS PRECEDENT TO THE DISTRIBUTION. Company Board shall, in its sole discretion, establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

          (a) the transactions contemplated in Article II and Article III shall have been consummated in all material respects;

          (b) the Lakes Board, comprised as contemplated by Section 6.01, shall have been elected by Company, as sole shareholder of Lakes, and the Lakes Articles and Lakes Bylaws shall have been adopted and shall be in effect;

          (c) Company shall have received shareholder ratification of the Distribution at a meeting of shareholders.

          (d) the Merger Agreement shall be in full force and effect and no material breach shall exist thereunder;

          (e) each condition to the consummation of the Merger, other than the condition set forth in Section 8.1(g) of the Merger Agreement relating to the consummation of the Distribution, shall have been fulfilled or waived by the party for whose benefit such condition exists;

          (f)  with respect to the Louisiana Gaming License:

               (i) the Louisiana Gaming License is transferred to Lakes or a Non-Mississippi Subsidiary;

               (ii) the Non-Mississippi Subsidiaries are licensed pursuant to Louisiana Gaming Laws; or

               (iii)  Lakes is licensed pursuant to Louisiana Gaming Laws.

          (g) the IRS Ruling shall have been granted in form and substance satisfactory to Company Board, the IRS Ruling shall not have been withdrawn by the IRS and the representations made to the IRS therein shall be true in all material respects;

          (h)  the Form 10 shall have been declared effective by the SEC;

          (i) the Lakes Common Stock shall have been approved for trading on the NASDAQ National Market (or such other securities exchange comprising the principal securities exchange or market on which the Lakes Common Stock is listed or traded), subject to official notice of issuance;

          (j) each of Lakes and Company shall have executed and delivered the Related Agreements to which it is a party and each of the transactions contemplated by the Related Agreements to be consummated on or prior to the Distribution Date shall have been consummated;

          (k) all necessary regulatory approvals and consents of third parties shall have been received, including, without limitation, pursuant to the Gaming Laws, except for any such approvals or consents the failure of which to obtain would not have a material adverse effect on the business, operations or condition (financial or otherwise) of either Company or Lakes;

          (l) the Board of Directors of Company shall be satisfied that (i) at the time of the Distribution and after giving effect to the Distribution and the transactions contemplated under the Related Agreements, Company will not be insolvent (in that, both before and immediately following the Distribution, (1) the fair market value of Company's assets would exceed Company's liabilities, (2) Company would be able to pay its liabilities as they mature and become absolute and (3) Company would not have unreasonably small capital with which to engage in its business); and (ii) the Distribution would be permitted under the MBCA; and at the Board of Directors' discretion, Company shall have received the opinion of a financial advisor or other appraisal or valuation expert selected by Company, in form and substance satisfactory to Company, as to the matters set forth in clauses
(1) through (3) above, and such opinion shall not have been withdrawn;

PROVIDED, HOWEVER, that (x) any such condition may be waived by Company Board in its sole discretion, and (y) the satisfaction of such conditions shall not create any obligation on the part of Company or any other party hereto to effect the Distribution or in any way limit Company's power of termination set forth in
Section 9.08 or alter the consequences of any such termination from those specified in such Section.

     Section 4.03. THE DISTRIBUTION. On the Distribution Date, or as soon thereafter as practicable, subject to the conditions and rights of termination set forth in this Agreement, Company shall deliver to the Agent, for the benefit of the Holders, a share certificate representing all of the then outstanding shares of Lakes Common Stock owned by Company, endorsed in blank, and shall instruct the Agent to distribute to each Holder, on or as soon as practicable following the Distribution Date, a certification, or if requested by such Holder, a certificate, representing one share of Lakes Common Stock for each share of Company Common Stock so held or, such number of shares that may be issued pursuant to a stock split, stock or dividend, of the Lakes Common Stock prior to, or simultaneously with, the Distribution Date. Lakes agrees to provide all share certificates that the Agent shall require in order to effect the Distribution.

                                     ARTICLE V.

                                  INDEMNIFICATION

     Section 5.01. INDEMNIFICATION BY COMPANY. Company shall indemnify, defend and hold harmless Lakes and each of the Non-Mississippi Subsidiaries, and each of their respective past or present directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "LAKES INDEMNITEES") from and against any and all losses, Liabilities, damages and expenses (including, without limitation, the reasonable costs and expenses, including reasonable attorneys' fees in connection with any such investigations, Actions, or threatened Actions) (collectively, "INDEMNIFIABLE LOSSES" and, individually, an "INDEMNIFIABLE LOSS") incurred or suffered by any of the Lakes Indemnitees and arising out of or due to the failure or alleged failure of Company, any Mississippi Subsidiary, or any of their respective Affiliates to (a) pay, perform or otherwise discharge in due course any of the Mississippi Group Liabilities, or (b) comply with the provisions of Section 6.04 hereof.

     Section 5.02.  INDEMNIFICATION BY LAKES.   Lakes shall indemnify, defend
and hold harmless Company and each of the Mississippi Subsidiaries, and each of their respective past or present directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the
"COMPANY INDEMNITEES") from and against any and all Indemnifiable Losses incurred or suffered by any of Company Indemnitees and arising out of or due to the failure or alleged failure of Lakes, any Non-Mississippi Subsidiaries, or any of their respective Affiliates to (a) pay, perform or otherwise discharge in due course any of the Non-Mississippi Group Liabilities; or (b) comply with the provisions of Section 6.04 hereof.

     Section 5.03. INSURANCE PROCEEDS. The amount which any party (an "INDEMNIFYING PARTY") is or may be required to pay to any other Person (an "INDEMNIFIED PERSON") pursuant to Section 5.01 or Section 5.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnified Person in reduction of the related Indemnifiable Loss. If an Indemnified Person shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds, or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnified Person shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received.

     Section 5.04.  PROCEDURE FOR INDEMNIFICATION.

          (a) If an Indemnified Person shall receive written notice of the assertion by a Person (including, without limitation, any Governmental Authority) who is not a party to this Agreement or to any of the Related Agreements of any claim or of the commencement by any such Person of any Action with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a "THIRD-PARTY CLAIM"), such Indemnified Person shall give the Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; PROVIDED, that the failure of any Indemnified Person to give notice as required by this Section
5.04 shall not relieve the Indemnifying Party of its obligations under this
Article V, except to the extent that such Indemnifying Party is materially prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been claimed against or may be sustained by such Indemnified Person.

          (b) Within 15 days of the receipt of notice from an Indemnified Person in accordance with Section 5.04(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnified Person of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnified Person of its election within 15 days after receipt of such notice from the Indemnified Person, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim). An election not to assume responsibility for such Third-Party Claim may only be made in the event of a good faith dispute that a Third-Party Claim is not covered as an Indemnifiable Loss under the grounds specified in Section 5.01 or

5.02, as the case may be. Subject to Section 5.04(e) hereof, an Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by counsel reasonably satisfactory to the Indemnified Person, any Third-Party Claim, PROVIDED that (i) the Indemnifying Party must confirm in writing that it agrees that the Indemnified Person is entitled to indemnification hereunder in respect of such Third-Party Claim; and
(ii) no compromise or settlement shall be made without the prior written consent of the Indemnified Person, which consent shall not be reasonably withheld.

          (c) In the event that the Indemnifying Party elects to assume responsibility for the Third-Party Claim, pursuant to Section 5.04(b) above,
(i) the Indemnified Person shall cooperate in the defense or settlement or compromise of such Third-Party Claim, including making available to the Indemnifying Party any personnel and any books, records or other documents within the Indemnified Person's control or which it otherwise has the ability to make available that are necessary or appropriate for the defense of the Third-Party Claim; (ii) the Indemnifying Party shall keep the Indemnified Person reasonably informed regarding the strategy, status and progress of the defense of the Third-Party claim; and (iii) the Indemnifying Party shall consider, in good faith, the opinions and suggestions of the Indemnified Person with respect to the Third-Party Claim.

               After notice from an Indemnifying Party to an Indemnified Person of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnified Person under this
Article V for any legal or other costs or expenses (except costs or expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnified Person in connection with the defense thereof; provided, that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnified Persons and in such Indemnified Persons' reasonable judgment a conflict of interest between such Indemnified Persons and such Indemnifying Party exists in respect of such claim, such Indemnified Persons shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party.

          (d) If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim the Indemnified Person may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnified Person may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice
(i) to disapprove the settlement, and to then assume all past and future responsibility for the claim, including immediately reimbursing the Indemnified Person for prior expenditures in connection with the claim; (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnified Person may, in its sole discretion, proceed with the settlement and the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement; (iii) to approve and pay the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnified Person's right to indemnity;

or (iv) to approve and pay the settlement. In the event the Indemnifying Party makes no response to such written notice, the Indemnifying Party shall be deemed to have elected option (ii). When the Indemnifying Party chooses or is deemed to have chosen option (ii) or (iii), the issue of whether the Indemnified Person has a right to indemnity under this Article V shall be resolved by arbitration pursuant to the provisions of Section 9.14 hereof.
If the Indemnifying Party does not prevail at such arbitration, the Indemnifying Party shall promptly reimburse the Indemnified Person for all Indemnifiable Losses, plus interest on such amounts at the lower of (i) 10% or (ii) the highest legal interest rate, accruing from the date of payment by the Indemnified Person.

          (e) Notwithstanding the foregoing, if an Indemnified Person reasonably and in good faith determines that (i) the Indemnifying Party is not financially capable to defend a Third-Party Claim and to provide full indemnification with respect to any settlement thereof or (ii) the Indemnifying Party or such Indemnifying Party's attorney is not adequately representing the Indemnified Person's interests with respect to such Third-Party Claim, the Indemnified Person may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third-Party Claim and the Indemnifying Party shall remain responsible for, and be bound by the resolution of, such Third-Party Claim.

          (f) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnified Person to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnified Person shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

          (g) In addition to any adjustments required pursuant to Section 5.03, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnified Person to the Indemnifying Party.

          (h) In the event of payment by an Indemnifying Party to any Indemnified Person in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Person as to any events or circumstances in respect of which such Indemnified Person may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other party that may be liable. Such Indemnified Person shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

          (i) For so long as Surviving Corporation (as defined in the Merger Agreement) is required to provide indemnification to any of the Indemnified Persons (as defined in the Merger Agreement), Lakes shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment. If Lakes is unable, within 15 days of request, to repay in full any claim made for indemnification by Company or any of its Affiliates pursuant to this Agreement or the Merger Agreement, then for so long as any such claim or any other claim for indemnification made by Company or any of its Affiliates remains unpaid, Lakes shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to any indebtedness.

          (j) Prior to the Distribution Date, Company and Lakes shall enter into a Collateral Trust Agreement and a Pledge and Security Agreement. Company is hereby entitled to all the rights and benefits under those agreements in order to secure Lakes' indemnification obligations under this Agreement, the Related Agreements and the Merger Agreement.

     Section 5.05. REMEDIES CUMULATIVE. The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnified Person of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     Section 5.06. SURVIVAL OF INDEMNITIES. The obligations of each of Lakes and Company under this Article V shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other related to such assets, businesses or Liabilities.

                                    ARTICLE VI.

                             CERTAIN ADDITIONAL MATTERS

     Section 6.01. LAKES BOARD. Lakes and Company shall take all actions which may be required to appoint as officers and directors of Lakes those persons named in the Form 10 (as may be altered or supplemented prior to the date hereof by Company Board and the Lakes Board) to constitute, effective as of the Distribution Date, the officers and the directors of Lakes.

     Section 6.02. RESIGNATIONS; COMPANY BOARD. Lakes shall cause all of its directors and the Transferred Employees to resign, effective as of the Distribution Date, from all boards of directors or similar governing bodies of Company or any of the Mississippi Subsidiaries on which they serve, and from all positions as officers or employees of Company or any of the Mississippi Subsidiaries in which they serve. Company shall cause all of its directors and the Mississippi Group Employees to resign from all boards of directors or similar governing bodies of Lakes or any of the Non-Mississippi Subsidiaries on which they serve, and from all positions as officers or employees of Lakes or any of the Non-Mississippi Subsidiaries in which they serve.

     Section 6.03. LAKES CERTIFICATE AND BYLAWS. On or prior to the Distribution Date, Lakes shall adopt the Lakes Articles and the Lakes Bylaws, and shall file the Lakes Articles with the Secretary of State of the State of Minnesota. Company shall provide all necessary shareholder approvals for the Lakes Articles prior to the filing of the Lakes Articles with the Secretary of State of the State of Minnesota.

     Section 6.04. CERTAIN POST-DISTRIBUTION TRANSACTIONS. Each of Company and Lakes shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with each representation, covenant and statement made, or to be made, to any taxing authority in connection with the IRS Ruling or any other ruling obtained, or to be obtained, by Company and Lakes acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

     Section 6.05. SALES AND TRANSFER TAXES. Company and Lakes agree to cooperate to determine the amount of sales, transfer or other Taxes (including, without limitation, all real estate, patent, trademark and transfer taxes and recording fees, but excluding any Income Taxes, as defined in the Tax Allocation and Indemnity Agreement) incurred in connection with the Distribution and other transactions contemplated by the Agreement (the "TRANSACTION TAXES"). Company agrees to file promptly and timely the Tax Returns for such Transaction Taxes and Lakes will join in the execution of any such Tax Returns or other documentation. Financial responsibility for payment of all such Transaction Taxes shall be allocated between Company and Lakes on a pro rata basis as provided in Section 3.1(c)(1) of the Merger Agreement.

     Section 6.06. SETTLEMENT OF INTERCOMPANY ACCOUNTS. All accounts between the Company and the Non-Mississippi Subsidiaries and accounts between Mississippi Subsidiaries and the Non-Mississippi Subsidiaries shall be paid in full and settled prior to the Distribution Date, PROVIDED, HOWEVER, that nothing contained in this Section 6.06 shall affect the (i) transfer of assets pursuant to Article II, (ii) the assumption and satisfaction of Liabilities pursuant to
Article III or (iii) the indemnification provisions related to the parties pursuant to this Agreement and the Merger Agreement.

                                    ARTICLE VII.

                         ACCESS TO INFORMATION AND SERVICES

     Section 7.01.  PROVISION OF CORPORATE RECORDS.

          (a) Except as may otherwise be provided in a Related Agreement, Company shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Lake's cost) to Lakes of the Non-Mississippi Group Books and Records in its possession, except to the extent such items are already in the possession of Lakes or a Non-Mississippi Subsidiary. The Non-Mississippi Group Books and Records shall be the property of Lakes, but the Non-

Mississippi Group Books and Records that reasonably relate to Company or the Mississippi Business shall be available to Company for review and duplication until Company shall notify Lakes in writing that such records are no longer of use to Company.

          (b) Except as may otherwise be provided in a Related Agreement, Lakes shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Company's cost) to Company of the Mississippi Group Books and Records in its possession, except to the extent such items are already in the possession of Company or a Mississippi Subsidiary. The Mississippi Group Books and Records shall be the property of Company, but the Mississippi Group Books and Records that reasonably relate to Lakes or the Non-Mississippi Business shall be available to Lakes for review and duplication until Lakes shall notify Company in writing that such records are no longer of use to Lakes.

     Section 7.02. ACCESS TO INFORMATION. Except as otherwise provided in a Related Agreement, from and after the Distribution Date, Company shall afford to Lakes and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations (collectively, "INFORMATION") within Company's possession or control, insofar as such access is reasonably required by Lakes for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information.

     Similarly, except as otherwise provided in a Related Agreement, Lakes shall afford to Company and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Lakes's possession or control, insofar as such access is reasonably required by Company for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this Article VII for the legitimate business purposes of either party, including without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

     Section 7.03. PRODUCTION OF WITNESSES. At all times from and after the Distribution Date, each of Lakes and Company shall use reasonable efforts to make available to the other, upon written request, its and its Subsidiaries' present and past officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

     Section 7.04. CORPORATE SERVICES. The parties hereto shall enter into a corporate services agreement to the extent Lakes requires corporate services to be provided to it following the Distribution Date. The services shall be provided for up to one year following the Distribution Date at a fee equal to the fair value for such services. The corporate services agreement shall be negotiated on an arms-length basis. The final cost, types and scope of services to be provided shall be subject to the approval of Company, such approval not to be unreasonably withheld.

     Section 7.05. REIMBURSEMENT. Except to the extent otherwise contemplated in any Related Agreement, a party providing Information or witnesses to the other party under this Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witnesses. Notwithstanding the foregoing, the parties acknowledge that a party providing Information or witnesses shall not be entitled to receive reimbursement of salary or other compensation expenses relating to any employees providing such Information or acting as such witnesses.

     Section 7.06. RETENTION OF RECORDS. Except as otherwise required by law or agreed to in a Related Agreement or otherwise in writing, each of Lakes and Company may destroy or otherwise dispose of any of the Information which is material Information and is not contained in other Information retained by the other, only after the later to occur of (a) all applicable statutes of limitations (including any waivers or extensions thereof) with respect to Tax Returns which Company or Lakes, as the case may be, may be obligated to file on behalf of any member of the Lakes Group or any member of Company Group, as the case may be; and (b) any retention period required by law or pursuant to any record retention agreement, provided, however, that prior to such destruction or disposal, (x) it shall provide no less than 90 or more than 120 days advance written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (y) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

     Section 7.07. CONFIDENTIALITY. Each of Company and its Subsidiaries on the one hand, and Lakes and its Subsidiaries on the other hand, shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party; or (ii) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel, by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third-parties or litigation between the Mississippi Group and the Non-Mississippi Group, (y) any contractual agreement to which members of the Mississippi Group or the Non-Mississippi Group are currently parties, or (z) in exercise of either party's rights hereunder.

     Section 7.08. PRIVILEGED MATTERS. Lakes and Company recognize that certain legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of both the Mississippi Group and the Non-Mississippi Group and that both the Mississippi Group and the Non-Mississippi Group should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

          (a) Company shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Mississippi Group, whether or not the Privileged Information is in the possession of or under the control of Company or Lakes. Company shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting Mississippi Group Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Company or a Mississippi Subsidiary, whether or not the Privileged Information is in the possession of or under the control of Company or Lakes.

          (b) Lakes shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Non-Mississippi Group, whether or not the Privileged Information is in the possession of or under the control of Company or Lakes. Lakes shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Non-Mississippi Group Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Lakes or a Non-Mississippi Subsidiary, whether or not the Privileged Information is in the possession of or under the control of Company or Lakes.

          (c) Lakes and Company agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 7.07, with respect to all Privileges not allocated pursuant to the terms of Sections 7.07(a) and (b). All Privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both Lakes and Company, or in respect of which both Lakes and Company retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege.

          (d) No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection
(e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after written notice upon the other party requesting such consent.

          (e) In the event of any litigation or dispute between a member of the Mississippi Group and a member of the Non-Mississippi Group, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the litigation or dispute between the Mississippi Group and the Non-Mississippi Group, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

          (f) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

          (g) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 7.07 or otherwise to prevent the production or disclosure of such Privileged Information.

          (h) The transfer of the Non-Mississippi Group Books and Records and the Mississippi Group Books and Records and other Information between Company and its Subsidiaries and Lakes and its Subsidiaries is made in reliance on the agreement of Lakes and Company, as set forth in Sections 7.06 and 7.07, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to Information being granted pursuant to Sections 7.01 and 7.02 hereof, the agreement to provide witnesses and individuals pursuant to Section 7.03 hereof and the transfer of Privileged Information between Company and its Subsidiaries and Lakes and its Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

                                   ARTICLE VIII.

                                     INSURANCE

     Section 8.01. POLICIES AND RIGHTS INCLUDED WITHIN THE NON-MISSISSIPPI GROUP ASSETS. Without limiting the generality of the definition of the Non-Mississippi Group Assets or the effect of Section 2.01, the Non-Mississippi Group Assets shall include any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, where applicable, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Non-Mississippi Business or, to the extent any claim is made against Lakes or any of its Subsidiaries, the Mississippi Businesses, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies.

     Section 8.02. POLICIES AND RIGHTS INCLUDED WITHIN THE MISSISSIPPI GROUP ASSETS. Without limiting the generality of the definition of the Mississippi Group Assets or the effect of Section 2.01, the Mississippi Group Assets shall include any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, where applicable, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Mississippi Business or, to the extent any claim is made against Company or any of the Mississippi Subsidiaries, the Non-Mississippi Business, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies.

     Section 8.03.  ADMINISTRATION AND RESERVES.

          (a) GENERAL. Notwithstanding the provisions of Article III, but subject to any contrary provisions of any Related Agreement, from and after the Distribution Date:

               (i) Company shall be responsible for the Insurance Administration of the Shared Policies; provided, however, that the administration of the Shared Policies by Company is in no way intended to limit, inhibit, or preclude any right to insurance coverage for any Insured Claim of a named insured under the Shared Policies including, but not limited to, Lakes or any of its Subsidiaries or Affiliates;

               (ii) Lakes shall be entitled to any reserves established by Company or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the Non-Mississippi Group Liabilities; and

               (iii) Company shall be entitled to any reserves established by Company or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the Mississippi Group Liabilities.

     (b)  INSURANCE PREMIUMS.

                 (i) Lakes shall have the right but not the obligation to pay the premiums, to the extent that Company does not pay premiums with respect to Mississippi Group Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies as required under the terms and conditions of the respective Policies, whereupon Company shall forthwith reimburse Lakes for that portion of such premiums paid by Lakes as are attributable to the Mississippi Group Liabilities.

                (ii) Company shall have the right but not the obligation to pay the premiums, to the extent that Lakes does not pay premiums with respect to Non-Mississippi Group Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies as required under the terms and conditions of the respective Policies, whereupon Lakes shall forthwith reimburse Company for that portion of such premiums paid by Company as are attributable to the Non-Mississippi Group Liabilities.

     (c) ALLOCATION OF INSURANCE PROCEEDS. Insurance Proceeds received with respect to claims, costs and expenses under the Policies shall be paid to Lakes with respect to the Non-Mississippi Group Liabilities and to Company with respect to the Mississippi Group Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds received after the Distribution Date based upon their respective bona fide claims taking into account their relative contributions towards premiums and the Insurance Proceeds used by each party to satisfy Insured Claims. The parties agree to use their reasonable best efforts to cooperate with respect to insurance matters.

     (d)  INSURANCE CHARGES.

                 (i) Notwithstanding anything to the contrary contained herein, Lakes or an appropriate Non-Mississippi Subsidiary assumes responsibility for and shall pay to the appropriate insurance carriers or otherwise any premiums, retrospectively rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges as appropriate (collectively "INSURANCE CHARGES"), whenever arising, which become due and payable upon the terms and conditions of any applicable Policy in respect of any Insured Claims against Lakes or a Non-Mississippi Subsidiary for charges which relate to the period before the Distribution Date. In the event that Lakes or a Non-Mississippi Subsidiary fails to pay any insurance charges when due and payable, whether at the request of the party entitled to payment or upon demand by Company or a Mississippi Subsidiary, Company or a Mississippi Subsidiary may (but shall not be required to) pay such Insurance Charges for and on behalf of Lakes or a Non-Mississippi Subsidiary and thereafter Lakes shall forthwith reimburse Company or such Mississippi Subsidiary for such payment.

                (ii) Notwithstanding anything to the contrary contained herein, Company or an appropriate Mississippi Subsidiary assumes responsibility for and shall pay to the appropriate insurance carriers or otherwise any Insurance Charges, whenever arising, which become due and payable upon the terms and conditions of any applicable Policy in respect of any Insured Claims against Company or a Mississippi Subsidiary for charges which relate to the period before the Distribution Date. In the event that Company or a Mississippi Subsidiary fails to pay any Insurance Charges when due and payable, whether at the request of the party entitled to payment or upon demand by Lakes or a Non-Mississippi Subsidiary, Lakes or a Non-Mississippi Subsidiary may (but shall not be required to) pay such Insurance Charges for and on behalf of Company or a Mississippi Subsidiary and thereafter Company shall forthwith reimburse Lakes or such Non-Mississippi Subsidiary for such payment.

     Section 8.04. AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE. In the event that Insured Claims of both Lakes and Company exist relating to the same occurrence, Lakes and Company agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this paragraph shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

                                    ARTICLE IX.

                                   MISCELLANEOUS

     Section 9.01. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and all documents and instruments referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 9.02.  TAX ALLOCATION AND INDEMNITY AGREEMENT; AFTER-TAX PAYMENTS.

          (a) Other than as provided in this Section 9.02 and Section 6.05, this Agreement shall not govern any Tax matter, and any and all claims, losses, damages, demands, costs, expenses, liabilities, refunds, deductions, write-offs, or benefits relating to Taxes shall be exclusively governed by the Tax Allocation and Indemnity Agreement.

          (b) If, at the time Lakes is required to make any payment to Company under this Agreement, Company owes Lakes any amount under the Tax Allocation and Indemnity Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if, at the time Company is required to make any payment to Lakes under this Agreement, Lakes owes Company any amount under the Tax Allocation and Indemnity Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

     Section 9.03. EXPENSES. Except as specifically provided in this Agreement or in a Related Agreement, all fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses. In addition, it is understood and agreed that Lakes shall pay the legal, filing, accounting, printing and other accountable and out-of-pocket expenditures in connection with the preparation, printing and filing of the Form 10.

     Section 9.04. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of laws.

     Section 9.05. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                         if to Company, to
                         Gaming Co., Inc.
                         3930 Howard Hughes Parkway, 4th Floor
                         Las Vegas, Nevada 89109
                         Attn: General Counsel
                         Facsimile: (702) 699-5179

                         if to Lakes, to
                         Lakes
                         130 Cheshire Lane
                         Minnetonka, MN 55305
                         Attn: Chief Executive Officer
                         Facsimile: (612) 449-7003

     Section 9.06. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.07. ASSIGNMENTS. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 9.08. TERMINATION. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of Company Board without the approval of Lakes's or of Company's stockholders. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement.

     Section 9.09. SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

     Section 9.10. SPECIFIC PERFORMANCE. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party waives any objection to the imposition of such relief.

     Section 9.11. HEADINGS; REFERENCES. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Article", "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

     Section 9.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.13. SEVERABILITY; ENFORCEMENT. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     Section 9.14.  ARBITRATION OF DISPUTES.

          (a) Any dispute, controversy or disagreement ("DISPUTE") between the Parties related to the obligations of the parties under this Agreement in respect of which an amicable resolution cannot be reached shall be submitted for mediation to a committee made up of an equal number of non-common members of each company's Board of Directors ("COMMITTEE"). If the parties are unable to reach an amicable resolution of a Dispute within thirty days after submission to the Committee, then, to the maximum extent allowed by law, the Dispute shall be submitted and resolved by final and binding arbitration in Minnesota or Mississippi or as the parties may agree upon; provided, however, that any party may seek injunctive relief and enforcement of any award rendered pursuant to the arbitration provisions of this Section 9.14 by bringing a suit in any court of competent jurisdiction. Any award issued as a result of such arbitration shall be final and binding between the parties thereto and shall be enforceable by any court having jurisdiction over the party against whom enforcement was sought and application may be made to such court for judicial acceptance of the award and order of enforcement. The fees and expenses of arbitration (including reasonable attorneys' fees) shall be paid by the party that does not prevail in such arbitration.

          (b) ATTORNEYS' FEES. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

          (c) SPECIFIC PERFORMANCE. Nothing contained in this Section 9.14 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Section
9.14. The parties agree that any legal remedy available to a party with respect to a breach of this Section 9.14 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 9.14.

          (d) CONSENT TO JURISDICTION. The Parties hereby consent to the jurisdiction of the federal and state courts located in the State of Minnesota for all purposes under this Agreement.

          (e) CONFIDENTIALITY. Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

     Section 9.15. PROMPT PAYMENT. Where the terms of this Agreement require payment of an amount "as promptly as possible," "as soon as practicable," or "as soon as possible," following a specified event, occurrences or date, such payment shall be made no later than five (5) business days after such event, occurrence or date.


                          [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, Company and Lakes have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                       GRAND CASINOS, INC.


                                       -----------------------------------
                                       By:
                                       Its:


                                       GCI LAKES, INC.


                                       -----------------------------------
                                       By:
                                       Its:

                                                                       EXHIBIT L


                              NON-COMPETITION AGREEMENT

          THIS NON-COMPETITION AGREEMENT (this "AGREEMENT") is made and entered into as of [_________], 1998, by and between [Lyle Berman] [Thomas J. Brosig] [Stanley M. Taube] (the "EXECUTIVE") and Gaming Co., Inc., a Delaware corporation ("GAMING CO.").

RECITALS

          WHEREAS, concurrently with the execution of this Agreement, Gaming Co., Hilton Hotels Corporation, a Delaware corporation ("HILTON"), Grand Casinos, Inc., a Minnesota corporation ("COMPANY"), Gaming Acquisition Corporation, a Minnesota corporation and a wholly-owned subsidiary of Gaming Co. ("MERGER SUB") and GCI Lakes, Inc., a Minnesota corporation and a wholly-owned subsidiary of Company ("LAKES") have entered into an Agreement and Plan of Merger, dated as of June 30, 1998 (as the same may be amended or modified from time to time in accordance with the terms thereof, the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into Company, with Company as the surviving corporation (the "MERGER");

          WHEREAS, the parties hereto recognize that the Executive may have certain expertise in the business conducted by Gaming Co., the skills to compete in the gaming industry, and the economic resources to compete in such industry. Therefore, the parties hereto agree a non-competition agreement is necessary, prudent, and has been bargained for in respect to the Merger.

          WHEREAS, as a condition and inducement to each of Hilton's and Gaming Co.'s willingness to enter into the Merger Agreement, Hilton and Gaming Co. have requested that the Executive enter into a non-compete agreement, upon the terms and subject to the conditions hereof.

                                     AGREEMENT

          NOW, THEREFORE, in consideration of the premises and mutual covenants, undertakings and obligations set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. COVENANT. Except for matters expressly provided for in or contemplated by this Agreement, the Executive hereby agrees that he will not, without the prior written consent of Gaming Co., directly or indirectly engage in any of the following actions on or before the date that is two years after the Closing Date (as defined in the Merger Agreement):

          (a) own any interest in, manage, operate, join, control, lend money or render other financial assistance to, participate or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any entity whose products or services are offered in the State of Mississippi and could be considered part of the gaming industry; PROVIDED, HOWEVER, that nothing in this Section 1 shall preclude the Executive from holding less than five percent (5%) of the outstanding capital stock of any corporation whose products or services are offered in such states and could be considered part of such industry and which is required to file periodic reports with the U.S. Securities and Exchange Commission under
                 Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which corporation are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market; or

          (b) solicit for employment, endeavor to entice away from Gaming Co. or any of its subsidiaries or affiliates or otherwise interfere with the relationship of Gaming Co. or any of its subsidiaries or affiliates with any person who is employed by, or otherwise engaged to, perform services for Gaming Co. or any of its subsidiaries or affiliates, whether for the Executive's own account or for the account of any other individual, partnership, firm, corporation or other business entity.

     Section 2.  ENFORCEMENT.  If the scope of the Executive's agreement under
Section 1 hereof is determined by any court of competent jurisdiction to be too broad to permit the enforcement of all of the provisions of such section to their fullest extent, then the provisions of Section 1 hereof shall be construed (and each of the parties hereto hereby confirm that its intent is that such provisions be so construed) to be enforceable to the fullest extent permitted by applicable law. To the maximum extent permitted by applicable law, the Executive hereby consents to the judicial modification of the provisions of
Section 1 hereof in any proceeding brought to enforce such provisions in such a manner that renders such provisions enforceable to the maximum extent permitted by applicable law.

     Section 3. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties hereto or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein, and no act of the parties hereto, shall be deemed to create any relationship between such parties other than the relationship set forth herein.

     Section 4. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto and any purported transfer without such consent shall be void.

     Section 5. HEADINGS. The section and paragraph headings and table of contents contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 6. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the validity of the other provisions hereof, which shall continue in full force and effect.

     Section 7.  PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARY RIGHTS.
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as specifically provided herein, this Agreement is for the sole and exclusive benefit of the parties hereto and nothing herein is intended to give or shall be construed to give to any person or entity other than the parties hereto any rights or remedies hereunder.

     Section 8. NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party (or other person referred to herein) shall be in writing and shall be deemed to be given and effective (a) upon delivery if delivered in person or by courier,
(b) when sent by electronic transmission (telegraph, telex, telecopy or facsimile transmission), receipt confirmed, (c) five days after being sent by airmail, postage prepaid or (d) when receipt is acknowledged if mailed by certified mail, postage prepaid, return receipt requested. The notice shall be delivered to the addresses of each party hereto as follows, or to such other persons or addresses as may be designated in writing by the party to receive such notice:


     (i)  if to Gaming Co.:

              Gaming Co., Inc.

              3930 Howard Hughes Parkway, 4th Floor
              Las Vegas, Nevada   89109
              Attn:  General Counsel
              Fax:  (702) 699-5179

          with a copy to:

          ----------------------------------

          ----------------------------------

          ----------------------------------

          Attn:
               -----------------------------
          Fax:
              ------------------------------

     (ii) if to the Executive:

          ----------------------------------

          ----------------------------------

          ----------------------------------

          Attn:
               -----------------------------
          Fax:
              ------------------------------
          with a copy to:

          ----------------------------------

          ----------------------------------

          ----------------------------------

          Attn:
               -----------------------------
          Fax:
              ------------------------------

     Section 9. FURTHER ASSURANCES. Each of the parties hereto promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

     Section 10. WAIVER OF CONDITIONS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     Section 11. GOVERNING LAW. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws thereof.

     Section 12. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties hereto, and supersede all prior written or oral communications, relating to the subject matter covered by said agreements. No amendment, modification, extension or failure to enforce any condition of this Agreement by either party shall be deemed a waiver of any of its rights herein.

     Section 13. SURVIVAL. Obligations described in this Agreement shall remain in full force and effect and shall survive the Closing Date.

     Section 14. DISPUTE RESOLUTION. Any dispute arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by Section
9.14 of the Hilton Distribution Agreement (as defined in the Merger Agreement), including Section 9.14(c) thereof regarding the parties' ability to seek specific performance or injunctive relief thereof, and including the attorneys' fees provisions referred to therein.

     Section 15. SPECIFIC PERFORMANCE. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party waives any objection to the imposition of such relief.

     Section 16. DEFAULT. In the event of a material default by either party hereunder, the non-defaulting party shall be entitled to all remedies provided by law or equity (including reasonable attorneys' fees and costs of suit incurred).

     Section 17. COUNTERPARTS. This Agreement and any amendments hereto may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Signature Page to Follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       [Lyle Berman] [Thomas J. Brosig]
                                       [Stanley M. Taube], an Individual

                                       By:
                                          ------------------------------------
                                          Name:


                                       Gaming Co. Inc.,
                                       a Delaware corporation

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                                                     EXHIBIT M

                                TRUST AGREEMENT

          This TRUST AGREEMENT (this "AGREEMENT"), dated as of _____________, 1998, is entered into by and among GCI LAKES, INC., a Minnesota corporation ("LAKES"), GRAND CASINOS, INC., a Minnesota corporation ("COMPANY"), and _____________________________________, a New York banking corporation with offices at _____________________________________, as Trustee (the "TRUSTEE").

                                   RECITALS

     A. Lakes and Company have entered into a Distribution Agreement, dated as of ____________, 1998 and certain ancillary agreements thereto (collectively, the "DISTRIBUTION AGREEMENT"), which provide for, among other things, (i) the transfer by Company to Lakes of all of the operations, assets and liabilities of Company and its subsidiaries comprising the Non-Mississippi Business (as defined therein) and (ii) the distribution (the "DISTRIBUTION") to the holders of Company's common stock of all of the outstanding shares of Lakes' common stock.

     B. Lakes, Company, Hilton Hotels Corporation, Gaming Co., Inc. and Gaming Acquisition Corporation ("MERGER SUB") have entered into an Agreement and Plan of Merger, dated as of June 30, 1998 (the "MERGER AGREEMENT" and, together with the Distribution Agreement, the "AGREEMENTS"), which provides for, among other things, the merger of Merger Sub with and into Company (the "MERGER") with Company as the surviving corporation.

     C. The Agreements provide that Lakes shall indemnify, save and hold harmless Company and certain of its related parties, with respect to certain matters upon the terms and subject to the conditions provided in the respective Agreements and that as a source of payment therefor (and not in lieu thereof) a trust estate shall be established for the protection of Company, its affiliates and subsidiaries.

     D. A material condition to the consummation of the transactions contemplated by both of the Agreements is that the parties hereto enter into this Agreement and that Lakes, Company and the Trustee enter into a Pledge and Security Agreement of even date (the "PLEDGE AND SECURITY AGREEMENT").

     E. The Trustee has agreed to hold the Trust Estate (as defined herein) in accordance with the terms and provisions contained herein, which Trust Estate shall be held for the benefit of Company with a reversionary interest in Lakes.

                                   AGREEMENT

          In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

          1.   DEFINED TERMS.

          For purposes of this Agreement:

          "ACTION" means any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          "CASH" means United States Dollars in such form as may, at the time, be legal tender for the payment of debts in the United States.

          "CASH EQUIVALENTS" means Short-Term Treasuries or Joint Approval Cash Equivalents.

          "CLAIM" has the meaning set forth in Section 5(a).

          "COUNTER NOTICE" has the meaning set forth in Section 5(a).

          "EVENT OF DEFAULT" has the meaning assigned in the Pledge and Security Agreement.

          "JOINT APPROVAL CASH EQUIVALENTS" means United States Dollar indebtedness in any of the following forms, if and to the extent the Trustee has been directed to invest in such indebtedness in a joint written investment direction signed both by the Representative and by the Indemnitee's Agent: (i) the outstanding short-term debt Securities of any corporation so long as such debt securities are rated at least "A" by Standard & Poor's Corporation and are not "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended, (ii) marketable direct obligations guaranteed by the United States Government and backed by the full faith and credit of the United States, issued after July 18, 1984 and maturing within 90 days from the date of acquisition thereof,
(iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days from the date of acquisition thereof and, at the time of acquisition, having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time, neither of such rating services shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Company),
(iv) certificates of deposit maturing within 90 days from the date of acquisition thereof and issued by any commercial bank which accepts deposits insured by the Federal Deposit Insurance Corporation and which has a combined capital and surplus greater than $500 million and a long term certificate of deposit rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time, neither of such rating services shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Company) (any such commercial bank, an "ACCEPTABLE BANK"); (v) repurchase agreements, Eurodollar deposits and bankers acceptances maturing within 90 days from the date of acquisition thereof and issued by an Acceptable Bank; (vi) investments in money market funds that invest solely in (a) Short-Term Treasuries or repurchase agreements secured by Short-Term Treasuries or (b) Joint Approval Cash Equivalents of the type described in clauses (i) and (ii) above or repurchase agreements secured by such Joint Approval Cash Equivalents; or (vii) any other instrument that is specifically approved in writing by Lakes and Company, if the Trustee receives opinions of counsel reasonably satisfactory to it stating that such writing has been duly authorized, executed and delivered by each of them and is binding upon and enforceable against each of them. Notwithstanding the foregoing provisions of this definition, any investment or security which otherwise would be a Joint Approval Cash Equivalent but for the fact such investment or security has a maturity date more than 90 days after the acquisition thereof, shall be deemed a Joint Approval Cash Equivalent if it is otherwise convertible, at the option and discretion of Trustee, into cash within 90 days of the date that the Trustee provides a conversion notice to the issuer of the security.

          "LIABILITIES" means any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          "NOTICE" has the meaning set forth in Section 5(a).

          "POLO PLAZA PROJECT LIABILITIES" means any and all Liabilities relating to or arising from the Nevada Resort Properties Polo Plaza Limited Partnership or the purchase and/or development of the properties commonly known as the Polo Plaza Property, the Shark Club Property, the Travelodge Property and the Cable Center Property, including, but not limited to any and all Liabilities under the Polo Plaza Partnership Purchase Agreement, dated as of October 3, 1996, by and among Grand Casinos Nevada I, Inc. ("NEVADA SUB") and Cloobeck Enterprises, Normie Gagerman, Stephen J. Cloobeck, Polo Limited Group, Polo Limited Group II, Samuel S. Lionel, and Bette Sawyer; Consulting Agreement by and between Nevada Sub and Stephen J. Cloobeck, dated as of July 12, 1996; Consulting Agreement by and among Nevada Sub and Nevada Resort Properties Polo Plaza Limited Partnership (the "POLO PARTNERSHIP") and Cloobeck Enterprises, dated as of July 12, 1996; Polo Plaza FINOVA (Construction) Loan Agreement, dated as of April 16, 1993, by and between Greyhound Financial Corporation, as Lender and the Polo Partnership, as Borrower; Leasehold Termination Agreement, dated as of June 23, 1997, by and among Cloobeck Enterprises, the Polo Partnership and Nevada Sub; Ground Lease, dated as of July 31, 1996, by and between MacGregor Income Properties West I, Inc. and Cloobeck Enterprises; Option Agreement, dated as of October 3, 1996, by and among the Polo Partnership, Cloobeck Enterprises and Nevada Sub; Option Agreement, dated as of October 3, 1996, by and among Polo Partnership, Cloobeck Enterprises and Nevada Sub; Brooks Family Trust Lease, dated as of June 17, 1996, by and among Nevada Sub and Cloobeck Enterprises, as Tenants, and the Brooks Family Trust and Nevada Brooks Cook, as Landlords; Assignment of Lease, dated as of September __, 1996, whereby Cloobeck Enterprises assigned its rights and obligations under the Brooks Lease to Nevada Sub; Guaranty, dated as of June 17, 1996, by Company in favor of Brooks Landlords; Lease Termination Agreement, dated as of October 29, 1997, by and between Nevada Sub (as successor Lessor) and Chartwell Vegas Corp. (as successor Lessee); Lease

Agreement, dated as of May 1, 1992, by and between Brooks Family Trust, as Lessor and Moving Forward, Inc., as Lessee, as amended; Hotel Management Agreement, dated as of February 1, 1998, by and between Nevada Sub and Chartwell Lodging, Inc., as Manager; and the Option Agreement, dated as of November 1, 1997, by and among Martin J. Cable and Olga B. Cable, as Trustees of the Cable Family Trust and Nevada Sub.

          "SHORT-TERM TREASURIES" means United States Dollar indebtedness consisting of marketable direct obligations issued by the United States Government or any agency thereof and backed by the full faith and credit of the United States, in the form of Book-entry Securities maintained by the Trustee or any nominee acting for it, solely in its name, in an account at the Federal Reserve Bank of New York under the Treasury/Reserve Automated Debt Entry System, issued after July 18, 1984 and maturing within 90 days from the date of acquisition thereof.

          "STRATOSPHERE LIABILITIES" has the meaning set forth for such term in the Distribution Agreement.

          "TAX LIABILITIES" all Liabilities of Lakes arising out of its indemnification obligations under that certain Tax Allocation and Indemnity Agreement, dated ________, 1998, between Company and Lakes, to the extent such indemnification obligations are not satisfied pursuant thereto.

          "TERMINATION DATE" has the meaning set forth in Section 6.

          2. DECLARATION OF TRUST. As a non-exclusive source of payment with respect to the observance and performance by Lakes of each and all of its present and future indemnities, liabilities and obligations at any time arising under, pursuant to or in respect of any of the Agreements (collectively, the "INDEMNIFICATION OBLIGATIONS"), and the covenants and conditions of this Agreement and the Pledge and Security Agreement (collectively, including the Indemnification Obligations, the "SECURED OBLIGATIONS"), Company grants and transfers to the Trustee to hold, and the Trustee is hereby authorized and directed by Lakes to accept, and the Trustee hereby accepts, in trust under this Agreement, for the benefit of Company, its affiliates, subsidiaries and all other present and future holders of any of the Secured Obligations and each and all of their members, successors and assigns, all right, title and interest in the following property:

               an agreement to pay, substantially in the form of Exhibit A, executed by Lakes in favor of the Trust Estate pursuant to which Lakes is obligated to pay to the Trust Estate: (a) $7.5 million in cash on the first anniversary of the date thereof, (b) an additional $7.5 million in cash on the second anniversary of the date thereof, (c) an additional $7.5 million in cash on the third anniversary of the date thereof and (d) an additional $7.5 million in cash on the fourth anniversary of the date thereof.

(collectively, the "INITIAL TRUST ESTATE," and together with (i) all rights and interests of the Trustee under the Pledge and Security Agreement, (ii) any and all other property at any time hereafter transferred to the Trustee in trust under this Agreement, and (iii) any and all present and future income, distributions, substitutions, replacements and proceeds of or from the Initial Trust Estate and any other such property, the "TRUST ESTATE"). The Trustee, its successors in trust under this Agreement and its assigns and the assigns of its successors and assigns in trust shall have and hold the foregoing Trust Estate until released to Company or Lakes in accordance with the terms hereof, in trust under and subject to the terms and conditions set forth herein for the benefit of Company and as a source of funds for and for the enforcement of the payment, observance and performance of all Secured Obligations. Company and Lakes hereby consent to the foregoing declaration of trust and agree that the Trust Estate is to be held and applied by the Trustee subject to the further covenants, conditions and trust set forth herein.

          3.   APPOINTMENT OF REPRESENTATIVE AND INDEMNITEE'S AGENT.

               (a)  Lakes hereby designates its:

                               Chairman of the Board,
                       President and Chief Executive Officer
                            and Chief Financial Officer

each of whom is authorized to act alone, as their duly appointed agents and attorneys-in-fact, with full power of substitution, in any and all capacities, for all purposes of this Agreement (each, the "REPRESENTATIVE"). Actions and inactions by such Representatives under this Agreement shall be binding and conclusive on Lakes and may be conclusively relied upon by the other parties hereto. Lakes, upon 10 days' written notice to the other parties, may remove any person appointed as Representative or appoint another person as Representative. No Representative shall be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

               (b)  Company hereby appoints its:

               Executive Vice President and Chief Financial Officer,
                        Senior Vice President and Treasurer,
                       Senior Vice President and Controller,
                                and General Counsel

each of whom is authorized to act alone, as their duly appointed agents and attorneys-in-fact, with full power of substitution, in any and all capacities, for all purposes of this Agreement (each, the "INDEMNITEE'S AGENT"). Actions and inactions by the Indemnitee's Agent under this Agreement shall be binding and conclusive on Company and may be conclusively relied upon by the other parties hereto. Company, upon 10 days' written notice to the other parties, may remove any person appointed as Indemnitee's Agent or appoint another person as Indemnitee's Agent. No Indemnitee's Agent shall be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

          4.   INVESTMENT AND VALUATION OF TRUST ESTATE.

               (a) The Trustee hereby acknowledges receipt of the Initial Trust Estate.

                    (i) The Trustee shall keep all cash at any time held by it as part of the Trust Estate, from whatever source such cash may be derived, in an interest-bearing account in United States Dollars maintained by the Trustee solely in the name of the Trustee, as Trustee hereunder, except that:

                         (1) Such cash shall be invested and reinvested by the Trustee in Short-Term Treasuries, (i) if the Trustee is so directed in writing by the Indemnitee's Agent and if the Indemnitee's Agent states in such writing that an Event of Default has occurred and is continuing, and (ii) after the Trustee receives written directions from the Representative, stating that any and all cash held by the Trustee as part of the Trust Estate shall be kept invested in Short-Term Treasuries, and

                         (2) Notwithstanding the foregoing, such cash shall be invested by the Trustee in Joint Approval Cash Equivalents if and to the extent so directed by the Representative and the Indemnitee's Agent, acting jointly; and

                    (ii) Such cash and Cash Equivalents shall be invested and reinvested solely in the name of the Trustee or its nominee.

               (b) The Trustee shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption or from any investment or failure to invest made in accordance with this Agreement.

               (c) Income, if any, resulting from the investment of the Trust Estate shall be for the account of Lakes, but shall be held as part of the Trust Estate, subject to the provisions of this Agreement.

          5.   PAYMENT OF CLAIMS.

               (a) From time to time on or before the termination of this Agreement, the Indemnitee's Agent may deliver a notice (a "NOTICE") to the Representative and the Trustee specifying in reasonable detail the nature and dollar amount of any claim (a "CLAIM") that Company has under the Merger Agreement and/or the Distribution Agreement; Company may make more than one Claim with respect to any underlying state of facts. If Representative gives notice to the Indemnitee's Agent and the Trustee disputing any Claim (a "COUNTER NOTICE") within 15 days following its receipt of the Notice, such Claim shall be resolved as provided in Section 5(b). Lakes must have a reasonable basis in giving any such Counter Notice and shall set forth in reasonable detail the basis of its objection to the Claim in the Counter Notice. If no

Counter Notice is received by the Trustee within such 15-day period, then (i) the dollar amount of the Claim, as set forth in the Notice, shall be deemed established for purposes of this Agreement and the agreement(s) under which the Claim arose and (ii) at the end of such 15-day period, the Trustee shall pay to Company the dollar amount claimed in the Notice from the Trust Estate; PROVIDED, HOWEVER, to the extent that the Trust Estate does not contain sufficient funds to pay the Claim (after the liquidation of the assets comprising the Trust Estate), such Claim shall be paid by Trustee to the extent of such funds and the remaining portion of the Claim shall be paid by Trustee, with no further notice to or consent required by the Representative, as soon as further deposits are made by Lakes into the Trust Estate.

               (b) If a Counter Notice is received with respect to a Claim, the parties (other than the Trustee) shall promptly meet and confer and attempt in good faith to resolve the objection. If they succeed, the parties (other than the Trustee) shall promptly and jointly notify the Trustee in writing and the Trustee shall act in accordance with such joint written notice. If the parties shall not succeed within 5 business days of Company's receipt of the Counter Notice, they shall, within an additional 10 business days, commence and thereafter promptly complete an arbitration proceeding in accordance with the provisions of Section 21 hereof. Thereafter, unless the parties shall otherwise jointly instruct the Trustee in writing, the Trustee shall make payment with respect to the Claim, if any, in accordance with the arbitrator's award when received.

               (c) The Trustee (i) shall not be obligated to give any notice under any of the foregoing provisions in this Section 5 and (ii) shall not be entitled to object to any Notice given under any such provisions.

          6.   TERMINATION OF AGREEMENT.

               (a) This Agreement shall terminate on the date after (i) Company determines that all known material Indemnification Obligations with respect to the Polo Plaza Project Liabilities, the Stratosphere Liabilities and the Tax Liabilities have been completely settled (and with respect to any settlement subject to court approval, such settlement shall have become final and non-appealable) and satisfied, (ii) Company determines that no additional material Indemnification Obligations are reasonably likely to arise out of, or be asserted with respect to, the Polo Plaza Project Liabilities or the Stratosphere Liabilities and (iii) Company and Lakes determine that no material Indemnification Obligations are likely to arise out of, or be asserted with respect to, any material Tax Liabilities (such date of termination, the "TERMINATION DATE"). As promptly as practical after the Termination Date, the Trustee shall release any remaining property (after the payment of (A) any and all taxes owing with respect to the Trust Estate, if any, and (B) all of the Trustee's fees, expenses and costs) in the Trust Estate to Lakes.

               (b) Upon the final distribution of all of the Trust Estate in accordance with the terms of this Agreement, this Agreement shall terminate, except that the provisions of Sections 10, 11, 14, 21 and 22 hereof shall survive such termination.

               (c) Notwithstanding the foregoing, the Trustee shall not be obligated to release or deliver any assets of the Trust Estate pursuant to this Section 6 except if and to the extent (i) the Trustee receives joint written instructions from the Representative and the

Indemnitee's Agent, directing such release or delivery, (ii) the Trustee (x) receives notice from the Representative directing that such release or delivery to be made on any date occurring after the Termination Date, (y) has given the Indemnitee's Agent notice of the Trustee's receipt of such direction from the Representative, and at least 30 days have elapsed since such notice was given to the Indemnitee's Agent, and (z) has not received notice of objection to such release or delivery from the Indemnitee's Agent, or (iii) in accordance with an arbitrator's award, directing that such release or delivery be made on any date occurring after the Termination Date, delivered in an arbitration proceeding conducted in accordance with the provisions of Section 21 hereof.

          7. DIRECTIONS TO TRUSTEE. Both prior to and after the occurrence of any Event of Default, the Trustee shall (subject to Sections 9 and 10 hereof) cooperate with Company, as Secured Party under the Pledge and Security Agreement, in its efforts to exercise and enforce its rights and remedies under the Pledge and Security Agreement in accordance with such instructions as the Trustee from time to time may receive from Company, so long as such instructions do not, in the good faith opinion of the Trustee, require it to engage in any action which would violate any applicable law, regulation, judgment, order or decree or expose it to liability for which it has not received indemnification from Company pursuant to Section 11 hereof.

          8. TAX MATTERS. Each party to this Agreement shall provide a completed IRS Form W-8 or Form W-9 to the Trustee upon request by the Trustee.

          9. DUTIES OF THE TRUSTEE. The Trustee shall have no duties or responsibilities other than those expressly set forth in this Agreement and the Pledge and Security Agreement, and no implied duties or obligations shall be read into this Agreement or the Pledge and Security Agreement against the Trustee. The Trustee shall have no duty to enforce any obligation of any person, other than as provided herein. The Trustee shall be under no liability to anyone by reason of any breach or failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

          10.  LIABILITY OF THE TRUSTEE; WITHDRAWAL.

               (a) The Trustee shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith (except as provided in the immediately succeeding sentence), and may rely conclusively and shall be protected in taking or omitting to take any action based upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee to be genuine and to be signed or presented by the proper person(s). The Trustee shall not be held liable for any error in judgment made in good faith by an officer of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts or acted intentionally in bad faith. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto.

               (b) Without limitation of any other provision of this Agreement, the Trustee shall not be responsible for and may conclusively rely upon and shall be protected, indemnified and held harmless by Lakes or Company, as the case may be, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received (from any party), held or delivered by such party hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Trustee be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver an document, property or this Agreement.

               (c) No provision of this Agreement or the Pledge and Security Agreement shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power hereunder or thereunder unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

               (d) The Trustee makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to Company or its successors or assigns as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or the Pledge and Security Agreement or as to the creation, perfection, priority or enforceability of any security interest granted, or deemed to be granted, hereunder or thereunder or as to the existence, ownership, quality, condition, value or sufficiency of any of the Trust Estate or as to any other matter whatsoever, except only that the Trustee represents and warrants to the other parties hereto that (i) it has the right, power and authority, and all required licenses and consents, to execute, deliver and perform its duties under this Agreement and the Pledge and Security Agreement, and (ii) this Agreement and the Pledge and Security Agreement have been duly executed and delivered by it, upon due authorization, and (without representing as to the legality, binding effect or sufficiency of any provision herein or therein) are binding upon and legally enforceable against it, subject to laws generally affecting the enforcement of creditors' rights and the effect of equitable principles, whether considered in a court of law or equity.

               (e) In the event that the Trustee shall become involved in any arbitration or litigation relating to the Trust Estate, the Trustee is authorized to comply with any final, binding and nonappealable decision reached through such arbitration or litigation.

               (f) The Trustee may resign at any time and be discharged from its duties and obligations hereunder and under the Pledge and Security Agreement, by giving notice to the other parties. Such resignation shall not discharge or otherwise effect the Trust Estate or any property comprising part of the Trust Estate or any beneficial interest therein or the rights, powers and liens created by or arising under this Agreement and the Pledge and Security Agreement. Such resignation shall take effect when a successor Trustee has been appointed by Company and has accepted the trusts herein provided. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (g) A successor Trustee shall deliver a written acceptance of its appointment to Lakes, the retiring Trustee and to Company. Thereupon, the resignation of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement and all of the rights, powers and liens granted to the Trustee under the Pledge and Security Agreement. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided all sums owing to the retiring Trustee have been paid.

               (h) Notwithstanding the replacement of the Trustee pursuant to this Section 10, the resigning Trustee shall continue to be entitled to the rights, immunities and benefits provided under Sections 9, 10, 11 and 21 hereof.

          11. TRUSTEE'S FEES AND INDEMNIFICATION. All fees (as may from time to time be agreed in writing by the Trustee and Lakes) and reasonable expenses and disbursements of the Trustee for its services hereunder and under the Pledge and Security Agreement, shall be paid by Lakes. Company and Lakes, jointly and severally, hereby agree to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, including legal or other fees arising out of or in connection with its entering into this Agreement and the Pledge and Security Agreement and carrying out its duties hereunder or thereunder, including the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader. The Trustee shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection with this Agreement or the Pledge and Security Agreement, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that the Trustee shall not be indemnified against any loss, liability or expense arising out of its bad faith, gross negligence or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Trustee.

          12. INSPECTION. All funds or other property held as part of the Trust Estate shall at all times be clearly identified on the Trustee's accounts as being held by the Trustee hereunder. Any party hereto may at any time during the Trustee's business hours (with reasonable notice) inspect any records or reports relating to the Trust Estate.

          13. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered, (ii) when receipt is automatically acknowledged if transmitted by telecopy, electronic or digital transmission method, (iii) the day after it is sent, if sent for next day delivery to an address within the United States and Puerto Rico by recognized overnight delivery service (E.G. Federal Express),
(iv) the third day after it is sent, if sent for next day delivery to any other address by recognized international delivery service, and (v) and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

               (a)  If to Lakes or the Representative:

                              GCI Lakes, Inc.
                              130 Cheshire Lane
                              Minnetonka, Minnesota 55305
                              Attn:  Chairman of the Board
                              Telecopy:  (612) 449-8509

                    with a copy to:

                              Maslon Edelman Borman & Brand, LLP
                              3300 Norwest Center
                              90 South Seventh Street
                              Minneapolis, Minnesota  55402
                              Attn:  Neil I. Sell
                              Telecopy: (612) 672-8397

               (b)  If to Company or Indemnitee's Agent:

                              Grand Casinos, Inc.
                              3930 Howard Hughes Parkway, 4th Floor
                              Las Vegas, Nevada 89109
                              Attn:  General Counsel
                              Telecopy:  (702) 699-5179

                    with a copy to:




               (c)  If to the Trustee:



          14. NON-EXCLUSIVE REMEDY. Company and Lakes agree and acknowledge that the Trust Estate shall not be Company's exclusive method of receiving indemnification from Lakes pursuant to the Agreements and Lakes shall be and remain in all respects personally liable for all Indemnification Obligations and each liability may be enforced by any lawful means.

          15. MODIFICATION: WAIVER. Subject to applicable law, this Agreement may be amended, modified or supplemented, with respect to any of the terms contained herein, only by written agreement of the parties and the rights, remedies, immunities and benefits created hereby or arising hereunder in favor of any person may be waived by it only by and instrument in writing signed by it. No such right, remedy, immunity or benefit shall be deemed waived by reason of such person's failure to act, oral statements or course of conduct, including any grant of a waiver on a different or prior occasion.

          16. INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.

          17. ASSIGNMENT. This Agreement, and the rights, interests and obligations hereunder, shall not be assigned by Lakes (whether by operation of law or otherwise) without the prior written consent of Company. Subject to the foregoing provisions of this Section 17, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          18. GOVERNING LAW. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of New York (without reference to the choice of law provisions).

          19. INTEREST IN TRUST ESTATE. Lakes has no interest in the Trust Estate except only as to any property which has been released from the Trust Estate and delivered to Lakes after the Termination Date as herein provided, effective upon such release and delivery.

          20. SEVERABILITY. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment; PROVIDED, HOWEVER, that nothing in this Section 20 shall be deemed to limit or otherwise modify the Trustee's rights under Sections 10, 11 and 21 hereof.

          21. ARBITRATION. The parties hereto agree that any dispute, controversy or disagreement between the parties related to the obligations of the parties under this Agreement in respect of which resolution cannot be reached shall be submitted for mediation and final and binding arbitration in accordance with Section 9.14 of the Distribution Agreement, including Section 9.14(c) thereof regarding the parties' ability to seek specific performance or injunctive relief thereof.

          Notwithstanding anything in the preceding paragraph of this Section 21 to the contrary, the parties shall have the right to submit to a court, in accordance with the following provisions of this Section 21, (i) any claim asserted by the Trustee, in its personal capacity, for the payment of fees, expenses, disbursements or indemnification due to the Trustee under Section 14 hereof (or due under any indemnity given to the Trustee pursuant to Section 14 hereof), (ii) any claim asserted against the Trustee personally, seeking damages or other relief against the Trustee (and not for purposes of binding the Trust Estate) based on or relating to any alleged breach of any duty or other actionable conduct of the Trustee, and (iii) any claim asserted by or against the Trustee personally (and not for purposes of binding the Trust Estate) otherwise relating in any manner to the rights, immunities and benefits granted to the Trustee under Sections 12, 13 and 14 hereof (each of the claims described in the foregoing clauses (i), (ii) and (iii) is a "TRUSTEE CLAIM"); and, with respect to solely to such claims:

               (a) No party shall be obligated or entitled to submit any Trustee Claim to arbitration or be bound by any arbitrator's award that might in any manner relate to any Trustee Claim;

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY TRUSTEE CLAIM MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS FOR PURPOSES OF ADJUDICATION OF ANY TRUSTEE CLAIM. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION FOR PURPOSES OF ADJUDICATION OF ANY TRUSTEE CLAIM. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY NEW YORK LAW.

               (c) EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY TRUSTEE CLAIM AND AGREES THAT ANY TRUSTEE CLAIM SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE PLEDGE AND

SECURITY AGREEMENT OR ANY PROVISION HEREOF OR THEREOF, INSOFAR AS IT MAY CREATE A DEFENSE TO ANY TRUSTEE CLAIM. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE PLEDGE AND SECURITY AGREEMENT.

          22. REMEDIES CUMULATIVE. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

          24. SPECIMEN SIGNATURE. Each person at any time appointed as the Representative or the Indemnitee's Agent shall present a specimen signature to the Trustee within a reasonable time.

                             [Signature page to follow]

                                                                       EXHIBIT M

                                        "Company"


                                        GRAND CASINOS, INC.,
                                        a Minnesota corporation



                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        "Lakes"

                                        GCI LAKES, INC,
                                        a Minnesota corporation



                                        By:
                                           Name:
                                           Title:


                                         "Trustee"

                                        [NAME OF TRUSTEE],
                                        a [national banking association]



                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                                                      EXHIBIT N

                        PLEDGE AND SECURITY AGREEMENT

          This PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of [__________ ___], 1998, is entered into by GCI LAKES, INC., a Minnesota corporation ("DEBTOR"), and [____________], a [_____________], as Trustee
under the Trust Agreement described below ("TRUSTEE"), in favor of Grand Casinos, Inc., a Minnesota corporation ("SECURED PARTY").

                                 RECITALS

          A. Debtor and Secured Party are parties to a Distribution Agreement, dated as of [__________ ___], 1998, and certain ancillary agreements thereto (collectively, the "DISTRIBUTION AGREEMENT").

          B. Debtor, Secured Party, Hilton Hotels Corporation, a Delaware corporation, Gaming Co., Inc., a Delaware corporation, and Gaming Acquisition Corporation, a Minnesota corporation, are parties to an Agreement and Plan of Merger, dated as of June 30, 1998 (the "MERGER AGREEMENT" and, together with the Distribution Agreement, the "AGREEMENTS").

          C. The Agreements provide that Debtor shall indemnify, save and hold harmless Secured Party and certain of its related parties, with respect to certain matters upon the terms and subject to the conditions provided in the respective Agreements and that as security therefor (and not in lieu thereof) a trust estate shall be established for the protection of Secured Party, its affiliates and subsidiaries.

          D. Pursuant to, and as a condition of, the Merger Agreement, (i) Debtor and Secured Party have entered into a Trust Agreement with Trustee, as Trustee, dated as of [__________ ___], 1998 (as from time to time amended, the "TRUST AGREEMENT"), under which Trustee owns and holds in trust, as set forth in the Trust Agreement, the Trust Estate (as defined in the Trust Agreement), and (ii) Debtor and Trustee are executing and delivering to Secured Party this Agreement.

                                 AGREEMENT

          In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Secured Party and Debtor, intending to be legally bound, hereby agree as follows:

                                 ARTICLE I.

                      DEFINITIONS AND ACCOUNTING TERMS

          Section 1.1. TRUST AGREEMENT DEFINITIONS. The following terms shall have the meanings assigned to them in the Trust Agreement:

          "Cash Equivalents"
          "Initial Trust Estate"
          "Trust Estate"

          Section 1.2. U.C.C. DEFINITIONS. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as in effect in the State of New York on the date of the Merger Agreement (the "UCC").

          Section 1.3. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "AGREEMENT TO PAY" means the agreement to pay an amount of $30,000,000 executed by Debtor in favor of Trustee, which agreement to pay comprises part of the Trust Estate.

          The "AGREEMENTS" is defined in Recital B of this Agreement.

          This "AGREEMENT" means this Pledge and Security Agreement.

          "CASH COLLATERAL ACCOUNT" means the bank or other account into which cash portions of the Trust Estate are to be deposited pursuant to and in accordance with the terms of the Trust Agreement.

          "COLLATERAL" is defined in SECTION 2.1 of this Agreement.

          "COLLATERAL AGREEMENT" is defined in Recital B of this Agreement.

          "TRUST AGREEMENT" is defined in Recital C of this Agreement.

          "DEBTOR" is defined in the Preamble of this Agreement.

          "DEBTOR COLLATERAL" is defined in SECTION 2.1 of this Agreement.

          "DISTRIBUTION AGREEMENT" is defined in Recital A of this Agreement.

          "EVENT OF DEFAULT" means any of the following events: (i) Debtor's failure to pay any Secured Obligation (other than any obligations under the Agreement to Pay) when due, and such failure continues for five calendar days after either (A) it is acknowledged in writing by Debtor or (B) such Secured Obligation is determined to be due and payable in arbitration proceedings conducted in accordance with SECTION 21 of the Trust Agreement or by order of a court of competent jurisdiction; (ii) Debtor's failure to pay any obligation under the Agreement to Pay when due (iii) any representation or warranty made by Debtor in this Agreement proves to have been inaccurate in any material respect when made, and such inaccuracy continues for 10 calendar days after written notice thereof is given to Debtor by Secured Party; (iv) Debtor and/or Trustee fails to perform or observe any term, covenant or agreement contained in the Trust Agreement or this Agreement, and such failure continues for 10 calendar days after either (A) it is acknowledged in writing by Debtor or Trustee or (B) such failure is determined to have occurred and such term, covenant or agreement is determined to be enforceable in arbitration proceedings conducted in accordance with SECTION 21 of the Trust Agreement or by order of a court of competent jurisdiction; (v) Debtor admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (vi) any proceeding is instituted by or against Debtor seeking an order for relief under the United States Bankruptcy Code or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property under any law relating to bankruptcy, insolvency, liquidation or reorganization or relief of debtors and either (A) any such relief in any such proceeding is sought or consented to by Debtor or an order for any such relief is entered against Debtor, or (B) any such proceeding instituted against Debtor remains undismissed and unstayed for a period of 60 calendar days; (vii) Debtor takes any corporate action to authorize any of the actions described in clause (vi) above; (viii) any provision of the Trust Agreement or this Agreement for any reason ceases to be valid and binding on Debtor and/or Trustee in any respect materially adverse to Secured Party or the holders of Secured Obligations, and a valid and binding reasonably equivalent substitute is not offered to Secured Party, to be held in trust as part of the Trust Estate, within 10 calendar days after written notice thereof is given by Secured Party; (ix) Debtor repudiates or purports to revoke or terminate, in any material respect, any of its obligations under the Trust Agreement or this Agreement, and such event continues for 10 calendar days after written notice thereof is given to Debtor by Secured Party; or (x) this Agreement for any reason does not create or this Agreement ceases to create a valid and perfected first priority security interest in any property described herein as part of the Collateral, and such event continues for 10 calendar days after written notice thereofis given to Debtor and Trustee by Secured Party.

          "LIEN" means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, assignment, deposit arrangement or encumbrance of any kind in respect of any asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital or finance lease or other title retention agreement relating to such asset.

          "MERGER AGREEMENT" is defined in Recital B of this Agreement.

          "PROCEEDS" includes (i) any and all payments, dividends, cash, options, warrants, rights, instruments and other property of any type or nature at any time received, receivable or otherwise distributed, voluntarily or involuntarily, on account of, in respect of or in replacement, substitution or exchange for any item of Collateral or upon the collection, sale, or other disposition of any item of Collateral; (ii) any and all insurance or payments under any indemnity, warranty or guaranty now or hereafter payable in respect of any item of Collateral or any proceeds thereof or any loss relating thereto; (iii) any and all claims against any person or entity based on or in any respect relating to or arising from any item of Collateral; (iv) any and all "proceeds" of any Collateral, as the term "proceeds" is used in the UCC; and
(v) any and all property and interests in property acquired with or in exchange for any of the foregoing.

           "SECURED OBLIGATIONS" means (i) each and all present and future indemnities, liabilities and obligations of every type and description of Debtor at any time arising under, pursuant to or in respect of (A) the Merger Agreement, (B) the Distribution Agreement; (C) this Agreement, or (D) the Trust Agreement (in each case whether now outstanding or hereafter arising or incurred, whether sole, joint, several, or joint and several) and (ii) each and all present and future indemnities, liabilities and obligations of every type and description of Trustee at any time arising under, pursuant to or in respect of the Trust Agreement (in each case whether now outstanding or hereafter arising or incurred, whether sole, joint, several, or joint and several) and, in each case, all costs and expenses incurred by Secured Party in asserting, collecting, enforcing or protecting its security interest in any Collateral in any bankruptcy case or insolvency proceeding to which Debtor may be party and all collection costs and enforcement expenses incurred by Secured Party in retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on any Collateral or otherwise exercising or enforcing any of its rights or remedies hereunder, together with Secured Party's reasonable attorneys' fees and disbursements and court costs related thereto.

          "SECURED PARTY" means the person identified as such in the preamble of this Agreement and any of its successors or assigns.

          "SECURITIES ACT" is defined in SECTION 6.5 of this Agreement.

          "TRUSTEE" means the person identified as such in the preamble of this Agreement, acting as Trustee under the Trust Agreement, and any successor Trustee thereunder.

          "TRUSTEE COLLATERAL" is defined in SECTION 2.1 of this Agreement.

                                   ARTICLE II.

                         SECURITY INTEREST AND COLLATERAL

          Section 2.1.   CREATION OF SECURITY INTEREST.

          (a) DEBTOR COLLATERAL. As security for the due and punctual payment and performance of each and all of the Secured Obligations, Debtor hereby irrevocably grants Secured Party a security interest in all right, title and interest of Debtor, to the extent Debtor has any such right, title or interest, in, to, under or derived from the following property (collectively, the "DEBTOR COLLATERAL"), in each case whether now owned or hereafter acquired by Debtor and wherever located:

          (1)  CASH, CASH EQUIVALENTS AND OTHER ASSETS OF THE TRUST ESTATE:
          All cash, Cash Equivalents and other property of every type and description now or at any time hereafter constituting part of the Trust Estate or required by the terms of the Trust Agreement to constitute part of the Trust Estate;

          (2) INTEREST IN THE TRUST ESTATE OR UNDER THE TRUST AGREEMENT: All rights and interests of every type and description, whenever and however arising, in or to the Trust Estate or in, to or under the Trust Agreement (including, without limitation, the Agreement to Pay); and

          (3) PROCEEDS: All Proceeds, except Proceeds that have been released from the Trust Estate and delivered to Debtor pursuant to the Trust Agreement.

          (b) TRUSTEE COLLATERAL. As security for the due and punctual payment and performance of each and all of the Secured Obligations, Trustee hereby irrevocably grants Secured Party a security interest in all right, title and interest of Trustee, in, to, under or derived from the following property (collectively, the "TRUSTEE COLLATERAL" and, together with the Debtor Collateral, the "COLLATERAL"), in each case whether now owned or hereafter acquired by Debtor and wherever located:

          (4)  CASH, CASH EQUIVALENTS AND OTHER ASSETS OF THE TRUST ESTATE:
          All cash, Cash Equivalents and other property of every type and description now or at any time hereafter constituting part of the Trust Estate or required by the terms of the Trust Agreement to constitute part of the Trust Estate;

          (5) INTEREST IN THE TRUST ESTATE OR UNDER THE TRUST AGREEMENT: All rights and interests of every type and description, whenever and however arising, in or to the Trust Estate or in, to or under the Trust Agreement (including, without limitation, the Agreement to Pay); and

          (6) PROCEEDS: All Proceeds, except Proceeds that have been released from the Trust Estate and delivered to Debtor pursuant to the Trust Agreement.

          Section 2.2. DELIVERY OF INSTRUMENTS; DEPOSIT OF FUNDS. All stock certificates, notes, bonds, debentures and other instruments, if any, constituting Collateral shall be delivered to and held by Secured Party, without any notice from or demand by Secured Party, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank or with appropriate endorsements, in form and substance satisfactory to Secured Party. All cash (including Proceeds in the form of cash) constituting Collateral shall be deposited (in a manner acceptable to Secured Party) in the Cash Collateral Account, to be held by Secured Party, without notice from or demand, by Secured Party.

          Section 2.3. FURTHER ASSURANCES. Each of Debtor and Trustee will promptly (and in no event later than five days after request by Secured Party) execute and deliver, and use its reasonable best efforts to obtain from others, any and all instruments, certificated securities and documents (including, without limitation, assignments, transfer documents and transfer notices, financing statements and other lien notices), in form and substance satisfactory to Secured Party, and take all other actions (including, without limitation, the deposit of funds) which are necessary or, in the good faith judgment of Secured Party, desirable or appropriate to create, perfect, protect, or enforce Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to effect or to assure further the purposes and provisions of this Agreement, and Debtor will pay all costs related thereto and all reasonable expenses incurred by Secured Party in connection therewith.

          Section 2.4. SURVIVAL OF SECURITY INTEREST. Except as otherwise required by law, the security interest granted hereby shall, except as to property released from the Trust Estate and delivered to or for account of Debtor by Trustee pursuant to, and in accordance with, the Trust Agreement, (i) remain enforceable as security for any and all Secured Obligations, whether now outstanding or created or incurred at any future time, until all of the Secured Obligations have been indefeasibly paid, retired and discharged in full, and
(ii) survive any sale, exchange or other disposition by Debtor or Trustee of its interest in any Collateral and remain enforceable against each transferee and subsequent owner of such interest (to the fullest extent permitted under applicable law), even if such sale, exchange or other disposition is permitted at the time under the Trust Agreement.

          Section 2.5. REINSTATEMENT. If at any time any payment on any Secured Obligation is set aside, avoided, or rescinded or must otherwise be restored or returned, this Agreement and the security interest created hereby shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of Debtor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

          Section 3.1. REPRESENTATIONS AND WARRANTIES. Each of Debtor and Secured Party represents and warrants, severally and not jointly, that with respect to itself only:

          (a) Debtor's chief executive office is located in Hennepin County, Minnesota. Trustee's chief executive office is located in __________,
__________.

          (b) It at all times is (or, as to any item of Collateral acquired after the date hereof, will be) the sole legal and beneficial owner of all Collateral reflected on its books and records as belonging to it and has exclusive possession and control thereof free and clear of any and all Liens, subject to the Trust Agreement and this Agreement and the interests, possession and control granted thereunder. No financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral, any portion thereof, or any proceeds thereof, exists or is on file in any public office, except as may have been filed in favor of Secured Party.

          (c) Except for the UCC, neither it nor any Collateral purported to be granted by it is subject to any requirement of law or contractual obligation which prohibits, restricts, or limits the execution, delivery or performance of this Agreement or the creation, perfection or enforcement of the security interest purported to be created hereby.

          (d)  Debtor's United States federal taxpayer identification number is:
[__________]. Trustee's United States federal taxpayer identification number is: [__________].

          (e) It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and in good standing in each jurisdiction where its assets are located or its operations are conducted, except where the failure to be so qualified could not reasonably be expected to cause a change that would be material and adverse to it or to Secured Party's rights under this Agreement.

          (f) It has the corporate power to execute, deliver and perform its obligations under the Trust Agreement and this Agreement.

          (g) Its execution, delivery and performance of each of the Trust Agreement and this Agreement (i) have been duly authorized by all necessary action of its board of directors, (ii) do not contravene its certificate or articles of incorporation or by-laws or any other governing document, and (iii) do not and will not result in or require the creation of any Lien (other than pursuant to the Trust Agreement and this Agreement) upon any of its property or assets.

          (h) No authorization or approval or other action by, and no notice to or filing with, any governmental officer, department, agency or authority is required for the due execution, delivery and performance by it of each of the Trust Agreement and this Agreement, except the filing of required financing statements, if any, to perfect Secured Party's security interest which have been duly filed.

          (i) Each of the Trust Agreement and this Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with its respective terms, subject to applicable laws generally affecting the enforcement of creditors' rights.

          (j) Its execution, delivery and performance of each of the Trust Agreement and this Agreement (i) does and will comply with all applicable laws,
(ii) does and will comply with, and does not and will not conflict with, constitute a breach of or give rise to any Lien, default, event of default or other adverse consequence under, any note, indenture, undertaking, agreement or other contractual obligation that is binding upon Debtor or secured by or enforceable against any property of Debtor, except for such conflicts, breaches, Liens, defaults, events of default or other adverse consequences that could not, individually or in the aggregate, have a material adverse effect on Debtor or, with respect to the Secured Party, on Secured Party's rights under this Agreement.

          (k) Secured Party holds an enforceable and perfected first Lien in the Collateral. No other Liens are outstanding against the Collateral.

                                  ARTICLE IV.
                                   COVENANTS

          Section 4.1. COVENANTS. Each of Debtor and Trustee covenants and agrees that so long as the security interest created hereby remains outstanding and/or so long as required by the Trust Agreement:

          (a) As and when required by the Trust Agreement, it will (i) deliver to Secured Party each instrument and certificated security included in the Collateral as set forth in Article II and (ii) deposit in the Cash Collateral Account all cash (including Proceeds in the form of cash) constituting Collateral included in the Collateral as set forth in Article II or required to be deposited or otherwise delivered to the Secured Party pursuant to the terms of this Agreement or the Trust Agreement.

          (b) It will (i) notify, in a reasonably prompt manner, the Secured Party of any change in its name, identity or corporate structure, or in the location of its chief executive office, or (ii) not keep any tangible Collateral or any records relating to any Claim owned by it, or permit or suffer any such Collateral or records to be moved, to any other location unless (in each case) an appropriate financing statement has been filed in the proper office and in the proper form, and all other requisite actions have been taken, to perfect or continue the perfection (without loss of priority) of Secured Party's security interest in the Collateral.

          (c) It will defend, at Debtor's expense, the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

          (d) It will not encumber, sell, exchange or otherwise dispose of any item of Collateral or any interest therein, or permit or suffer any such item to be encumbered, sold, exchanged or otherwise disposed of, unless (i) such action is permitted at the time under the Trust Agreement and (ii) it makes all payments on account of the Secured Obligations required to be made therefrom, or in exchange or substitution therefor, and it takes all other actions required to be taken in connection therewith, under the Trust Agreement.

          (e) Secured Party is hereby authorized to file one or more financing statements or fixture filings, and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of Debtor or Trustee where permitted by law. A copy of this Agreement may be filed as a financing statement wherever permitted by law.

          (f) Secured Party may at any time (but shall not be obligated to) (i) perform any of the obligations of Debtor or Trustee under this Agreement if Debtor or Trustee fails to perform such obligation within five calendar days after written demand by Secured Party and (ii) make any payments and do any other acts Secured Party may deem necessary or desirable to protect its security interest in the Collateral, including, without limitation, the right to pay, purchase, contest or compromise any Lien that attaches or is asserted against any Collateral and to appear in and defend any action or proceeding relating to the Collateral, and Debtor will promptly reimburse Secured Party for all payments made by Secured Party in doing so, together with interest thereon at the judgment rate and all costs and expenses related thereto as set forth in SECTION 9.10.

                                   ARTICLE V.
                           INTEREST AND DISTRIBUTIONS

          Section 5.1. DISTRIBUTIONS AND PAYMENTS. Trustee shall be entitled to hold as part of the Trust Estate, subject to the Trust Agreement, all income, interest or distributions from cash, Cash Equivalents and all Proceeds, provided that such income, interest or distributions shall be pledged as Collateral hereunder.

                                  ARTICLE VI.
                             DEFAULTS AND REMEDIES

          Section 6.1. REMEDIES. Upon and at any time after the occurrence of any Event of Default, and from time to time on each occasion when an Event of Default has occurred and is continuing, Secured Party may exercise and enforce each and all of the rights and remedies available to a secured party upon default under the UCC or other applicable law.

          (a) Secured Party may cause any or all instruments or investment securities, if any, constituting part of the Trust Estate to be transferred into Secured Party's name and exercise and enforce any or all of the rights, interests, privileges and remedies of a holder against the issuer thereof, as freely and fully as if Secured Party were the absolute owner but as a secured party and as part of the Trust Estate.

          (b) Secured Party may sell or otherwise dispose of any or all of the Collateral or any part thereof in one or more parcels and from time to time in any quantity or portion and on any number of occasions, at a public sale or in a private sale or transaction, on any exchange or market or at Secured Party's offices or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law.

          (c) Debtor agrees that at least 10 calendar days' written notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall be commercially reasonable. The giving of notice of any such sale or other disposition shall not obligate Secured Party to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

          Section 6.2. REMEDIES CUMULATIVE. Secured Party may exercise and enforce each right and remedy available to it upon the occurrence of an Event of Default either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of Secured Party or any holder of any Secured Obligation against any person, entity or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

          Section 6.3. SURPLUS: DEFICIENCY. Any surplus proceeds of any sale or other disposition of Collateral by Secured Party remaining after all the Secured Obligations are indefeasibly paid in full and discharged shall be paid over to Debtor or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, except that if any contingent, unliquidated or unmatured Secured Obligation then remains outstanding, such surplus proceeds may be retained by Secured Party and held as Collateral until such time as all outstanding Secured Obligations have been determined, liquidated and indefeasibly paid in full and discharged. Debtor shall be and remain liable for any deficiency.

          Section 6.4. NO RECOURSE TO TRUSTEE. As to Trustee only (without in any way affecting Secured Party's rights as to Debtor), upon and Event of Default, Secured Party shall look solely to the Collateral, and not to Trustee's other assets or property, for relief and Secured Party shall have no recourse to any of Trustee's other assets or property.

                                     ARTICLE VII.
                                  THE SECURED PARTY

          Section 7.1. NO LIABILITY. Secured Party makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to any holder of any Secured Obligations as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or as to the creation, perfection, priority or enforceability of any security interest granted hereunder or as to the existence, ownership, quality, condition, value or sufficiency of any Collateral or as to any other matter whatsoever.

          Section 7.2. HOLDERS BOUND. Except where the consent of others may be required pursuant to the express provisions of the Trust Agreement, any modification, amendment, waiver, termination or discharge of any security interest, right, remedy, power or benefit conferred upon Secured Party hereby that is effectuated in a writing signed by Secured Party shall be binding upon all holders of Secured Obligations if it is authorized in the Trust Agreement.

          Section 7.3. DUTY OF CARE. Neither Secured Party nor any director, officer, employee, attorney or agent of Secured Party shall be obligated to care for the Collateral hereunder or to collect, enforce, vote, or protect the Collateral or any rights or interests of Debtor related thereto or to preserve or enforce any rights which Debtor or any other Person may have against any third party, except only that Secured Party shall exercise reasonable care in physically safekeeping any item of Collateral that was delivered into Secured Party's possession. Secured Party shall be deemed to have exercised such reasonable care if the Collateral is accorded treatment substantially equal to that which Secured Party accords to its own property or if it selects, with reasonable care, a custodian or agent to hold such Collateral for Secured Party's account.

                                ARTICLE VIII.
                           EXONERATION AND WAIVERS

          Section 8.1. RIGHTS AND INTERESTS NOT PREJUDICED, AFFECTED OR IMPAIRED. None of (i) the security interests granted hereby, (ii) the trusts and interests created under the Trust Agreement, (iii) any power, privilege, right or remedy of Secured Party relating thereto, or (iv) the beneficial interest of Secured Party and other holders of Secured Obligations therein and thereunder shall at any time in any way be prejudiced, affected or impaired by any act or failure to act on the part of Debtor or by any act or failure to act on the part of Trustee or Secured Party or any other holder of Secured Obligations or by any breach or default by any of them in the performance or observance of any promise, covenant or obligation enforceable by Debtor, regardless of any knowledge thereof that Trustee or Secured Party or any such other holder may have or otherwise be charged with.

          (a) Without in any way limiting the generality of the foregoing, Secured Party and each other holder of any Secured Obligations may at any time and from time to time without incurring any responsibility or liability to Debtor or Trustee and without in any manner prejudicing, affecting or impairing any such security interest, trust, interest, power, privilege, right or remedy or the obligations of Debtor or Trustee to Secured Party and the other holders of Secured Obligations:

                    (i) Make loans and advances to Debtor, or issue, guaranty or obtain letters of credit for account of Debtor or otherwise extend credit to Debtor, in any amount and without any limitation or restriction whatsoever, on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or Event of Default or failure of condition is then continuing;

                    (ii) Change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend, refinance, release or discharge, any Secured Obligation or any other indebtedness or liability of Debtor or Trustee or any agreement, guaranty, lien or obligation of Debtor or Trustee or any other person or entity in any manner related thereto, or otherwise amend, supplement or change in any manner any Secured Obligation or any such indebtedness or liability or any such agreement, guaranty, lien or obligation;

                    (iii) In any manner modify, transform, change, refinance, replace, reclassify, subordinate or recharacterize any such indebtedness or liability;

                    (iv) Without the consent of or notice to Debtor or Trustee, release or discharge any guaranty or any other Lien, right, remedy or claim against any person or entity;

                    (v) Without the consent of or notice to Debtor or Trustee, take or fail to take any collateral security for any Secured Obligation or take or fail to take any action which may be necessary or appropriate to ensure that any lien upon any property securing any Secured Obligation is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Secured Obligation;

                    (vi) Without the consent of or notice to Debtor or Trustee, release, discharge or permit the lapse of any or all Liens upon any property at any time securing any Secured Obligation;

                    (vii) Without the consent of or notice to Debtor or Trustee (except as required by applicable law), exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against Debtor or Trustee or in respect of the Collateral or the Trust Estate or any other collateral security or any other person, entity or property in respect of any Secured Obligation or Lien securing any Secured Obligation or any right under this Agreement or the Trust Agreement; or

                    (viii) Without the consent of or notice to Debtor or Trustee, sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any Lien securing any Secured Obligation.

          (b) No exercise, delay in exercising or failure to exercise any right arising under this Agreement or the Trust Agreement, no act or omission of Secured Party or any other holder of any Secured Obligation in respect of Debtor or any other person or entity or the Collateral or the Trust Estate or any other collateral security for any Secured Obligation or any right arising under this Agreement or the Trust Agreement, no change, impairment, or suspension of any right or remedy of Secured Party or any other holder of any Secured Obligation, and no other act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of the obligations of Debtor or Trustee shall in any way affect, decrease, diminish or impair any of the obligations of Debtor or Trustee under this Agreement or give Debtor or any other person or entity any recourse or defense against Secured Party or any other holder of Secured Obligations in respect of any security interest, trust, interest, power, privilege, right or remedy arising under this Agreement or the Trust Agreement.

                                 ARTICLE IX.
                          MISCELLANEOUS PROVISIONS

          Section 9.1. NOTICES. All notices, requests, approvals, consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be given in the manner specified and to the addresses set forth in SECTION 13 of the Trust Agreement.

          Section 9.2. HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

          Section 9.3. CHANGES. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 9.4. DEBTOR REMAINS LIABLE. Debtor shall remain liable under all contracts and agreements, if any, included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise or enforcement by Secured Party of any of its rights and remedies under this Agreement or in respect of the Collateral shall not release Debtor from any of its duties or obligations under any such contracts or agreements. Neither Secured Party nor Trustee shall be obligated to perform any such duties or obligations or shall be liable for any breach thereof.

          Section 9.5. NO WAIVER. No failure by Secured Party to exercise, or delay by Secured Party in exercising, any power, right or remedy under this Agreement shall operate as a waiver thereof. No waiver by Secured Party shall be effective unless given in a writing signed by it. No waiver so given shall operate as a waiver in respect of any other matter or in respect of the same matter on a future occasion. Acceptance of or acquiescence in a course of performance in respect of this Agreement shall not waive or affect the construction or interpretation of the terms of this Agreement even if the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 9.6. ENTIRE AGREEMENT. This Agreement and the Trust Agreement are intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms and conditions related to the subject matter thereof.

          Section 9.7. SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in any other application, shall not be in any way affected or impaired thereby and such other provisions and applications shall be enforceable to the fullest extent lawful.

          Section 9.8. POWER OF ATTORNEY. Each of Debtor and Trustee hereby appoints and constitutes Secured Party or any delegate, nominee or agent acting for Secured Party as Debtor's and Trustee's attorney-in-fact with the power and authority (but not the duty), in the name of Debtor or Trustee or in the name of Secured Party or such delegate, nominee or agent, to (i) execute, deliver and file such financing statements, agreements, deeds and writings as Debtor or Trustee is required to execute, deliver or file hereunder, (ii) endorse, collect or transfer any item of Collateral which Debtor or Trustee is required to endorse, collect or transfer hereunder or which Secured Party is permitted to endorse, collect or transfer hereunder, (iii) make any payments or take any action under SECTION 2.3 or SECTION 4.1(f), (iv) take any other action required of Debtor or Trustee or permitted to Secured Party hereunder, and (v) take any action reasonably necessary or incidental to any of the foregoing. This power of attorney is coupled with an interest and is irrevocable as to Debtor and Trustee. Secured Party shall have no duty whatsoever to exercise any power herein granted it.

          Section 9.9. COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

          Section 9.10. COSTS AND EXPENSES; INDEMNIFICATION. Debtor hereby agrees (i) to pay or reimburse Secured Party for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and court costs) incurred in connection with or as a result of the exercise or enforcement by Secured Party of any right or remedy available to it or the protection or enforcement of Secured Party's interest in the Collateral in any bankruptcy case or insolvency proceeding and (ii) to indemnify Secured Party for, and defend and hold it harmless against, any loss, liability or expense incurred by it in connection with its entering into this Agreement or carrying out any of its duties or exercising any of its rights hereunder, on the terms and subject to the limitations set forth in SECTION 11 of the Trust Agreement.

          Section 9.11. GOVERNING LAW; ARBITRATION; LIMITATION OF LIABILITY; WAIVER OF BOND.

          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          (b) ARBITRATION. The parties hereto agree that any dispute, controversy or disagreement between the parties related to the obligations of the parties under this Agreement in respect of which resolution cannot be reached shall be submitted for mediation and final and binding arbitration in accordance with Section 9.14 of the Distribution Agreement, including Section 9.14(c) thereof regarding the parties' ability to seek specific performance or injunctive relief thereof.

          (c) LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY DEBTOR OR TRUSTEE AGAINST SECURED PARTY OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF SECURED PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND DEBTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW

ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

          (d) WAIVER OF BOND. EACH OF DEBTOR AND TRUSTEE WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF SECURED PARTY IN CONNECTION WITH THE ENFORCEMENT OF ANY OF ITS REMEDIES HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY ORDER OR WRIT FOR REPLEVIN OR DELIVERY OF POSSESSION OF ANY COLLATERAL.

          Section 9.12. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and enforceable against Debtor and its successors and assigns. This Agreement is binding upon and enforceable against Trustee and its successors and assigns. This Agreement shall inure to the benefit of and may be enforced by Secured Party and its successors and assigns and each and every other person or entity which at any time holds or is entitled to enforce any of the Secured Obligations and each of their respective heirs, representatives, successors and assigns. Trustee reserves the right to resign as Trustee under the Trust Agreement, in the manner and with the effect set forth in SECTION 10(f) and 10(g) thereof.

                             [signature page to follow]

          IN WITNESS WHEREOF, the parties have caused this Pledge and Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       "DEBTOR"
                                       GCI LAKES, INC., a Minnesota corporation


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       "SECURED PARTY"
                                       GRAND CASINOS, INC., a Minnesota
                                       corporation


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       "TRUSTEE"
                                       [_________], a [__________],
                                       as Trustee


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title: